Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

TO

CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of November 1, 2018 (this “Amendment”), by and among FIRST HUNTINGDON FINANCE CORP. (the “Borrower”), TOLL BROTHERS, INC. (the “Company”), the other Subsidiaries of the Company party hereto, all of the Existing Lenders under the Credit Agreement, the New Term Lenders (as defined below) and SunTrust Bank, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, and by Amendment No. 2, dated as of August 2, 2016, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Company, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the existing Lenders under the Credit Agreement identified on Schedule 1 (the “Existing Lenders”) and the other Lenders identified on Schedule 1 hereto (such other Lenders, the “New Lenders”) provide additional Term Loan Commitments to the Borrower (the “Additional Term Loan Commitments”) in an aggregate principal amount equal to $335,000,000 (the “2018 Additional Term Loans” and each such Lender providing 2018 Additional Term Loans, a “2018 Additional Term Loan Lender”);

WHEREAS, each 2018 Additional Term Loan Lender agrees, severally and not jointly, upon the terms and subject to the conditions set forth herein, to extend 2018 Additional Term Loans to the Borrower pursuant to the Credit Agreement, in each case in the principal amount of the Additional Term Loan Commitments set forth opposite such 2018 Additional Term Loan Lender’s name on Schedule 1 hereto, which 2018 Additional Term Loans shall, immediately upon the Amendment No. 3 Effective Date (as defined below), be combined with all outstanding Term Advances to form a single Term Advance under the Credit Agreement;

WHEREAS, concurrently with the incurrence of the 2018 Additional Term Loans, the Borrower shall use a portion of the proceeds of the 2018 Additional Term Loans to prepay (i) $5,000,000 aggregate principal amount of Term Loans held by The Bank of New York Mellon and (ii) $30,000,000 aggregate principal amount of Term Loans held by Beneficial Bank, in each case, plus all accrued and unpaid interest (if any) due thereon (the “Amendment No. 3 Term Loan Prepayment”)

WHEREAS, on the Amendment No. 3 Effective Date, after giving effect to this Amendment, the incurrence of the 2018 Additional Term Loans and the Amendment No. 3 Term Loan Prepayment, the aggregate principal amount of the Term Loan Commitments of the Lenders shall be as forth on Schedule 2 hereto;

WHEREAS, concurrently with the incurrence of the 2018 Additional Term Loans, the Borrower has requested that all of the Existing Lenders and each New Lender agree to amend the Credit Agreement to make the changes set forth on Exhibit A hereto (the “Amendment No. 3 Amendments”) and to permit the Amendment No. 3 Term Loan Prepayment;

WHEREAS, Sections 2.21 and 9.2 of the Credit Agreement permit the Borrower to make the Amendment No. 3 Amendments and the Amendment No. 3 Term Loan Prepayments with the consent of all Lenders under the Credit Agreement (other than any Non-Consenting Lenders);

WHEREAS, the Lenders party hereto constituting all of the Lenders under the Credit Agreement on the date hereof after giving effect to the Amendment No. 3 Term Loan Prepayment have agreed to so amend the Credit Agreement and permit the Amendment No. 3 Term Loan Prepayments;

WHEREAS, (i) SunTrust Bank shall act as the sole lead arranger and sole lead bookrunner in respect of this Amendment, (ii) Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, N.A. and U.S. Bank, National Association shall act as co-syndication agents in respect of this Amendment and (iii) Capital One, National Association shall act as the documentation agent in respect of this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1.	Amendments to the Credit Agreement

Effective as of the Amendment No. 3 Effective Date, (a) the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A and (b) each of the Schedules to the Credit Agreement (other than Schedule 1 thereto) is hereby amended and restated to read as set forth on Exhibit A hereto.

2.	Acknowledgements and Consents.

Pursuant to Sections 2.21 and 9.2 of the Credit Agreement, the Administrative Agent, the Borrower, the Company and each Lender party hereto (constituting all of the Lenders under the Credit Agreement on the date hereof after giving effect to the Amendment No. 3 Term Loan Prepayment) hereby consents to (i) this Amendment, including, without limitation, the amendments set forth in Section 1 hereof and the incurrence of the 2018 Additional Term Loans and (ii) the Amendment No. 3 Term Loan Prepayments.

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3.	Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above, and each 2018 Additional Term Loan Lender shall fund 2018 Additional Term Loans in a principal amount equal to its Additional Term Loan Commitment, when, and only when, each of the following conditions precedent shall have been satisfied (the “Amendment No. 3 Effective Date”):

(a) Executed Counterparts. The Administrative Agent shall have received duly executed counterparts to this Amendment from the Borrower, the Company, each other Loan Party and each Lender;

(b) Copies of the articles or certificate of incorporation of each of the Borrower and the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

(c) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Company, of the by laws and Board of Directors’ resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of this Amendment;

(d) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Company (as applicable) authorized to sign this Amendment, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Company (as applicable);

(e) To the extent requested by the Administrative Agent, copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

(f) To the extent requested by the Administrative Agent, copies, certified by the Secretary or Assistant Secretary of each other Loan Party, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of this Amendment;

(g) An incumbency certificate, executed by the Secretary or Assistant Secretary of each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign this Amendment;

(h) A certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the Amendment No. 3 Effective Date, before and after giving effect to this Amendment (including the incurrence of the 2018 Additional Term Loans), (i) no Default or Unmatured Default has occurred and is continuing, (ii) that all of the representations and warranties in Article VI of the Credit Agreement (as amended by this Amendment) and Section 4 of this Amendment are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects), except to the extent any such representation

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or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date; provided, however, that references therein to the “Credit Agreement” or any other term which includes the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents, waivers and amendments set forth herein and (iii) all financial covenants set forth in Section 7.28 of the Credit Agreement will be satisfied on a pro forma basis for the most recent determination period, after giving effect to such borrowing of 2018 Additional Term Loans as if it occurred on the last day of such determination period;

(i) Fees and Expenses Paid. The Borrower shall have paid (i) all expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (ii) all other fees and expenses in connection with this Amendment that are required to be paid, in each case, to the extent invoiced at least one (1) Business Day prior to the Amendment No. 3 Effective Date;

(j) Opinion of Counsel. The Administrative Agent shall have received executed legal opinions, addressed to the Administrative Agent and the Lenders, and in form and substance reasonably satisfactory to the Administrative Agent, from:

(i) Ballard Spahr LLP, counsel to the Loan Parties and Nevada counsel of the Subsidiaries of the Company;

(ii) John K. McDonald, Esq., general counsel to the Company;

(iii) Timothy Hoban, Esq., California counsel of the Subsidiaries of the Company;

(iv) Mark J. Warshauer, Esq., New Jersey counsel of the Subsidiaries of the Company;

(v) Kenneth J. Greenspan Esq., Pennsylvania counsel of the Subsidiaries of the Company;

(vi) Nowak & Stauch LLP, Texas counsel of the Subsidiaries of the Company;

(vii) Thomas M. Tracy, Esq., Virginia counsel of the Subsidiaries of the Company; and

(viii) Thomas J. Tracy, Esq., North Carolina counsel of the Subsidiaries of the Company.

(k) Solvency Certificate. A solvency certificate signed by the chief financial officer or treasurer of the Company, confirming the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to this Amendment and the incurrence of the 2018 Additional Term Loans on the Amendment No. 3 Effective Date.

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(l) Regulatory Documentation. The Administrative Agent shall have received (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and (ii) to the extent the Borrower or the Company constitute a legal entity customer under 31 C.F.R. § 1010.230, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230, in each case, that has been requested prior to the Amendment No. 3 Effective Date.

(m) Payment of Accrued and Unpaid Interest. The Borrower shall have paid to each Existing Lender holding Term Loans immediately prior to the Amendment No. 3 Effective Date all accrued and unpaid interest on such Term Loans held by such Existing Lender to, but not including, the Amendment No. 3 Effective Date.

(n) Fees. The Borrower shall have paid to the Administrative Agent for the account of (i) each Existing Lender, a consent fee in an amount equal to 0.15% of the aggregate principal amount of Term Loans held by such Existing Lender immediately prior to the Amendment No. 3 Effective Date; provided that, for the sake of clarity, the Term Loans subject to the Amendment No. 3 Term Loan Prepayment shall not be entitled to receive any of the fees contemplated by this clause (i) and (ii) each 2018 Additional Term Loan Lender, an upfront fee in an amount equal to 0.30% of the aggregate principal amount of Additional Term Loans actually provided by such 2018 Additional Term Loan Lender on the Amendment No. 3 Effective Date.

(o) Note. If requested by any 2018 Additional Term Loan Lender, the Borrower shall have executed and delivered to the Administrative Agent a Note payable to such 2018 Additional Term Loan Lender (or its registered assigns).

(p) Ratable Borrowing Notice. The Borrower shall have delivered to the Administrative Agent at least three (3) Business Days prior to the Amendment No. 3 Effective Date a Ratable Borrowing Notice with respect to the Term Loans (or such shorter period as shall be agreed by the Borrower and the Administrative Agent).

Amendment No. 3 Term Loan Prepayment. Concurrently with the incurrence by the Borrower of the 2018 Additional Term Loans, the Borrower shall make the Amendment No. 3 Term Loan Prepayment.

4.	Representations and Warranties

On and as of the Amendment No. 3 Effective Date, after giving effect to this Amendment and the incurrence of the 2018 Additional Term Loans (and the use of proceeds thereof), each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The

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execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law);

(b) each of the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement (as amended by this Amendment) and any other Loan Document is true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of the Amendment No. 3 Effective Date, as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date; provided, however, that references therein to the “Credit Agreement” or any other term which includes the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents, waivers and amendments set forth herein;

(c) no Default or Unmatured Default has occurred, is continuing or existed immediately prior to or will exist immediately after giving effect to this Amendment, the incurrence of the 2018 Additional Term Loans and the transactions contemplated hereby;

(d) before and after giving effect to this Amendment and the incurrence of the 2018 Additional Term Loans (and the use of proceeds thereof), all financial covenants set forth in Section 7.28 of the Credit Agreement will be satisfied on a pro forma basis for the most recent determination period, after giving effect to such borrowing of 2018 Additional Term Loans as if it occurred on the last day of such determination period; and

(e) neither the execution and delivery by the Loan Parties of this Amendment, the incurrence of the 2018 Additional Term Loans (and the use of proceeds therefrom), nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or of the Credit Agreement, as amended by this Amendment, will violate (i) any Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject (including, without limitation, the Credit Agreement as in effect immediately prior to giving effect to this Amendment), or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above (other than in the case of clause (iii) as it relates to the Credit Agreement as in effect immediately prior to giving effect to this Amendment), would not reasonably be expected to have a Material Adverse Effect. As of the

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date hereof, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of this Amendment, any borrowings heretofore made under the Credit Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.	Reference to the Effect on the Loan Documents

(a) As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, the Guarantors, any Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except in each case as expressly set forth herein. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.

(d) This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and any other Loan Document.

6.	Reaffirmation

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party (as modified hereby); (ii) with respect to the Guarantors, its guarantee of the Obligations (including the 2018 Additional Term Loans) under the Guaranty Agreement; and (iii) agrees that (A) each Loan Document to which it is a party shall continue to be in full force and effect (as modified hereby) and (B) all guarantees, covenants and agreements by such Loan Party under the Loan Documents shall continue to be in full force and effect (as modified hereby) and shall accrue to the benefit of the Lenders and the Administrative Agent and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment (except as expressly provided herein).

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7.	Tax Matters

For U.S. federal income tax purposes, each party hereto agrees that the 2018 Additional Term Loans shall be treated as fungible with all Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date.

8.	2018 Additional Term Loan Lenders

Effective as of the Amendment No. 3 Effective Date, each New Lender shall become a party to the Credit Agreement (as amended by this Amendment) as a Lender, shall have all of the rights and obligations of a Lender thereunder and agrees to be bound by the terms and provisions thereof. Each 2018 Additional Term Loan Lender agrees, on the Amendment No. 3 Effective Date, to make 2018 Additional Term Loans to the Borrower in an amount equal to its Additional Term Loan Commitment set forth opposite such 2018 Additional Term Loan Lender’s name on Schedule 1 hereto. Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Term Lender under the Credit Agreement (as amended by this Amendment), (ii) it is a Qualified Bank, (iii) from and after the Amendment No. 3 Effective Date, it shall be bound by the provisions of the Credit Agreement (as amended by this Amendment) as a Term Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the Credit Agreement (as amended by this Amendment) and the other Loan Documents and has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender Party or any of their respective Related Parties based on such documents and information, as it has deemed appropriate, and (v) if it is a Non-U.S. Lender, it will deliver to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (as amended by this Amendment), duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, the Credit Agreement (as amended by this Amendment) and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Term Lender.

9.     Waiver of Breakage. Each of the Existing Lenders hereby waives any claims otherwise available pursuant to Section 3.4 of the Credit Agreement or otherwise with respect to any loss or expense that such Person may sustain or incur as a consequence of any event caused by the payment of all accrued and unpaid interest on the Term Loans held by each Existing Lender on the Amendment No. 3 Effective Date and the other transactions contemplated by this Amendment (including the Amendment No. 3 Term Loan Prepayment).

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10.	Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

11.	Governing Law

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.	Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

13.	Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

14.	Severability

The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

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15.	Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

16.	Jurisdiction; Waiver of Jury Trial

The jurisdiction and waiver of right to trial by jury provisions in Sections 16.2 and 16.3 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

17.	Amendment No. 3 Term Loan Prepayment.

This Amendment shall constitute a notice of prepayment in respect of the Term Loan subject to the Amendment No. 3 Term Loan Prepayment for all purposes of the Credit Agreement.

The Borrower hereby covenants and agrees that, on the Amendment No. 3 Effective Date, it shall use a portion of the proceeds of the 2018 Additional Term Loans to make the Amendment No. 3 Term Loan Prepayment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

FIRST HUNTINGDON FINANCE CORP.

By:	/s/ Martin P. Connor
	Name:	Martin P. Connor
	Title:	Senior Vice President & Chief
Financial Officer

TOLL BROTHERS, INC., a Delaware corporation and each of the other Designated Guarantors listed below on Exhibit B

By:	/s/ Martin P. Connor

Martin P. Connor, Senior Vice President or Vice President of (i) each of the Designated Guarantors which is a corporation or limited liability company; (ii) each corporate or limited liability company managing or general partner of each of the Designated Guarantors which is a general or limited partnership; and (iii) each corporate sole member of each of the Designated Guarantors which is a limited liability company managed by its sole member.

Toll Brothers – Credit Agreement

Amendment No. 3

Each of the Designated Guarantors listed below on Exhibit C

By:	/s/ Richard T. Hartman

Richard T. Hartman, President of (i) each of the Designated Guarantors which is a limited liability company; and (ii) each limited liability company general partner of each of the Designated Guarantors which is a limited partnership.

Toll Brothers – Credit Agreement

Amendment No. 3

SUNTRUST BANK, as Administrative Agent and a Lender

By:	/s/ Nick Preston

Name:	Nick Preston
Title:	Director

Toll Brothers – Credit Agreement

Amendment No. 3

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ William G. Karl

Name:	William G. Karl
Title:	Executive Officer

Toll Brothers – Credit Agreement

Amendment No. 3

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Elena Bennett

Name:	Elena Bennett
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

U.S. Bank National Association, as a Lender

By:	/s/ William W. Hutchinson
Name:	William W. Hutchinson
Title:	Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

Capital One, National Association, as a Lender

By:	/s/ Jeffrey D. Wallace

Name:	Jeffrey D. Wallace
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

The Bank of New York Mellon, as a Lender

By:	/s/ Carol Murray

Name:	Carol Murray
Title:	Managing Director

Toll Brothers – Credit Agreement

Amendment No. 3

Fifth Third Bank, an Ohio banking corporation, as a Lender

By:	/s/ Talianna Carlson - Manne

Name:	Talianna Carlson - Manne
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

PNC Bank, National Association, as a Lender

By:	/s/ J. Richard Litton

Name:	J. Richard Litton
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

Comerica Bank, as a Lender

By:	/s/ Charles Weddell

Name:	Charles Weddell
Title:	Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

People’s United Bank, as a Lender

By:	/s/ Edward M. Dalton
Name:	Edward M. Dalton
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

TD Bank, N.A., as a Lender

By:	/s/ Brian Gallagher

Name:	Brian Gallagher
Title:	Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

Texas Capital Bank, National Association, as a Lender

By:	/s/ Daniel McClurkin

Name:	Daniel McClurkin
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

Beneficial Bank, as a Lender

By:	/s/ Robert G. McGill Jr.
Name:	Robert G. McGill Jr.
Title:	Senior Vice President

Toll Brothers – Credit Agreement

Amendment No. 3

Schedule 1

2018 Additional Term Loan Lenders and Additional Term Loan Commitments

2018 Additional Term Loan Lender	Additional Term Loan Commitment
SunTrust Bank	$25,000,000
Wells Fargo, Bank National Association	$65,000,000
Sumitomo Mitsui Banking Corporation	$50,000,000
U.S. Bank National Association	$25,000,000
Capital One, National Association	$25,000,000
PNC Bank, National Association	$25,000,000
Comerica Bank	$25,000,000
People’s United Bank, National Association	$25,000,000
TD Bank, N.A.	$25,000,000
Texas Capital Bank, National Association	$25,000,000
Fifth Third Bank	$20,000,000
Total:	$335,000,000

Schedule 2

Lenders and Commitments

Lender	Term Loan Commitment
SunTrust Bank	$125,000,000
Sumitomo Mitsui Banking Corporation	$125,000,000
Wells Fargo Bank, National Association	$125,000,000
U.S. Bank National Association	$100,000,000
Capital One, National Association	$75,000,000
The Bank of New York Mellon	$50,000,000
Fifth Third Bank	$50,000,000
PNC Bank, National Association	$50,000,000
Comerica Bank	$25,000,000
People’s United Bank, National Association	$25,000,000
TD Bank, N.A.	$25,000,000
Texas Capital Bank, National Association	$25,000,000
Total:	$800,000,000

Exhibit A to

Amendment No. 3

[Attached]

~~Unofficial Conformed Version~~Exhibit A

DEAL CUSIP NUMBER: 32051LAK0

TERM LOAN CUSIP NUMBER: 32051LAL8

CREDIT AGREEMENT

by and among

FIRST HUNTINGDON FINANCE CORP.,

TOLL BROTHERS, INC.,

and

THE LENDERS PARTY HERETO

and

SUNTRUST BANK,

as Administrative Agent

and

SUMITOMO MITSUI BANKING CORPORATION

and U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents

and

CAPITAL ONE, NATIONAL ASSOCIATION

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

Dated as of February 3, 2014

As Amended by Amendment No. 1 on May 19, 2016

As Amended by Amendment No. 2 on August 2, 2016

And as Amended by Amendment No. ~~2~~3 on ~~August 2, 2016~~November 1, 2018

SUNTRUST ROBINSON HUMPHREY, INC.,

Lead Arranger and Bookrunner

~~Unofficially conformed to reflect Amendment No. 1, dated as of May 19, 2016 and Amendment No. 2, dated as of August 2, 2016. In the event of any conflict between this document and the Credit Agreement, Amendment No. 1 or Amendment No. 2, the Credit Agreement, Amendment No. 1 or Amendment No. 2 shall control, as applicable.~~

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS
1.1	Definitions		1
1.2	Other Definitional Provisions, etc.		29
ARTICLE II
THE CREDITS
2.1	The Term Loan Facility		~~28~~30
	2.1.1	Term Loan Facility	~~28~~30
	2.1.2	Mandatory Termination of Commitments	~~28~~30
	2.1.3	Payment	~~28~~30
2.2	Term Advances		~~28~~31
	2.2.1	Term Advances	~~28~~31
	2.2.2	Ratable Advance Rate Options	~~28~~31
	2.2.3	Method of Selecting Rate Options and Interest Periods for Term Advances	~~28~~31
	2.2.4	Conversion and Continuation of Outstanding Term Advances	~~29~~31
	2.2.5	Limitations	~~30~~32
	2.2.6	Interest Period	~~30~~32
2.3	Reserved		~~30~~32
2.4	Reserved		~~30~~32
2.5	Minimum Amount of Each Term Advance; Maximum Number of Term Advances		~~30~~32
2.6	Optional Principal Payments		~~30~~32
2.7	[Reserved]		~~30~~33
2.8	Changes in Interest Rate, Etc		~~30~~33
2.9	Rates Applicable After Default, Past Due Amounts		~~31~~33
2.10	Method and Allocation of Payments		~~31~~34
2.11	Noteless Agreement; Evidence of Indebtedness		~~32~~34
2.12	Telephonic Notices		~~32~~35
2.13	Interest Payment Dates: Interest and Fee Basis		~~33~~35
2.14	Notification of Term Advances, Interest Rates and Prepayments		~~33~~35
2.15	Lending Installations		~~33~~36
2.16	Non-Receipt of Funds by the Administrative Agent		~~33~~36
2.17	~~[Reserved]34~~Extension of Term Loan Facility Maturity Date		~~34~~36
2.18	Additional Term Loans		~~34~~37
2.19	[Reserved]		~~35~~39
2.20	Replacement of a Lender		~~35~~39
2.21	Termination of Term Loans of Non-Consenting Lender		~~36~~40

i

ARTICLE III

INCREASED COSTS; TAXES

3.1	Increased Costs		~~36~~40
3.2	Capital Adequacy		~~37~~41
3.3	Availability of Certain Term Advances; Illegality		~~37~~41
3.4	Funding Indemnification		~~38~~42
3.5	Taxes		~~38~~43
3.6	Lender Statements: Survival of Indemnity		~~41~~45

ARTICLE IV
RESERVED

ARTICLE V
CONDITIONS PRECEDENT

5.1	Closing Conditions		~~41~~46
5.2	Each Term Advance		~~43~~48

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.1	Existence and Standing		~~44~~49
6.2	Authorization and Validity		~~44~~49
6.3	No Conflict; Consent		~~45~~49
6.4	Financial Statements		~~45~~50
6.5	Material Adverse Change		~~45~~50
6.6	Taxes		~~45~~50
6.7	Litigation and Contingent Obligations		~~46~~50
6.8	Subsidiaries		~~46~~51
6.9	Accuracy of Information		~~46~~51
6.10	Regulation U		~~46~~51
6.11	Material Agreements		~~46~~51
6.12	Compliance with Laws		~~47~~51
6.13	Ownership of Properties		~~47~~51
6.14	ERISA		~~47~~52
	6.14.1	Plan Assets; Prohibited Transactions	~~47~~52
	6.14.2	Liabilities	~~47~~52
	6.14.3	Plans and Benefit Arrangements	~~47~~52
6.15	Investment Company Act		~~48~~53
6.16	Intentionally Omitted		~~48~~53
6.17	Employment Matters		~~48~~53
6.18	Environmental Matters		~~48~~53
6.19	Senior Debt Status		~~50~~55
6.20	Designated Guarantors		~~50~~55
6.21	Anti-Corruption Laws and Sanctions		~~50~~55
6.22	EEA Financial Institution		~~50~~55
6.23	FATCA		~~50~~55

ARTICLE VII
COVENANTS
7.1	Financial Reporting		~~51~~55
7.2	Use of Proceeds		~~54~~59
7.3	Notice of Default		~~54~~59
7.4	Conduct of Business		~~54~~59
7.5	Taxes		~~54~~59
7.6	Insurance		~~54~~59
7.7	Compliance with Laws		~~54~~59
7.8	Maintenance of Properties		~~54~~59
7.9	Inspection		~~55~~60
7.10	Mergers; Consolidations; Dissolutions		~~55~~60
7.11	Distributions of Securities		~~55~~60
7.12	Disposition of Assets		~~55~~60
7.13	Borrower a Wholly-Owned Subsidiary		~~56~~61
7.14	Investments and Acquisitions		~~56~~61
7.15	Liens		~~56~~61
7.16	Additional Designated Guarantors		~~56~~61
7.17	Subordinated Indebtedness		~~57~~62
7.18	Intercompany Loans, Loans from Non-Loan Parties		~~57~~62
7.19	Appraisals		~~57~~62
	7.19.1	Procedures	~~57~~62
	7.19.2	Costs	~~58~~65
	7.19.3	Appraisers	~~59~~64
7.20	Mortgage Subsidiaries		~~59~~64
7.21	[Reserved]		~~59~~64
7.22	[Reserved]		~~59~~64
7.23	Plans and Benefit Arrangements		~~59~~64
7.24	Employment Matters		~~60~~65
7.25	Environmental Matters		~~60~~65
7.26	Environmental Certificates		~~61~~66
7.27	Senior Debt Status		~~62~~66
7.28	Financial Covenants		~~62~~67
	7.28.1	Leverage Ratio	~~62~~67
	7.28.2	Borrowing Base	~~62~~67
	7.28.3	Tangible Net Worth	~~63~~68
	7.28.4	Mortgage Subsidiaries	~~63~~68
7.29	Financial Contracts		~~63~~68

ARTICLE VIII

DEFAULTS

ARTICLE IX

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1	Acceleration	~~66~~71
9.2	Amendments	~~66~~72
9.3	Preservation of Rights	~~67~~73

ARTICLE X
GENERAL PROVISIONS
10.1	Survival of Representations	~~68~~73
10.2	Governmental Regulation	~~68~~73
10.3	Headings	~~68~~73
10.4	Entire Agreement	~~68~~73
10.5	Several Obligations Benefits of This Agreement	~~68~~73
10.6	Expenses; Indemnification	~~68~~74
10.7	Numbers of Documents	~~69~~75
10.8	Accounting	~~69~~75
10.9	Severability of Provisions	~~70~~75
10.10	Nonliability of Lenders	~~70~~75
10.11	Confidentiality	~~70~~76
10.12	Nonreliance	~~71~~77
10.13	Conversion and Non-Designation of Designated Guarantors	~~72~~77
10.14	PATRIOT Act	~~74~~80
10.15	Acknowledgment and Consent to Bail-in of EEA Financial Institutions	~~74~~80

ARTICLE XI
THE ADMINISTRATIVE AGENT

11.1	Appointment and Authority	~~75~~80
11.2	Administrative Agent Individually	~~75~~81
11.3	Exculpatory Provisions	~~76~~82
11.4	Reliance by Administrative Agent	~~77~~83
11.5	Delegation of Duties	~~78~~83
11.6	Resignation of Successor Administrative Agent	~~78~~83
11.7	Non-Reliance on Administrative Agent and Other Lenders	~~79~~84
11.8	No Other Duties, Etc.	~~80~~.85
11.9	Appointment of Supplemental Administrative Agents	~~80~~85
11.10	Administrative Agent’s Reimbursement and Indemnification	~~80~~86
11.11	Notice of Default	~~81~~86
11.12	Administrative Agent’s Fee	~~81~~86
11.13	Delegation to Affiliates	~~81~~87
11.14	Agent’s Responsibilities and Duties	~~81~~87
11.15	Withholding Taxes	~~81~~87

11.16	Certain ERISA Matters		87

ARTICLE XII
SETOFF; RATABLE PAYMENTS

12.1	Setoff		~~82~~88
12.2	Ratable Payments		~~82~~89

ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1	Successors and Assigns		~~82~~89
13.2	Participations		~~83~~89
	13.2.1	Permitted Participants; Effect	~~83~~89
	13.2.2	Voting Rights	~~84~~90
	13.2.3	Benefit of Setoff	~~84~~91
13.3	Assignments		~~84~~91
	13.3.1	Permitted Assignments	~~84~~91
	13.3.2	Effect, Effective Date	~~85~~92
	13.3.3	[Reserved]	~~86~~92
	13.4	Dissemination of Information	~~86~~92

ARTICLE XIV
NOTICES

14.1	Notices		~~86~~93
14.2	Change of Address		~~88~~94

ARTICLE XV
COUNTERPARTS

ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1	CHOICE OF LAW		~~88~~95
16.2	CONSENT TO JURISDICTION		~~88~~95
16.3	WAIVER OF JURY TRIAL		~~89~~95

v

EXHIBITS AND SCHEDULES

Pricing Schedule

Exhibit A	Form of Term Note
Exhibit B	Form of Commitment and Acceptance
Exhibit C	Form of Opinion of Company’s General Counsel
Exhibit D	Form of Opinion of Ballard Spahr LLP
Exhibit E	Form of Guaranty
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Environmental Certificate
Exhibit H	Form of Assignment and Assumption
Exhibit I-1	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Schedule 1	Lenders and Commitments
Schedule 2	[Reserved]
Schedule 3	Permitted Liens
Schedule 4	Existing Subordinated Indebtedness
Schedule 5	Intentionally Omitted
Schedule 6	Litigation and Contingent Obligations
Schedule 7	Subsidiaries
Schedule 8	Other Liens
Schedule 9	ERISA Matters
Schedule 10	Environmental Matters

~~Unofficial Conformed Version~~Exhibit A

DEAL CUSIP NUMBER: 32051LAK0

TERM LOAN CUSIP NUMBER: 32051LAL8

CREDIT AGREEMENT

This Credit Agreement, dated as of February 3, 2014, is among First Huntingdon Finance Corp. (the “Borrower”), Toll Brothers, Inc. (the “Company”), the Lenders party hereto and SunTrust Bank, as Administrative Agent (the “Administrative Agent”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree, as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement:

“2018 Additional Term Loan Commitment” means, for each 2018 Additional Term Loan Lender, the obligation of such 2018 Additional Term Loan Lender to make 2018 Additional Term Loans on the Amendment No. 3 Effective Date, not exceeding the amount set forth in Schedule 1 to Amendment No. 3 opposite the name of such 2018 Additional Term Loan Lender.

“2018 Additional Term Loan Lenders” has the meaning assigned to such term in Amendment No. 3.

“2018 Additional Term Loans” means the Loans made on the Amendment No. 3 Effective Date by the 2018 Additional Term Loan Lenders pursuant to Amendment No. 3.

“ABR Advance” means ~~an~~a Term Advance that bears interest at the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest at the Alternate Base Rate.

“Additional Borrowing Base Selected Assets” is defined in Section 7.19.2.

“Additional Lender” means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) or an existing Lender that elects, upon request by the Borrower, to make an Additional Term Loan, pursuant to Section 2.18.

“Additional Term Loan” means, with respect to an Additional Lender, such Additional Lender’s Term Loan made pursuant to Section 2.18(c) with respect to the Term Loan Facility.

“Additional Term Loan Commitment” means, for each Additional Lender, the obligation of such Additional Lender to make Additional Term Loans not exceeding the amount set forth in any Commitment and Acceptance that has become effective pursuant to Section 2.18 of this Agreement.

“Additional Term Loan Effective Date” is defined in Section 2.18(c).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Ratable Advance for the relevant Interest Period or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro Rate or clause (iii) of the definition of Alternate Base Rate, for an Interest Period of one month, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means SunTrust Bank, in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

“Administrative Agent’s Fee Letter” means the Fee Letter.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agents” means any Lender under this Agreement designated, and in its capacity, as a co-agent, documentation agent, managing agent or syndication agent (but not the Administrative Agent).

“Agent Parties” is defined in Section 14.1(b).

“Agent’s Group” is defined in Section 11.2(b).

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Agreement of Sale” means a fully-executed written agreement (substantially in a form approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) between a Loan Party and a purchaser that is not an Affiliate of the Company or any other member of Toll Group, providing for the sale of a residential unit to such purchaser, which agreement (i) shall include no contingency for the purchaser selling another residence or any such contingency shall have expired or otherwise been terminated, (ii) be accompanied by a non-refundable (except on terms set forth in such agreement or as may be prevented by applicable Law) deposit at least equal to the lesser of (x) ten percent (10%) of the purchase price of the unit sold (at least one-half of which deposit shall have been paid in cash), (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement (at least one-half of which deposit shall have been paid in cash) and (z) the maximum amount of deposit which applicable Law permits the seller of such unit to retain as liquidated damages if the closing of the sale of such unit does not occur, and (iii) shall provide that the purchase price shall be paid in cash or by title company check or by attorney check or by certified or bank check at or before the closing of the sale (such cash or check may be obtained by the purchaser from a loan provided by the seller or an Affiliate of the seller). For the purpose of clause (z) above, applicable Law shall be deemed to prohibit the seller from retaining a deposit if it creates a presumption that the amount of such deposit is unreasonable and as such may not be retained by the seller.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the sum of (a) the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% per annum and (iii) the Adjusted LIBO Rate applicable for an interest period of one month, plus 1.00% and (b) the Applicable Base Rate Margin.

“Alternative Letter of Credit” means any Existing Credit Agreement Letter of Credit that is cash collateralized in ~~accordance~~a manner substantially consistent with Section 4.12 of the Existing Credit Agreement as in effect on the Amendment No. 3 Effective Date.

“Amendment No. 1” means that certain amendment to this Agreement, dated as of May 19, 2016, between the Borrower, the Company, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2” means that certain amendment to this Agreement, dated as of August 2, 2016, between the Borrower, the Company, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3” means that certain amendment to this Agreement, dated as of November 1, 2018, between the Borrower, the Company, the other Loan Parties party thereto, the Lenders party thereto (including the 2018 Additional Term Loan Lenders) and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3. The Amendment No. 3 Effective Date shall be November 1, 2018.

“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any governmental authority to whose jurisdiction a Loan Party is subject at such time concerning or relating to bribery or corruption.

“Applicable Base Rate Margin” means with respect to an ABR Loan, the percentage rate per annum applicable to such Loan, as determined pursuant to the Pricing Schedule.

“Applicable Margins” means with respect to the Term Loan Facility, the Applicable Ratable Advance Margin for the Term Loan Facility and the Applicable Base Rate Margin for the Term Loan Facility, as applicable.

“Applicable Ratable Advance Margin” means, with respect to a Eurodollar Ratable Advance or a Federal Funds/Euro-Rate Advance under the Term Loan Facility, the percentage rate per annum applicable to such Term Loan, as determined pursuant to the Pricing Schedule.

“Arranger” means SunTrust Robinson Humphrey, Inc. and its respective successors.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” is defined in Section 13.3.1.

“Assumed Purchase Money Loans” means at any time (a) the outstanding principal amount of all loans secured by assets purchased by the Designated Guarantors and assumed or entered into by the applicable Designated Guarantor on or within 90 days after the date of purchase, provided that (i) the principal amount of any such loan does not exceed the purchase price of the applicable asset and (ii) such loan may only be secured by a security interest or other lien on such asset and improvements and construction thereon and other assets related to such purchased assets which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Designated Guarantors’ business and (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (X) the aggregate amount thereof shall not exceed the purchase price of the applicable asset and (Y) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Designated Guarantor and improvements and construction thereon and other assets related to such purchased assets which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Loan Parties’ homebuilding business.

“Authorized Officers” means those Persons designated by written notice to the Administrative Agent from the applicable Loan Party, authorized to execute notices, reports and other documents required hereunder. The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means The Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower” means First Huntingdon Finance Corp., a Delaware corporation, and its successors and assigns.

“Borrowing Base” means at any time the sum (without duplication) of (i) 100% of unrestricted cash, Cash Equivalents or Marketable Securities of the Loan Parties (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) in excess of $10,000,000; (ii) 90% of Category 1 Borrowing Base Assets (except as otherwise hereinafter provided); (iii) 80% of Category 2 Borrowing Base Assets (except as otherwise hereinafter provided); (iv) 65% of Category 3 Borrowing Base Assets; and (v) 50% of Category 4 Borrowing Base Assets. Notwithstanding the foregoing, the Borrower may elect to combine the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets into one category, in which event, in place of items (ii) and (iii) above, 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets shall be included in the Borrowing Base, provided that the Borrower shall represent and warrant in the applicable Borrowing Base Certificate that (A) 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets is less than (B) the sum (without duplication) of items (ii) and (iii) above. All Borrowing Base Assets must be assets owned by the Loan Parties subject only to Permitted Liens (other than clauses (vi), (xii)(A), (~~xxiv~~xxvi) and (~~xxv~~xxvii) of such definition) and (except as otherwise provided in Section 7.19) shall be valued at book value, reduced (without duplication) by the Remediation Adjustment (if any) applicable to such Borrowing Base Assets. Notwithstanding anything to the contrary herein, assets owned by a Loan Party which secure Permitted Purchase Money Loans, Permitted Nonrecourse Indebtedness or Permitted Recourse Indebtedness (and thus constitute Excluded Assets) shall not be included in the Borrowing Base.

“Borrowing Base Assets” means the Category 1 Borrowing Base Assets, Category 2 Borrowing Base Assets, Category 3 Borrowing Base Assets and Category 4 Borrowing Base Assets.

“Borrowing Base Certificate” means a certificate, in a form satisfactory to the Administrative Agent, calculating the Borrowing Base as of the last day of a fiscal quarter, and delivered pursuant to Section 7.1(viii).

“Borrowing Base Selected Assets” is defined in Section 7.19.2.

“Borrowing Date” means a date on which a Term Advance is made hereunder.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Captive Insurance Company” means a Subsidiary of the Company that is subject to regulation as an insurance company.

“cash collateralize” means, with respect to any Letter of Credit, cash in U.S. dollars in an amount equal to the undrawn face amount of such Letter of Credit.

“Cash Equivalents” means (i) securities with maturities of 180 days or less issued or fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) dollar denominated time and demand deposits and certificates of deposit with maturities of 180 days or less and overnight bank deposits of any commercial bank having capital, surplus and undivided profits aggregating at least $500,000,000, (iii) repurchase obligations of any bank satisfying the requirements of clause (ii) of this definition, (iv) commercial paper and variable or fixed rate notes of a domestic issuer rated at least A-2 or better by S&P or P-2 or better by Moody’s and in either case maturing within 180 days, (v) securities with maturities of 180 days or less issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state, commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A by S&P or A by Moody’s, (vi) securities with maturities of 180 days or less backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, or (vii) shares of “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended.

“Category 1 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction subject to an Agreement of Sale; (2) completed residential units and buildings subject to an Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in items (1), (2) and (3).

“Category 2 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction not under Agreement of Sale; (2) completed residential units and buildings not under Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in items (1), (2) and (3).

“Category 3 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) site improvements on land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in item (1).

“Category 4 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) acquisition and development costs (excluding site improvement costs) of land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in item (1).

“Change in Law” means the occurrence, after the ~~date of this Agreement~~Amendment No. 3 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one or more of the following events:

(a) The acquisition by any Person, or two or more Persons acting in concert (in each case, other than the Company or any other Loan Party), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of a Loan Party; or

(b) There shall be consummated any consolidation or merger to which the Company is a party except a merger or consolidation where the holders of voting stock of the Company prior to such merger or consolidation own more than 50% of the voting stock of the continuing or surviving corporation outstanding after such merger or consolidation (whether or not the Company is such continuing or surviving corporation).

“Closing Date” means the Business Day on which the conditions set forth in Section 5.1 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment and Acceptance” is defined in Section 2.18(b).

“Communications” is defined in Section 14.1(b).

“Company” means Toll Brothers, Inc., a Delaware corporation.

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit F.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person guarantees or in effect guarantees any Indebtedness of any other Person in any manner, whether directly or indirectly.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion” is defined in Section 10.13(a).

“Current Term Advance Amount” means, on any date of determination, the aggregate principal amount of Term Advances outstanding under the Term Loan Facility on such date. As of the Amendment No. 3 Effective Date, the Current Term Advance Amount was equal to $800,000,000.

“Customary Recourse Exceptions” means exclusions from the exculpation provisions for fraud, waste, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, bankruptcy and insolvency events, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate and other matters customarily covered by a “carve out” guaranty in respect of transactions of the nature contemplated by Permitted Nonrecourse Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event described in Article VIII.

“Designated Guarantors” means any Subsidiary of the Company that at any time has executed and delivered a Guaranty Agreement (or a Supplemental Guaranty) and that has not been released from liability in accordance with the provisions of Section 10.13.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” is defined in Section 13.1.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Certificate” is defined in Section 7.26.

“Environmental Complaint” means any written complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

“Environmental Conditions” means any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, Release or threatened Release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

“Environmental Laws” means any Laws relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or Releases of Regulated Substances into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Regulated Substances or the clean-up or other remediation thereof.

“Environmentally Approved Land” means land owned by a Loan Party as to which there has been delivered to such Loan Party and, to the extent required under Section 7.26, the Administrative Agent an Environmental Certificate that either (a) contains no exceptions on Exhibit A thereto except for Permitted Environmental Exceptions, or (b) if it contains any exceptions other than Permitted Environmental Exceptions, such exceptions shall have been (i) approved by the Administrative Agent, which approval has not been reversed by the Required Lenders under Section ~~7.26~~7.26, which approval shall not be unreasonably withheld or (ii) approved by the Required Lenders if the Administrative Agent initially does not approve such exceptions, which approval shall not be unreasonably withheld .

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Escrow Agreement” means an agreement or other similar arrangement with a municipality or any other Official Body, including without limitation any utility, water or sewer authority, or other similar entity, for the purpose of assuring such municipality or other Official Body that the Company or an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality or other Official Body, under the terms of which a bank (including a Lender hereunder) or other Person agrees to set aside or otherwise make available a specified amount of funds which will be paid to such municipality or other Official Body upon request by such municipality or other Official Body in accordance with the terms of such agreement in the event the Company or such Affiliate fails to perform such work.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” means a Loan (other than a Federal Funds/Euro Rate Loan) which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

“Eurodollar Ratable Advance” means a Term Advance (other than a Federal Funds/Euro-Rate Advance) which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

“Eurodollar Rate” means, with respect to a Eurodollar Ratable Advance under the Term Loan Facility for the relevant Interest Period or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro-Rate, for an Interest Period of one month, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the sum of (i) the Adjusted LIBO Rate applicable to such Interest Period, plus (ii) the Applicable Ratable Advance Margin in effect two Business Days prior to such Term Advance.

“Excess Investments” means at any time the amount (if any) by which Special Investments exceeds ~~40~~50% of Consolidated Net Worth.

“Excluded Assets” means at any time any of the following assets of the Loan Parties: (1) assets subject to any Lien securing Indebtedness (including, for the avoidance of doubt, Permitted Purchase Money Loans, Permitted Nonrecourse Indebtedness and Permitted Recourse Indebtedness); (2) land, site improvements, development costs and units or buildings constructed or under construction on such land if the applicable Loan Party has not received Preliminary Approval with respect to such land or if such land is not Environmentally Approved Land; and (3) payments for options.

“Excluded Taxes” means, in the case of each Lender and any Agent, (i) Taxes imposed on or measured by its overall net income, branch profits or franchise Taxes (imposed in lieu of net income Taxes) to the extent any such Tax is imposed as a result of (a) such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) a present or former connection between such Lender or Agent (as the case may be) and the taxing jurisdiction (other than as a result of this Agreement or any transaction pursuant to this Agreement), (ii) in the case of a Lender (other than an assignee pursuant to a request by the Administrative Agent or the Borrower under Section 2.20), any U.S. federal withholding Taxes to the extent imposed pursuant to a law in effect on the date such Lender becomes a party to this Agreement (or designates a new Lending Installation), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of the designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 3.5, (iii) withholding Taxes attributable to a Lender’s failure to comply with Section 3.5(d), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means (i) the Credit Agreement dated as of May 19, 2016 among the Borrower, the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent~~.~~, as amended, amended and restated, supplemented or waived from time to time or (ii) any other Credit Agreement that refinances or otherwise replaces the Credit Agreement referred to in clause (i) above or this clause (ii), in each case as amended, amended and restated, supplemented or waived from time to time.

“Existing Credit Agreement Letter of Credit Obligations” means at any time the sum of (i) the aggregate undrawn face amount of all outstanding Existing Credit Agreement Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Existing Credit Agreement Letters of Credit to the extent (if any) not reimbursed by the Borrower or the lenders under the Existing Credit Agreement.

“Existing Credit Agreement Letters of Credit” means those letters of credit issued, pursuant to the Existing Credit Agreement (including any “Existing Letter of Credit” as defined in the Existing Credit Agreement).

“Extension Date” is defined in Section 2.17.

“Extension Period” is defined in Section 2.17.

“Extension Request” is defined in Section 2.17.

“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (ii) any current or future regulations or other official interpretations thereof, (iii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and (iv) any intergovernmental agreement, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than 0%, such rate shall be deemed to be 0%.

“Federal Funds/Euro-Rate” means, for any day, an interest rate per annum equal to the greater of (a) the sum of (i) the Federal Funds Effective Rate for the Business Day immediately preceding such day, plus (ii) the Applicable Ratable Advance Margin under the Term Loan Facility, plus (iii) 0.25% per annum, and (b) a rate equal to the Eurodollar Rate for an Interest Period of one month commencing on the second Business Day after such day. The Federal Funds/Euro-Rate shall be recomputed each day.

“Federal Funds/Euro-Rate Advance” means a Term Advance that bears interest at the Federal Funds/Euro-Rate.

“Federal Funds/Euro-Rate Loan” means a Loan that bears interest at the Federal Funds/Euro-Rate.

“Fee Letter” means that certain fee letter dated January 9, 2014 among the Borrower, the Company and SRH.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

“Financial Letter of Credit” means any Letter of Credit issued on behalf of a Loan Party that is not a Performance Letter of Credit and that is issued to a Person to ensure payment by a Loan Party or other Affiliate of the Company of a financial obligation or satisfaction by a Loan Party or other Affiliate of any other obligation of a Loan Party or other Affiliate.

“Fitch” means Fitch, Inc. or any successor thereto.

“Floating Rate” means the Alternate Base Rate or the Federal Funds/Euro-Rate.

“Floating Rate Advance” means a Term Advance which bears interest at a Floating Rate requested by the Borrower pursuant to Section 2.2.

“Floating Rate Loan” means a Loan that bears interest at a Floating Rate.

“GAAP” is defined in Section 10.8.

“Guarantors” means the Company and the Designated Guarantors.

“Guaranty Agreement” means the guaranty agreement of even date herewith executed and delivered by the Company and the Designated Guarantors to the Administrative Agent for the benefit of the Lenders, as such guaranty agreement may be amended or modified (including, without limitation, by delivery of a Supplemental Guaranty) and in effect from time to time.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services which would appear as a liability on the consolidated balance sheet of such Person (other than accounts payable arising in the ordinary course of such Person’s business and any obligation to pay a contingent purchase price as long as such obligation remains contingent or is paid within 10 days after it becomes due and payable), (iii) Indebtedness of other Persons, whether or not assumed, secured by Liens on any property or asset of such Person (but only to the extent of the value of such Property or asset if such obligations have not been assumed by such Person), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) the amount of Existing Credit Agreement Letter of Credit Obligations in respect of Financial Letters of Credit, (ix) unpaid reimbursement obligations (i.e., drawn but not reimbursed) under Performance Letters of Credit, and (x) any other obligation for borrowed money which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. ~~The amount of Indebtedness shall include potential prepayment penalties and premiums on such Indebtedness to the extent provided in the definition of “Excluded Assets.”~~ In no event shall Indebtedness include (a) Indebtedness owed by one Loan Party to another Loan Party or to a Captive Insurance Company that is wholly-owned, directly or indirectly, by the Company or (b) any obligation of a Loan Party to reimburse the issuer of a performance bond issued in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” means, with respect to a Eurodollar Ratable Advance, a period of one, two, three or six months (or, subject to approval by all Term Lenders, twelve months), commencing on a Business Day selected by the Borrower pursuant to this Agreement or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro Rate, a period of one month. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Initial Term Loan” means Term Loans made by each Term Lender on the Closing Date.

“Initial Term Loan Commitment” means, for each Term Lender, the obligation of such Term Lender to make Term Loans on the Closing Date, not exceeding the amount set forth in Schedule 1.

“Intercompany Agreement” is defined in Section 7.18.

“Intercompany Loans” means the loans from the Borrower to the applicable Loan Party using the proceeds of Loans hereunder.

“Intercompany Notes” is defined in Section 7.18.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Investment Grade Rating” means a rating of (i) BBB- or higher by S&P, or (ii) Baa3 or higher by Moody’s (other agencies’ ratings shall not apply to the determination of an Investment Grade Rating).

“Investments in Mortgage Subsidiaries” means, without duplication, at any time the sum of the following: (i) all Investments by any Loan Party directly or indirectly in the capital stock of or other payments (except in connection with transactions for fair value in the ordinary course of business) to any of the Mortgage Subsidiaries, (ii) all loans by any Loan Party directly or indirectly to any of the Mortgage Subsidiaries, (iii) all Contingent Obligations of any Loan Party directly or indirectly in respect of the obligations of any of the Mortgage Subsidiaries, and (iv) all other obligations, contingent or otherwise, of the Loan Parties to or for the benefit of any of the Mortgage Subsidiaries; provided that, Investments in Mortgage Subsidiaries shall not include any amounts that a Mortgage Subsidiary owes to a Loan Party to reimburse such Loan Party for any taxes paid or payable by such Loan Party on account of such Mortgage Subsidiary.

“IRS” means the U.S. Internal Revenue Service.

“Issuing Bank” means an “Issuing Bank” as defined in the Existing Credit Agreement.

“Labor Contracts” means all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts to which any Loan Party is a party.

“Law” means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses and other governmental restrictions, in each case of any Official Body.

“Lender” means Term Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.

“Letter of Credit” of a Person means a letter of credit or similar instrument (such as an Escrow Agreement) which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means at any time the ratio of (a) Total Indebtedness (including Permitted Recourse Indebtedness, Permitted Nonrecourse Indebtedness and Permitted Purchase Money Loans but excluding Alternative Letters of Credit and outstanding Letters of Credit or similar arrangements included in Total Indebtedness ~~and not issued under the Existing Credit Agreement~~ to the extent collateralized by cash, Marketable Securities or Cash Equivalents), less the sum of (i) up to $~~300,000,000~~500,000,000 of Permitted Nonrecourse Indebtedness and (ii) unrestricted cash, Cash Equivalents and Marketable Securities (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) in excess of $10,000,000 in the aggregate held by the Toll Group; provided that, no more than $300,000,000 of unrestricted cash, Cash Equivalents and Marketable Securities (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) held by entities that are not Loan Parties may be netted from Total Indebtedness pursuant to this clause (a), to (b) the sum of (i) Tangible Net Worth and (ii) fifty percent (50%) of Subordinated Indebtedness that has a maturity that is more than 90 days after the Term Loan Facility Maturity Date (provided that the amount in this clause (b)(ii) shall not exceed 66-2/3% of Consolidated Net Worth).

“LIBO Rate” means, with respect to any Eurodollar Ratable Advance for any Interest Period, or with respect to the determination of the Federal Funds/Euro-Rate, the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the Interest Period for such Eurodollar Ratable Advance, or, in the case of determination of the Federal Funds/Euro-Rate, an Interest Period of one month, as the rate for dollar deposits with a maturity comparable to such Interest Period~~. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Ratable Advance (or Federal Funds/Euro-Rate) for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period~~; provided that, if the LIBO Rate is less than 0%, such rate shall be deemed to be 0%.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof). For avoidance of doubt, the term “Loan” includes each Initial Term Loan, 2018 Additional Term Loan and Additional Term Loan.

“Loan Documents” means this Agreement~~,~~ (including as amended by Amendment No. 1, Amendment No. ~~1,~~2, and Amendment No. 3), the Guaranty Agreements and any Notes issued pursuant to Section 2.11.

“Loan Parties” means the Company, the Borrower and (subject to the provisions of Section 10.13) the Designated Guarantors.

“Losses” is defined in Section 10.6(b).

“Marketable Securities” means (i) securities with maturities of two years or less issued or fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) dollar denominated time and demand deposits and certificates of deposit with maturities of two years or less and overnight bank deposits of any commercial bank having either capital, surplus and undivided profits aggregating at least $500,000,000, total Tier 1 capital as most recently reported by Bloomberg L.P. of at least $500,000,000 or long-term debt or deposit ratings of at least A- by S&P or A3 by Moody’s, (iii) repurchase obligations of any bank satisfying the requirements of clause (ii) of this definition, (iv) commercial paper and variable or fixed rate notes of at least a domestic issuer rated at least A-2 or better by S&P or P2 or better by Moody’s and in either case maturing within two years, (v) securities with maturities of two years or less issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state, commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A- by S&P or A3 by Moody’s, (vi) securities with maturities of two years or less issued or fully guaranteed by any member country of the OECD that are rated at least A- by S&P or A3 by Moody’s, (vii) securities with maturities of two years or less backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, (viii) shares of “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended, or (ix) bonds that mature within two years and that have an Investment Grade Rating.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” is defined in Section 8.4.

“Maximum Deductible Amount” is defined in Section 7.28.3.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage Banking Business” means the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.

“Mortgage Subsidiaries’ Adjusted Shareholders’ Equity” means at any time the stockholders’ equity (less goodwill) of the Mortgage Subsidiaries determined on a consolidated basis in accordance with GAAP, plus the outstanding amount of any loans made by the Loan Parties to the Mortgage Subsidiaries (except for intercompany payables to one or more of the Loan Parties in respect of the Mortgage Subsidiaries’ share of accrued consolidated income tax liabilities which have not yet been paid by the Loan Parties) or other Investments in Mortgage Subsidiaries that are not included in the stockholders’ equity of the Mortgage Subsidiaries.

“Mortgage Subsidiaries’ Liabilities” means at any time all Indebtedness of any of the Mortgage Subsidiaries at such date determined on a combined basis as a group in accordance with GAAP, plus accrued income taxes payable by any of the Mortgage Subsidiaries within one year of such date.

“Mortgage Subsidiary” means any corporation, limited partnership, limited liability company or business trust that is (a) organized on or after the Closing Date as a Mortgage Subsidiary or designated by the Company as a Mortgage Subsidiary on or after the Closing Date, (b) a Subsidiary of the Company and (c) engaged in the Mortgage Banking Business.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

“New Term Lender” means an Additional Lender that, immediately prior to its purchase of the Term Loans of a Term Lender pursuant to Section 2.20 or its issuance of Additional Term Loans pursuant to Section 2.18, was not a Term Lender hereunder.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.2 and (ii) has been approved by the Required Lenders.

“Non-Designation” is defined in Section 10.13.

“Non-Loan Parties” means members of the Toll Group or any Affiliate thereof, excluding the Company, the Borrower and the Designated Guarantors.

“Non-U.S. Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Notes” means the Term Notes; and “Note” means any one of the Notes.

“Notice” is defined in Section 14.1(c).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

“OECD” means the Organisation for Economic Co-operation and Development.

“Officer’s Certificate” means a certificate signed by a Senior Executive of the Company.

“Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Other Taxes” is defined in Section 3.5(b).

“Participant” is defined in Section 13.2.1(a).

“Participant Register” is defined in Section 13.2.1(c).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means (a) any Letter of Credit issued on behalf of a Loan Party in favor of a municipality or any other Official Body, including without limitation, any utility, water or sewer authority, or other similar entity for the purpose of assuring such municipality, other Official Body, utility, water or sewer authority or similar entity that an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality, other Official Body, utility, water or sewer authority or similar entity or (b) an Escrow Agreement.

“Permitted Environmental Exception” means an exception set forth on an Environmental Certificate that a qualified independent environmental consultant certifies can, in the judgment of such consultant, be cured by corrective action that would reasonably be expected to cost less than $~~2,000,000~~10,000,000 to complete and that the Borrower certifies to the Lenders that it or another Loan Party shall timely cure in accordance with applicable Environmental Laws. If the consultant cannot or does not determine and certify as to the cost of such corrective action, the exception shall not be a Permitted Environmental Exception.

“Permitted Investments” means Investments that are (i) cash or Cash Equivalents, Marketable Securities and similar Investments; (ii) accounts receivable and trade credit created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments in a Guarantor or in a Person that will become a Guarantor in connection with such Investment; (iv) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course, including the financing to purchasers of homes and other residential properties from a Loan Party; (v) Investments in Mortgage Subsidiaries; (vi) Investments in joint ventures (whether in partnership, corporate, limited liability company or other form); (vii) Investments in real estate and/or mortgages and/or receivables secured by real estate including stock or partnership or membership interests in real estate related companies; (viii) loans to employees for the purpose of acquiring the Company’s stock; (ix) Financial Contracts permitted hereunder; (x) Investments (including Special Investments) outstanding on ~~May 19, 2016~~the Amendment No. 3 Effective Date; (xi) other Investments in the ordinary course of business; and (xii) other Investments not included in clauses (i)-(xi) of this definition which do not, in the aggregate, exceed 30% of Tangible Net Worth.

“Permitted Liens” means

(i) Liens for taxes, assessments, or similar charges which are not yet due and payable or due but not yet delinquent and pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, pensions or other social security programs;

(ii) Statutory Liens, other Liens imposed by law and Liens of mechanics, workmen, warehousemen, carriers, landlords and contractors, provided that the Liens permitted by this subsection (ii) have not been filed or, if such Liens have been filed, either (A) a stay of enforcement thereof has been obtained within 60 days, (B) such Liens have been satisfied of record within 60 days after the date of filing thereof or (C) such Liens are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP;

(iii) Liens granted or deposits made (A) by the Loan Parties in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of a like nature, or in conjunction with providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Loan Parties; (B) by the Loan Parties in connection with or to secure statutory obligations and surety, appeal, indemnity, return of money, performance, completion, payment or other similar bonds and letters of credit or other similar instruments, or (C) by third parties in favor of the Loan Parties pursuant to Agreements of Sale;

(iv) Encumbrances consisting of zoning restrictions, development agreements, declarations, easements, rights of way, matters of plat, ~~minor~~ defects or irregularities in title or other restrictions, charges or encumbrances on the use of real property, none of which materially impairs the intended use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(v) Liens, security interests and mortgages, if any, in favor of the Administrative Agent for the benefit of the Lenders and Liens on cash, Cash Equivalents, Marketable Securities, deposit accounts, warehouse receipts and related goods and documents granted to the administrative agent or a lender under the Existing Credit Agreement as security for the obligations of the Loan Parties under the Existing Credit Agreement Letters of Credit;

(vi) Liens on cash, Cash Equivalents or Marketable Securities in favor of any Lender or other bank or financial institution (including as agent) as security for the obligations of any Loan Party under Letters of Credit or other similar arrangements issued other than under the Existing Credit Agreement; provided that the sum of (i) availability under the Existing Credit Agreement and (ii) unrestricted cash, Cash Equivalents and Marketable Securities of the Loan Parties shall not be less than $50,000,000 immediately after giving effect to the granting of such Lien;

(vii) Liens over a credit balance on a bank or deposit account or other funds maintained with a creditor depository institution arising under the general business conditions of the bank or financial institution at which the account is held, including in any event under any credit card, purchasing card or similar program;

(viii) Liens arising by virtue of any statutory, contractual or common law provisions relating to banker’s liens, rights of setoff or similar rights as to deposit or other accounts;

(ix) Any Lien existing on ~~May 19, 2016~~the Amendment No. 3 Effective Date and described on Schedule 3 hereto and any Lien securing a refinancing of the Indebtedness secured by a Lien described on Schedule 3, provided that the principal amount secured thereby is not hereafter increased (other than by the amount of any premium and unpaid interest and reasonable fees and expenses relating to such renewal, refinancing or replacement financing) and no additional assets (except for improvements constructed on such assets in the normal course of the Loan Parties’ business) become subject to such Lien unless such change would be permitted under other provisions hereof;

(x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as the property subject to any such Liens is not yet subject to foreclosure or sale or as to which levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty (30) days of entry:

(1) Claims or Liens for taxes, assessments or charges due and payable including those subject to interest or penalty, provided that the Loan Parties maintain such reserves and other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; or

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

(xi) Purchase money security interests (including Capitalized Leases) in equipment acquired or deemed to be acquired;

(xii) Liens securing (A) Permitted Purchase Money Loans and (B) Permitted Nonrecourse Indebtedness, in each case, as described in the definitions of such terms;

(xiii) Liens securing additional Senior Indebtedness, provided such liens are either pari passu or subordinated to Liens in favor of the Administrative Agent for the benefit of the Lenders;

(xiv) Liens on assets of Non-Loan Parties;

(xv) Liens on Investments in Non-Loan Parties;

(xvi) Liens on Investments in Mortgage Subsidiaries;

(xvii) Liens of a Loan Party which existed prior to such entity becoming a Loan Party (and were not incurred in anticipation of becoming a Loan Party);

(xviii) Liens to which assets were subject prior to the acquisition of such assets by a Loan Party (and were not incurred in anticipation of the acquisition of such assets);

(xix) Judgment liens that would not constitute a Default under Section 8.8;

(xx) Liens securing community development district bonds, municipal utility district bonds or similar bonds issued by any governmental authority to accomplish similar purposes and Liens incurred in connection with pollution control, industrial revenue, water, sewage or other public improvement bonds or similar bonds or tax increment financing, in each case incurred in the ordinary course of business of the Loan Parties;

(xxi) Liens securing a Loan Party’s obligations (not constituting Indebtedness) to third parties, in connection with joint development agreements with such third parties, to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Loan Parties’ property and property belonging to such third parties, in each case incurred in the ordinary course of business of the Loan Parties;

(xxii) Leases or subleases granted to others not materially interfering with the ordinary business of the Loan Parties taken as whole;

(xxiii) Liens on unearned insurance premiums in connection with insurance premium financing in the ordinary course of business;

(xxiv) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to any proposed acquisition by a Loan Party;

(xxv) Liens securing Indebtedness incurred to renew, refinance or replace any Indebtedness secured by a Lien referred to in clauses (ix), (xi), (xvii) or (xviii); provided the amount of Indebtedness secured thereby is not increased (other than by the amount of any premium and unpaid interest and reasonable fees and expenses relating to such renewal, refinancing or replacement financing) and the Liens do not attach to any additional assets;

(xxvi) ~~(xxiv)~~ Liens securing other Indebtedness or obligations in an amount not in excess of $~~10,000,000~~20,000,000 individually or $~~20,000,000~~50,000,000 in the aggregate; and

(xxvii) ~~(xxv)~~ Liens securing Permitted Recourse Indebtedness described in the definition of such term.

“Permitted Nonrecourse Indebtedness” means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring or improving or financing construction on real estate (or refinancings of such indebtedness) and that is secured solely by such real estate (including improvements thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature), provided that (a) (x) the aggregate principal amount of such Permitted Nonrecourse Indebtedness does not exceed $~~75,000,000~~150,000,000 per parcel of real estate subject to such acquisition, improvement, construction and/or refinancing, and (y) the aggregate principal amount of all such Permitted Nonrecourse Indebtedness outstanding at any time, together with the aggregate principal amount of all Permitted Recourse Indebtedness outstanding at such time, does not exceed an amount equal to ~~15~~20% of Consolidated Net Worth and (b) the liability of the Loan Parties for such Permitted Nonrecourse Indebtedness is limited solely to the assets of the Loan Parties that secure such Permitted Nonrecourse Indebtedness (other than Customary Recourse Exceptions, completion guaranties, carry guaranties, debt service and operating deficit guaranties and similar obligations or guaranties).

“Permitted Purchase Money Loans” means, collectively, Seller Purchase Money Loans and Assumed Purchase Money Loans.

“Permitted Recourse Indebtedness” means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring or improving or financing construction on real estate (or refinancings of such indebtedness) and that is secured solely by such real estate (including improvements thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature), provided that (a) the aggregate principal amount of such Permitted Recourse Indebtedness does not exceed $250,000,000 per parcel of real estate subject to such acquisition, improvement, construction and/or refinancing and (b) the aggregate principal amount of all such Permitted Recourse Indebtedness outstanding at any time, together with the aggregate principal amount of all Permitted Non-Recourse Indebtedness outstanding at such time, does not exceed an amount equal to ~~15~~20% of Consolidated Net Worth.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

“Platform” is defined in Section 14.1(b).

“Preliminary Approval” means preliminary approval from required state and local governmental authorities and agencies of a Loan Party’s preliminary development plan in accordance with provisions of the Pennsylvania Municipalities Planning Code or its equivalent in any other applicable jurisdiction in which such Loan Party is doing business such that in each instance there is vested in such Loan Party the right to develop such real estate for residential purposes substantially in accordance with the intentions of such Loan Party, subject only to obtaining such additional approvals which do not impose on such Loan Party any material burdens that are not usual and customary for a development of such type and with respect to which there is no reasonable expectation that final approval shall not be obtained.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime” rate in effect at its principal office, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which neither a statutory exemption, an individual exemption nor a class exemption has been issued by the United States Department of Labor.

“Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of a Loan Party, or other assets owned, leased or operated by a Loan Party.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchaser” is defined in Section 13.3.1.

“Qualified Bank” means (a) any Lender or any Affiliate of a Lender, (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB+ from S&P or Baa1 from Moody’s (or not less than BBB+ from S&P and Baa1 from Moody’s if both agencies issue ratings of its unsecured long-term debt) and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of not less than A2 from S&P or P2 from Moody’s (or not less than A2 from S&P and P2 from Moody’s if both agencies issue ratings of its unsecured short-term debt) or (c) in connection with the initial syndication of the Initial Term Loans, the 2018 Additional Term Loans or any Additional Term Loans, any other bank approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, none of the Borrower, the Company or any of their respective Affiliates or Subsidiaries may be a Qualified Bank for purposes of this Agreement.

“Ratable Borrowing Notice” is defined in Section 2.2.3.

“Rate Option” means the Alternate Base Rate, the Eurodollar Rate or the Federal Funds/Euro-Rate.

“Rate Option Notice” is defined in Section 2.2.4.

“Register” is defined in Section 13.3.2.

“Regulated Substances” means any pollutant, contaminant, waste, chemical or substance, including without limitation, Solid Waste, asbestos, asbestos containing material, mold and radon gas, the generation, manufacture, processing, distribution, treatment, storage, Release or threat of Release, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliate and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injecting or leaching into the Environment, or into, from or through any structure or facility.

“Remediation Adjustment” means, with respect to any Environmentally Approved Land that is subject to a Permitted Environmental Exception, an amount equal to 150% of the estimated remaining costs to complete remediation necessary to cure such exception.

“Replacement Lender” means a Qualified Bank (approved by the Administrative Agent which approval shall not be unreasonably withheld or delayed) or an existing Lender that elects, upon request by the Borrower, to purchase the Term Loans of another Lender pursuant to Section 2.20.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

“Required Lenders” means, at any time, Lenders whose Term Loans (in the aggregate) equal or exceed a majority of the Term Loans (in the aggregate) of all of the Lenders outstanding at such time.

“S&P” means Standard and Poor’s ~~Financial~~Ratings Services LLC, a division of The McGraw Hill ~~Financial~~Companies, Inc., or any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (on ~~May 19, 2016,~~the Amendment No. 3 Effective Date, Cuba, Iran, North Korea, ~~Sudan,~~ Syria and the Crimean region of the Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Seller Purchase Money Loans” means at any time outstanding, either (a) purchase money loans made to a Loan Party by the seller of improved or unimproved real estate in a single or separate transactions for the exclusive purpose of acquiring, improving or construction on such real estate and secured by a mortgage or deed of trust Lien on such real estate or (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended or refinanced (i) the aggregate principal amount thereof shall not exceed the purchase price of the real estate purchased, and (ii) such loans and refinancing shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Loan Party and improvements and construction thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Loan Parties’ homebuilding business.

“Senior Executive” means the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.

“Senior Indebtedness” means at any time, on a consolidated basis for the Loan Parties, Total Indebtedness, less Subordinated Indebtedness.

“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group and no other employer.

“Solid Waste” means any garbage, refuse or sludge from any waste treatment plant, water supply plant or air pollution control facility generated by activities on the Property, and any unpermitted Release into the environment or the work place of any material as a result of activities on the Property, including without limitation, scrap and used Regulated Substances.

“Special Investments” means, at any time (but without duplication) all Investments by Loan Parties in Non-Loan Parties (other than Mortgage Subsidiaries), including, after its Conversion, any Non-Loan Party that was a Designated Guarantor prior to its Conversion. The amount of such Investments shall include, without limitation, the book value of stocks, partnership interests, notes or other securities, and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital. For the sake of clarity, any Investment by a Loan Party in a Non-Loan Party that subsequently becomes a Designated Guarantor shall cease to be considered a Special Investment upon such designation, subject to the provisions in the first sentence of this definition relating to the conversion of a Designated Guarantor to a Non-Loan Party.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Floating Rate Loans bearing interest at the Federal Funds/Euro Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means, with respect to the Loan Parties, the existing subordinated Indebtedness described on Schedule 4 and any other unsecured Indebtedness subordinated under terms as favorable to the Lenders as the terms of the subordination governing the Indebtedness described on Schedule 4 or otherwise on market terms reasonably acceptable to the Administrative Agent; provided that the Administrative Agent shall have received an Officer’s Certificate to such effect by a responsible officer of the Company.

“Subordinated Loan Documents” means at any time the agreements and other documents then governing the Subordinated Indebtedness.

“Subsidiary” with respect to a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the period of four consecutive fiscal quarters ending with the fiscal quarter in which such determination is made.

“SunTrust” means SunTrust Bank, in its individual capacity, and its successors.

“Supplemental Administrative Agent” is defined in Section 11.9(a).

“SRH” means SunTrust Robinson Humphrey, Inc., a Delaware corporation.

“Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the Guaranty Agreement.

“Tangible Net Worth” means at any time Consolidated Net Worth less the sum of (a) intangible assets (as determined in accordance with GAAP), (b) Excess Investments and (c) Investments in Mortgage Subsidiaries. The amount of Investments in Mortgage Subsidiaries shall include, without limitation, the book value of stocks, partnership interests, notes or other securities and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholdings), assessments, fees or other charges imposed by any governmental authority, and any and all liabilities with respect to the foregoing, including any interest, additions to tax or penalties applicable thereto.

“Term Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Initial Term Loans, 2018 Additional Term Loans and Additional Term Loans (if any) made by the Term Lenders to the Borrower at the same time, and (except as otherwise provided in Section 3.3) at the same Rate Option, and, in the case of Eurodollar Ratable Advances, for the same Interest Period.

“Term Declining Lender” is defined in Section 2.17.

“Term Declining Lender’s Termination Date” is defined in Section 2.17.

“Term Lenders” means the lending institutions identified on Schedule ~~1 hereto~~2 to Amendment No. 3 as having a Term Loan Commitment and/or a 2018 Additional Term Loan Commitment and, from and after the respective dates of their Additional Term Loans, any New Term Lenders, and the respective successors and assigns of any of the foregoing.

“Term Loan” means a Loan made by a Term Lender under the Term Loan Facility.

“Term Loan Commitment” means Initial Term Loan Commitments, 2018 Additional Term Loan Commitments and any Additional Term Loan Commitments. As of the Amendment No. 3 Effective Date, the aggregate principal amount of Term Loan Commitments was equal to $800,000,000, as set forth on Schedule 2 to Amendment No. 3.

“Term Loan Facility” is defined in Section 2.1.1(a) and shall include the 2018 Additional Term Loans and any Additional Term Loans.

“Term Loan Facility Limit” means $1,000,000,000.

“Term Loan Facility Maturity Date” means ~~August 2, 2021~~November 1, 2023, any later date as may be specified as the Term Loan Facility Maturity Date in accordance with Section 2.17 or any earlier date on which all Term Loans become due or are declared due in accordance herewith or are paid in full.

“Term Loan Ratable Share” means, with respect to any Term Lender on any date, the ratio of (a) the amount of such Lender’s outstanding Term Loans to (b) the aggregate amount of the outstanding Term Loans of all Term Lenders.

“Term Note” means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to a Term Lender (or its registered assigns) in the amount of its Term Loans, including any amendment, modification, renewal or replacement of such promissory note.

“Toll Group” means the Company, the Borrower and all other Subsidiaries of the Company.

“Total Indebtedness” means at any time all Indebtedness of the Loan Parties on a consolidated basis.

“Transferee” is defined in Section 13.4.

“Type” means, with respect to any Term Advance under the Term Loan Facility, its nature as an ABR Advance, Eurodollar Ratable Advance or Federal Funds/Euro-Rate Advance.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(d)(2)(B)(iii).

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event that but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2 Other Definitional Provisions, etc.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

2.1 The Term Loan Facility.

2.1.1 Term Loan Facility.

(a) The Term Lenders grant to the Borrower a term loan facility (the “Term Loan Facility”) pursuant to which, and upon the terms and subject to the conditions herein set forth, each Term Lender severally agrees to make to the Borrower on the Closing Date a Term Loan or Term Loans in an aggregate amount equal to such Term Lender’s Initial Term Loan Commitment on such date. The Term Loan Facility shall include the 2018 Additional Term Loans and any Additional Term Loans. Such Term Loan or Term Loans shall be made in accordance with Section 2.2 and, if applicable, Section 2.18. Amounts borrowed under this Section 2.1.1 or Section 2.18 and repaid or prepaid may not be reborrowed.

(b) Upon the terms and subject to the conditions set forth in Amendment No. 3, each 2018 Additional Term Loan Lender severally agrees to make to the Borrower on the Amendment No. 3 Effective Date a 2018 Additional Term Loan or 2018 Additional Term Loans in an aggregate amount equal to such 2018 Additional Term Loan Lender’s 2018 Additional Term Loan Commitment on such date. Such 2018 Additional Term Loan or 2018 Additional Term Loans shall be made in accordance with Section 2.2. Amounts borrowed under this Section 2.1.1(b) and repaid or prepaid may not be reborrowed.

(c) ~~(b)~~ Any outstanding Term Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Term Loan Facility Maturity Date.

2.1.2 Mandatory Termination of Commitments. The Initial Term Loan Commitments shall terminate upon funding of such Loans on the Closing Date. The 2018 Additional Term Loan Commitments shall terminate upon funding of such 2018 Additional Term Loans on the Amendment No. 3 Effective Date. Any Additional Term Loan Commitments shall terminate upon funding such Loans on the applicable Additional Term Loan Effective Date.

2.1.3 Payment. At any time that there exists a breach of the covenant set forth in Section 7.28.2, the Borrower shall immediately pay to the Administrative Agent, the administrative agent under the Existing Credit Agreement and/or other holders of Senior Indebtedness, as a payment of either the Term Loans, the “Revolving Credit Advances” (as defined in the Existing Credit Agreement) or such other Senior Indebtedness, such amount (not to exceed the sum of the outstanding Term Loans, the “Revolving Credit Advances” (as defined in the Existing Credit Agreement) and such other Senior Indebtedness) necessary to cure such breach, which, in the case of payments of the Term Loans, shall be applied against such Term Loans in accordance with Section 2.10.

2.2 Term Advances.

2.2.1 Term Advances. Each Term Advance hereunder shall consist of borrowings made from the several Lenders under the Term Loan Facility in their respective Term Loan Ratable Shares thereof.

2.2.2 Ratable Advance Rate Options. The Term Advances may be ABR Advances, Federal Funds/Euro-Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Term Advance may mature after the Term Loan Facility Maturity Date.

2.2.3 Method of Selecting Rate Options and Interest Periods for Term Advances. The Borrower shall select the Rate Option and, in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Ratable Borrowing Notice”) not later than 11:00 a.m. (New York time), (x) on the Borrowing Date of each Floating Rate Advance and (y) at least three Business Days prior to the Borrowing Date of each Eurodollar Ratable Advance. A Ratable Borrowing Notice shall specify:

(i) the Borrowing Date, which shall be a Business Day, of such Term Advance;

(ii) the aggregate amount of such Term Advance;

(iii) the Rate Option selected for such Term Advance; and

(iv) in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).

2.2.4 Conversion and Continuation of Outstanding Term Advances. Each Floating Rate Advance under the Term Loan Facility shall continue as a Floating Rate Advance of that Type unless and until such Floating Rate Advance is either converted into the other Type of Floating Rate Advance or a Eurodollar Ratable Advance in accordance with this Section 2.2.4 or is prepaid in accordance with Section 2.6. Each Eurodollar Ratable Advance under the Term Loan Facility shall continue as a Eurodollar Ratable Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Ratable Advance shall, subject to Section 3.3(b), be automatically converted into a Federal Funds/Euro-Rate Advance under the Term Loan Facility unless such Eurodollar Ratable Advance shall have been either (a) prepaid in accordance with Section 2.6, (b) continued as a Eurodollar Ratable Advance of the same or a different Type for the same or another Interest Period in accordance with this Section 2.2.4 or (c) converted into an ABR Advance in accordance with this Section 2.2.4. Subject to the terms of ~~Section 2.5,~~Sections 2.5 and 3.3(b), the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Term Advance into another Rate Option; provided, that any conversion or continuation of any Eurodollar Ratable Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a “Rate Option Notice”) of each conversion of a Floating Rate Advance under the Term Loan Facility into the other Type of Floating Rate Advance or into a Eurodollar Ratable Advance, or continuation of a Eurodollar Ratable Advance or the conversion of a Eurodollar Ratable Advance, not later than 11:00 a.m.

(New York time) (x) on the Business Day of the conversion of a Floating Rate Advance into the other Type of Floating Rate Advance or the conversion of a Eurodollar Ratable Advance into an ABR Advance or (y) at least three Business Days prior to the date of the requested conversion or continuation of a Term Advance into a Eurodollar Ratable Advance, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation;

(ii) the aggregate amount and Rate Option applicable to the Term Advance which is to be converted or continued; and

(iii) the amount and Rate Option(s) of Term Advance(s) into which such Term Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Ratable Advance, the duration of the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).

2.2.5 Limitations. Term Advances under the Term Loan Facility shall be subject to the applicable limitations set forth in Section 2.5.

2.2.6 Interest Period. The Interest Period of a Eurodollar Ratable Advance may not end later than the Term Loan Facility Maturity Date.

2.3 Reserved.

2.4 Reserved.

2.5 Minimum Amount of Each Term Advance; Maximum Number of Term Advances. Each Eurodollar Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof). There shall be no more than ten (10) Eurodollar Ratable Advances outstanding under the Term Loan Facility (in the aggregate) at any time.

2.6 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances under the Term Loan Facility, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances under the Term Loan Facility upon one Business Day’s prior notice to the Administrative Agent. The Borrower may from time to time pay, upon three Business Days’ prior notice to the Administrative Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, (i) all of a Eurodollar Ratable Advance under the Term Loan Facility, or (ii) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and provided such payment would not reduce the outstanding principal amount of such Eurodollar Ratable Advance under the Term Loan Facility to less than $5,000,000) any portion of a Eurodollar Ratable Advance under the Term Loan Facility. Optional prepayments pursuant to this Section 2.6 made by the Borrower shall be applied to the Term Advances designated by the Borrower, provided such prepayments shall be allocated among the Lenders based on their pro rata shares of such Term Advances.

2.7 [Reserved].

2.8 Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Term Advance is made or is automatically converted from a Eurodollar Ratable Advance into a Floating Rate Advance pursuant to Section 2.2.4, to but excluding the date it is paid or is converted into a Eurodollar Ratable Advance pursuant to Section 2.2.4 or to a Floating Rate Advance of the other Type, at a rate per annum equal to (i) the Alternate Base Rate for such day (in the case of ABR Advances) or (ii) the Federal Funds/Euro-Rate for such day (in the case of Federal Funds/Euro-Rate Advances). Changes in the rate of interest on that portion of any Term Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the applicable Floating Rate. Each Eurodollar Ratable Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate applicable to such Eurodollar Ratable Advance. No Interest Period may end after the Term Loan Facility Maturity Date.

2.9 Rates Applicable After Default, Past Due Amounts. Notwithstanding anything to the contrary contained in Section 2.2, during the continuance of a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of a revolving credit advance under the Existing Credit Agreement that the Borrower has requested thereunder or by the use of the proceeds of a loan or advance or by the issuance, amendment or extension of an Existing Credit Agreement Letter of Credit that the Borrower has requested under the Existing Credit Agreement or (b) Unmatured Defaults (other than the failure to pay any Obligations hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default), the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders under the Term Loan Facility to changes in interest rates under the Term Loan Facility), declare that no Term Advance may be converted into or continued (after the then applicable Interest Period therefor) as a Eurodollar Ratable Advance.

If any principal of or interest on any Term Advance or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, until such amount shall have been paid in full (including default interest under this Section 2.9) at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Advance, 2% plus the rate otherwise applicable to such Term Advance as provided herein or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Advances.

2.10 Method and Allocation of Payments.

(a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with SunTrust for each payment of principal, interest and fees as it becomes due hereunder.

(b) Payments of principal and interest on Term Loans received by Administrative Agent shall be allocated among the Lenders under the Term Loan Facility based on their pro rata shares of such Term Advances paid.

(c) [Reserved].

(d) [Reserved].

(e) If the Administrative Agent receives payments on any Business Day of any amounts payable to any Lender hereunder and fails to pay such amount to such Lender (i) on or before the close of business on such day if such payment was received by 1:00 p.m. (New York time) on such day or (ii) on or before the next succeeding Business Day if such payment was received after 1:00 p.m. (New York time) on such day of receipt, the Administrative Agent shall pay to such Lender interest on such unpaid amount at the Federal Funds Effective Rate until such amount is so paid to such Lender.

2.11 Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Rate Option and Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to Sections 2.11(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Term Loans be evidenced by a Term Note. In such event, the Borrower shall prepare, execute and deliver to such Lender the applicable Note or Notes payable to such Lender (or its registered assigns) in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.11(a) and (b) above.

2.12 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Term Advances, effect selections of Rate Options and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.13 Interest Payment Dates: Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the first date of each calendar month, commencing with the first such date to occur after the date hereof. Interest accrued on each Eurodollar Ratable Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Ratable Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Ratable Advance having an Interest Period longer than three months shall also be payable on the first day of each calendar quarter during such Interest Period. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year except that interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year. Interest shall be payable for the day a Term Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Term Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.14 Notification of Term Advances, Interest Rates and Prepayments. Promptly after receipt thereof, (a) the Administrative Agent will notify each Term Lender of the contents of each notice in respect of a prepayment of Term Loans under Section 2.6 and (b) the Administrative ~~Lender~~Agent shall notify each Term Lender of each Ratable Borrowing Notice, Rate Option Notice and repayment notice received by the Administrative Agent with respect to the Term Loan Facility. The Administrative Agent will notify each Lender under the Term Loan Facility of the interest rate applicable to each Eurodollar Ratable Advance under the Term Loan Facility promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.15 Lending Installations. Each Lender may book its Loans under the Term Loan Facility at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the applicable Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans under the Term Loan Facility will be made by it and for whose account Loan payments under the Term Loan Facility are to be made.

2.16 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date, or time of day in the case of same-day borrowings, on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.17 ~~[Reserved]~~Extension of Term Loan Facility Maturity Date. Notwithstanding anything to the contrary in this Agreement, the Borrower may request, but not more than once in each fiscal year of the Borrower and on no more than three occasions in the aggregate after the Amendment No. 3 Effective Date, an extension of the Term Loan Facility Maturity Date by submitting a request for an extension to the Administrative Agent (an “Extension Request”). The Extension Request must specify the new Term Loan Facility Maturity Date requested by the Borrower with respect thereto (“Extension Date”), which shall be not more than five years after the date of the Extension Request. The Extension Request shall be accompanied by a certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the date of the Extension Request, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). On the Extension Date, the Borrower shall deliver a certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the

Borrower, stating that on the Extension Date, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender under the Term Loan Facility of the contents thereof and shall request that each Lender under the Term Loan Facility approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). If an Extension Request requests an extension of the Term Loan Facility Maturity Date, a Lender may, at its election, approve or deny an extension of the Term Loan Facility Maturity Date (it being understood that no Lender shall be under any obligation to approve an extension of the Term Loan Facility Maturity Date). Each Lender approving an Extension Request shall deliver its written approval no later than 25 days following such Extension Request (or such longer or shorter period as shall be agreed by the Borrower and the Administrative Agent (such period, the “Extension Period”)). If written approval of the Required Lenders is not received by the Administrative Agent within such Extension Period, the Extension Request shall be denied. If such written approval of the Required Lenders under the Term Loan Facility is received by the Administrative Agent within such Extension Period, the Term Loan Facility Maturity Date shall be extended to the Extension Date specified in the Extension Request, but only with respect to the Term Advances of the Lenders under the Term Loan Facility that have given such written approval. Except to the extent that a Lender that did not give its written approval to such Extension Request under the Term Loan Facility that has been approved in accordance with this Section 2.17 (“Term Declining Lender”) is replaced prior to its Term Declining Lender’s Termination Date as provided in Section 2.20 or such Term Declining Lender subsequently elects to extend the Term Loan Facility Maturity Date of its Term Advances pursuant to a subsequent Extension Request, then (a) the Current Term Advance Amount shall be decreased by the aggregate principal amount of Term Advances of each such Term Declining Lender on (and the Current Term Advance Amount shall decrease effective as of) the Term Loan Facility Maturity Date, as determined prior to such Extension Request (the “Term Declining Lender’s Termination Date”) and (b) the Loans and all interest, fees and other amounts owed to such Term Declining Lender under the Term Loan Facility with respect to which it is a Term Declining Lender shall be paid in full on each such Term Declining Lender’s Termination Date.

2.18 Additional Term Loans.

(a) The Borrower may, at any time and from time to time after the Amendment No. 3 Effective Date, by notice to the Administrative Agent, request an increase in the Term Loan Facility (“Additional Term Loans”) (within the limitations herein provided), which notice shall set forth the amount of such requested borrowing of Additional Term Loans. The Additional Term Loans may be effected by having one or more New Term Lenders become Lenders under the Term Loan Facility and/or by having any one or more of the then existing Lenders under the Term Loan Facility (at their respective election in their sole discretion) that have been approved by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld or delayed), provide Additional Term Loans, provided that (i) each borrowing of Additional Term Loans shall be in an amount not less than $5,000,000, (ii) on the applicable Additional Term Loan Effective Date, after giving effect to the borrowing of Additional Term Loans, the ~~aggregate principal amount of all Additional Term Loans borrowed under this Section 2.18~~Current Term Advance Amount shall not exceed ~~$400,000,000,~~the Term Loan Facility Limit, (iii) no Unmatured Default or Default exists or would exist after giving effect to the Facility Increase, (iv) all financial covenants set forth in Section 7.28 would be satisfied on a pro forma basis for the most recent determination period, after giving effect to such borrowing of Additional Term Loans as if it occurred on the last day of such determination period and (v) any Additional Term Loans shall be on the terms and pursuant to the documentation applicable to the Term Loans under the Term Loan Facility immediately prior to the borrowing of such Additional Term Loans.

(b) As a condition to the borrowing of Additional Term Loans, (i) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit B hereto and the Administrative Agent shall have accepted and executed the same; (ii) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Administrative Agent the applicable Note payable to such Additional Lender (or its registered assigns); (iii) the Guarantors shall have consented in writing to the borrowing of Additional Term Loans and shall have agreed that their Guaranty Agreements continue in full force and effect with respect to the Term Loan Facility after giving effect to such borrowing of Additional Term Loans; (iv) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such borrowing of Additional Term Loans; (v) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.1 (viii), modified to apply to the borrowing of Additional Term Loans and to each Note, Commitment and Acceptance, and other documents executed and delivered in connection with such borrowing of Additional Term Loans); and (vi) a Ratable Borrowing Notice in accordance with Section 2.2.3 or as otherwise agreed among the Borrower, the Administrative Agent and the Additional Lenders. The form and substance of the documents required under clauses (i) through (v) above shall be ~~fully~~ acceptable to the Administrative Agent in its reasonable discretion. The Administrative Agent shall promptly provide written notice to all of the Lenders hereunder of any borrowings of Additional Term Loans.

(c) Upon the effective date of any borrowing of Additional Term Loans pursuant to the provisions hereof (the “Additional Term Loan Effective Date”), which Additional Term Loan Effective Date shall be mutually agreed upon by the Borrower, each applicable Additional Lender and the Administrative Agent, then: (A) on such Additional Term Loan Effective Date, each Additional Lender under the Term Loan Facility shall advance its Additional Term Loan, which shall be combined with the other outstanding Term Advances and converted into one or more Term Advances under the Term Loan Facility; (B) on such Additional Term Loan Effective Date, the Borrower shall pay all costs (if any) payable under Section 3.4 resulting from the termination of any Eurodollar Ratable Advances under the Term Loan Facility prior to the last day of the applicable Interest Period; and (C) such Additional Lender under the Term Loan Facility shall have all of the rights and obligations of a Term Lender hereunder on and after such Additional Term Loan Effective Date.

(d) [Reserved].

(e) For the avoidance of doubt, any borrowing of Additional Term Loans pursuant to the provisions of this Section 2.18 shall not require the consent of any Lender other than the applicable Additional Lenders. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to make an Additional Term Loan hereunder at any time or a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to make an Additional Term Loan hereunder at any time.

2.19 [Reserved].

2.20 Replacement of a Lender. If a Lender (“Affected Lender”) (a) sustains or incurs a loss or expense or reduction of income and requests reimbursement therefor from the Borrower pursuant to Section 3.1, 3.2, 3.4 or 3.5, (b) determines that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable Law or it is otherwise impossible for such Lender (or its Lending Installation) to make, maintain or fund its Eurodollar Loan and so notifies the Administrative Agent pursuant to Section 3.3 or (c) is a Term Declining Lender or a Non-Consenting Lender, the Borrower may on or after the date on which the Borrower receives such request (in the case of clause (a) above) or after the date on which the Administrative Agent gives the Borrower notice of the Administrative Agent’s receipt of the notice from such Lender under Section 3.3 (in the case of clause (b) above) or at any time prior to such Term Declining Lender’s Termination Date (in the case of clause (c) above) or at any time after the date that it is determined that such Lender is a Non-Consenting Lender (in the case of clause (c) above) notify the Administrative Agent and such Affected Lender that a Replacement Lender designated by the Borrower in the notice has agreed to replace such Lender with respect to its outstanding Term Loans, provided that (i) any Replacement Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed); (ii) any assignment to a Replacement Lender shall be subject to Section 13.3; and (iii) the Borrower shall have paid any amounts due pursuant to Section 3.1, 3.2, 3.4 or 3.5 to the Affected Lender to be replaced on or before such replacement. The Affected Lender to be replaced shall assign, as applicable, its Term Loans hereunder to the Replacement Lender pursuant to the procedures for assignments contained in Section 13.3 and shall receive, concurrently with such assignments, payment of an amount equal to all outstanding amounts payable to such Affected Lender with respect to the aggregate outstanding principal amount of the Loans held by such Affected Lender, all interest thereon to the date of the assignment, all accrued fees to the date of such assignment and any amounts payable under Section 3.4 with respect to any payment of any Eurodollar Loan resulting from such assignment. Such Affected Lender shall not be responsible for the payment to the Administrative Agent of the fee provided for in Section 13.3.2, which fee shall be paid by such Replacement Lender. In the case of an assignment by (i) a Term Declining Lender under this Section 2.20, the Replacement Lender that is the assignee of such Term Declining Lender shall agree at the time of such assignment to the extension to the Extension Date of the Term Loan Facility Maturity Date with respect to the Term Loan Facility, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and (in its reasonable discretion) the Administrative Agent or (ii) a Non-Consenting Lender under this Section 2.20, the Replacement Lender that is the assignee of the Non-Consenting Lender shall agree at the time of such assignment to the amendment, consent or waiver which such Non-Consenting Lender has not consented to, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and (in its reasonable discretion) the Administrative Agent.

2.21 Termination of Term Loans of Non-Consenting Lender. At any time prior to the replacement of Term Declining Lender or a Non-Consenting Lender pursuant to Section 2.20, the Borrower may, upon not less than 15 days’ prior notice to the Administrative Agent and such Term Declining Lender or Non-Consenting Lender, as the case may be, prepay the Term Loans of such Term Declining Lender or Non-Consenting Lender in accordance with the provisions of this Article II, as of a Business Day (in the case of the prepayment of the Term Loans of a Term Declining Lender, prior to the Term Declining Lender’s Termination Date) set forth in such notice. In the event of such prepayment of Term Loans of a Term Declining Lender or a Non-Consenting Lender, as applicable, the Borrower shall pay to the Administrative Agent on the date of such prepayment of Term Loans, for the account of such Term Declining Lender or Non-Consenting Lender, as applicable, all Loans and other sums payable to such Term Declining Lender or Non-Consenting Lender, as applicable, under the Term Loan Facility and all amounts (if any) payable to such Term Declining Lender or Non-Consenting Lender, as applicable, under Section 3.4 under the Term Loan Facility by reason of such payment. Such Term Declining Lender or Non-Consenting Lender, as applicable, shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 10.6(b) to the extent such Term Declining Lender’s or Non-Consenting Lender’s, as applicable, entitlement to such benefit arose out of its position as a Lender under the Term Loan Facility prior to the prepayment of its Term Loans.

ARTICLE III

INCREASED COSTS; TAXES

3.1 Increased Costs. If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurodollar Ratable Advance any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Installation), shall impose on any Lender (or its Lending Installation) or the Administrative Agent or on the London interbank market any other condition (other than Taxes) affecting its Eurodollar Ratable Advances or its obligation to make Eurodollar Ratable Advances, or shall subject such Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Installation) of making or maintaining any Eurodollar Ratable Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Installation) or the Administrative Agent under this Agreement or under its Note with respect thereto by an amount deemed by such Lender or the Administrative Agent to be material, then, within 30 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided, however, that at such time such Lender shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Agreement.

For the avoidance of doubt, this Section 3.1 shall not apply to Indemnified Taxes or Excluded Taxes.

3.2 Capital Adequacy. If any Lender shall have determined that any Change in Law affecting such Lender or any Lending Installation of such Lender regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy or liquidity, as applicable) by an amount deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that at such time such Lender shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Section. Notwithstanding anything to the contrary, this Section 3.2 shall not apply to Taxes, which shall be governed exclusively by Section 3.1 and Section 3.5.

3.3 Availability of Certain Term Advances; Illegality.

(a) (i) If the Required Lenders under the Term Loan Facility determine that (A) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (B) the interest rate applicable to a Rate Option does not accurately reflect the cost of making or maintaining the applicable Term Advance, then the Administrative Agent shall suspend the availability of the affected Rate Option under the Term Loan Facility or (~~b~~ii) if, after the ~~date of this Agreement~~Amendment No. 3 Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Installation) with any request or directive issued after the date hereof (whether or not having the force of law) of any such Official Body shall make it unlawful or impossible for any Lender (or its Lending Installation) to make, maintain or fund its Eurodollar Ratable Advances hereunder such Lender shall so notify the Administrative Agent and the Borrower, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Eurodollar Ratable Advances shall be suspended. Before giving any notice to the Administrative Agent and the Borrower pursuant to this Section 3.3, such Lender shall designate a different Lending Installation if such different Lending Installation is available to the applicable Lender, such designation will avoid the need for giving such notice and such designation will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Ratable Advances to maturity and shall so specify in such notice, each such Eurodollar Ratable Advances will automatically, upon such demand, be converted into an ABR Advance.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) (x) that adequate and reasonable means do not exist for ascertaining the the LIBO Rate (including, without limitation, because the LIBO Rate is not available or published on a current basis), for U.S. dollars and such Interest Period and such circumstances are unlikely to be temporary or (y) the circumstances set forth in clause (b) (i) have not arisen but the supervisor for the administrator of the LIBO Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, or (ii) a rate other than the LIBO Rate has become a widely recognized benchmark rate for newly originated loans in Dollars, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest (including modifications to clause (b) of the definition of “Federal Funds/Euro-Rate”) and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date such proposed amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (i)(y) or (ii) of the first sentence of this 3.3(b), only to the extent the LIBO Rate for U.S. dollars and such Interest Period is not available or published at such time on a current basis), (A) any Ratable Borrowing Notice that requests a Eurodollar Ratable Advance or a Federal Funds/Euro-Rate Advance shall be ineffective and (B) any Rate Option Notice that requests the conversion of any Term Advance to, or continuation of any Term Advance as, a Eurodollar Ratable Advance or a Federal Funds/Euro-Rate Advance shall be ineffective and such Term Advance shall be automatically converted at such time into an ABR Advance; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

3.4 Funding Indemnification. If (a) (i) any payment of a Eurodollar Ratable Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or (ii) a Eurodollar Ratable Advance is not made on the date specified by the Borrower, or (iii) any Term Advance is not continued as or converted into a Eurodollar Ratable Advance, on the date specified by the Borrower, in each case, for any reason other than default by the Lenders or (b) the assignment of any Eurodollar Loan occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Borrower pursuant to Section 2.20, then the Borrower will indemnify each applicable Lender for any loss or cost (including any reasonable internal administrative costs but excluding any loss of margin, any lost profits ~~(including loss of margin)~~ and any loss, cost or expense resulting from the failure of such Lender to make a Loan as a result of a default by such Lender) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Ratable Advance. Determination of amounts payable under this Section 3.4 in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not.

3.5 Taxes.

(a) Unless otherwise required by applicable law, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) to the extent such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.5) have been made, the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant governmental authority in accordance with applicable law. As soon as practicable after any payment of Taxes by a Loan Party to a governmental authority pursuant to this Section 3.5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b) The Borrower hereby agrees to pay any present or future stamp, court or documentary Taxes and any other intangible, recording, filing, excise or property Taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (“Other Taxes”).

(c) The Borrower agrees unconditionally to indemnify and save the Administrative Agent and the Lenders harmless from and against any or all Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5), including any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant governmental authority. Such indemnification payments by the Borrower shall be made within 20 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

(d) (1) Any Lender that is eligible for an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate or withholding. In addition, any Lender, at the time or times reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.5(d)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(d)(2)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding any other provision of this Section 3.5, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(2) Without limiting the generality of the foregoing:

(A) Each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed originals of IRS Form W 9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement) (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) two properly completed and duly executed originals of IRS Form W 8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code;

(ii) two properly completed and duly signed originals of IRS Form W 8ECI (or any successor forms);

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit I-1 (a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed originals of IRS Form W 8BEN or W-8BEN-E; or

(iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W 8IMY, accompanied by IRS Form W 8ECI, IRS W 8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W 9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this agreement.

(e) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.5(d).

3.6 Lender Statements: Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its applicable Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2, 3.4 and 3.5 or to avoid the unavailability of the applicable Eurodollar Ratable Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount (which calculations shall be made in good faith) and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 30 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender pursuant to Section 3.1, 3.2 or 3.4 relating to any period of time which is greater than 90 days prior to such Person’s request for additional payment except for retroactive application of any law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 90 days after the public announcement of such retroactive application.

ARTICLE IV

RESERVED

ARTICLE V

CONDITIONS PRECEDENT

5.1 Closing Conditions. This Agreement shall not be effective unless the following conditions precedent shall have been satisfied:

(i) The Administrative Agent shall have received copies of the articles or certificate of incorporation of each of the Borrower and the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii) The Administrative Agent shall have received copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Company, of the by-laws and Board of Directors’ resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Company (as applicable) is a party.

(iii) The Administrative Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Company (as applicable) authorized to sign the Loan Documents to which the Borrower or the Company (as applicable) is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Company (as applicable).

(iv) To the extent requested by the Administrative Agent, the Administrative Agent shall have received copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(v) To the extent requested by the Administrative Agent, the Administrative Agent shall have received copies, certified by the Secretary or Assistant Secretary of each other Loan Party, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

(vi) The Administrative Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party.

(vii) The Administrative Agent shall have received a certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

(viii) The Administrative Agent shall have received a solvency certificate signed by the chief financial officer or treasurer of the Company, confirming the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the borrowing of the Term Loans on the Closing Date.

(ix) The Administrative Agent shall have received written opinions of the Company’s and Borrower’s counsel, addressed to the Lenders in substantially the forms of Exhibit C and Exhibit D.

(x) The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.11 payable to each such requesting Lender (or its registered assigns).

(xi) The Administrative Agent shall have received the Guaranty Agreement duly executed by each of the Guarantors in substantially the form of Exhibit E hereto.

(xii) The Borrower shall have paid to the Administrative Agent the fees provided for in the Fee Letter.

(xiii) The Borrower shall have paid all fees and expenses due to the Arranger (including without limitation, expenses of counsel to the Administrative Agent and the Arranger) required to be paid on the Closing Date.

(xiv) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, that has been requested prior to the Closing Date.

(xv) Such other documents as any Lender or its counsel may have reasonably requested.

(xvi) The Borrower shall have paid to the Administrative Agent for the account of each Lender on the Closing Date, an upfront fee equal to 0.30% of the aggregate principal amount of the Initial Term Loans made on the Closing Date, which may be reflected as original issue discount.

5.2 Each Term Advance. The Lenders shall not be required to make any Term Advance unless on the applicable Borrowing Date:

(i) There exists no Default or Unmatured Default, except for Unmatured Defaults that will be cured on the applicable Borrowing Date, and that the Borrower certifies will be cured on the applicable Borrowing Date, by (x) the use of the proceeds of any loan or advance under the Existing Credit Agreement or (y) the issuance, amendment or extension of an Existing Credit Agreement Letter of Credit that has been requested under the Existing Credit Agreement.

(ii) The representations and warranties contained in Article VI are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

(iii) All legal matters incident to the making of such Term Advance shall be satisfactory to the Administrative Agent and its counsel.

Each Ratable Borrowing Notice with respect to each Term Advance shall constitute a representation and warranty by the Borrower that the condition contained in Section 5.2(i) has been satisfied. The Administrative Agent may require a duly completed compliance certificate in substantially the form of Exhibit F (but without any requirement for updating the calculations of compliance with financial covenants) as a condition to making a Term Advance. Notwithstanding the foregoing, any outstanding Term Loans may be continued as Eurodollar Ratable Advances or converted to Eurodollar Ratable Advances notwithstanding the existence of a Default or Unmatured Default subject to the provisions of Section 2.9.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower and the Company each represent and warrant to the Lenders that:

6.1 Existence and Standing. Each of the Borrower and the Company is (i) a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except with respect to clause (ii) as could not reasonably be expected to have a Material Adverse Effect. Each of the other Loan Parties is a corporation, partnership, limited liability company or trust duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case to the extent it is material to the operation of the businesses of the Loan Parties taken as a whole.

6.2 Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law); and except, in each case in the case of any Designated Guarantor that, upon request by the Borrower in accordance with Section 10.13 would be converted to a Non-Loan Party, any violation of the foregoing that does not have a material adverse effect on the ability of the Lenders or the Administrative Agent to substantially realize the benefits afforded under the Loan Documents (it being agreed that the parties will work together diligently to remedy promptly any such violation).

6.3 No Conflict; Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above, would not reasonably be expected to have a Material Adverse Effect. As of ~~May 19, 2016,~~the Amendment No. 3 Effective Date, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

6.4 Financial Statements. The (i) October 31, ~~2015~~2017 consolidated financial statements of the Company and its Subsidiaries and (ii) ~~January~~July 31, ~~2016~~2018 consolidated financial statements of the Company and its Subsidiaries, in each case, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of clause (ii) to year-end audit adjustments and the absence of footnotes.

6.5 Material Adverse Change. As of ~~May 19, 2016,~~the Amendment No. 3 Effective Date, since October 31, ~~2015~~2017 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.

6.6 Taxes. Except in each case for violations or failures that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Loan Parties (i) have timely filed all U.S. federal tax returns and all other tax returns which are required to be filed and (ii) have paid all Taxes due pursuant to said returns and all other Taxes imposed on them or any of their Property, assets, income, businesses and franchises by any taxing authority, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP. Except in each case for violations or failures that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (i) there are no current, proposed, or pending Tax assessments, deficiencies or audits against any Loan Party or any of their respective Subsidiaries, and no Tax Liens have been filed against any Loan Party or any of their Property, assets, income, businesses or franchises, except with respect to such Taxes, if any, as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP and (ii) the charges, accruals and reserves on the books of the Loan Parties in respect of any Taxes are adequate in all material respects.

6.7 Litigation and Contingent Obligations. Except as set forth on Schedule 6 there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Loan Parties that (a) could reasonably be expected to have a Material Adverse Effect or (b) seeks to prevent, enjoin or delay the making of any Loans except (but only in the case of any litigation, arbitration, governmental investigation, proceeding or inquiry described in this clause (b) arising after the ~~Closing~~Amendment No. 3 Effective Date) to the extent that the Borrower has disclosed the same to the Administrative Agent and has concluded, on the basis of advice of independent counsel and to the satisfaction of the Administrative Agent, that the same is not reasonably likely to result in the prevention, injunction or delay in the making of the Loans and that the pendency of such litigation, arbitration, governmental investigation, proceeding or inquiry does not have a

Material Adverse Effect. Other than (A) any Contingent Obligation or (B) any liability incident to any litigation, arbitration or proceeding that (in the case of either (A) or (B)) (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 6, as of the ~~Closing~~Amendment No. 3 Effective Date, the Loan Parties have no Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

6.8 Subsidiaries. Schedule 7 contains an accurate list of all Subsidiaries of the Company as of the date set forth in such Schedule, setting forth their respective jurisdictions of organization. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

6.9 Accuracy of Information. No information, exhibit or report furnished by any of the Loan Parties to the Administrative Agent or to any Lender on or before ~~May 19, 2016~~the Amendment No. 3 Effective Date in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made and taken as a whole, not materially misleading~~.~~

6.10 Regulation U. None of the Loan Parties holds or intends to hold margin stock (as defined in Regulation U) in amounts such that more than 25% of the value of the assets of any Loan Party are represented by margin stock.

6.11 Material Agreements. None of the Loan Parties is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

6.12 Compliance with Laws. The Loan Parties have complied with all Laws applicable to the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply that could not reasonably be expected to have a Material Adverse Effect.

6.13 Ownership of Properties. Except as set forth on Schedule 8, on ~~May 19, 2016,~~the Amendment No. 3 Effective Date, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Loan Parties, except (i) for transfers of such Property and assets permitted under the terms of ~~the “Existing Credit~~this Agreement~~” (~~ as ~~defined in the Existing Credit Agreement)~~in effect immediately prior to the Amendment No. 3 Effective Date or (ii) where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

6.14 ERISA.

6.14.1 Plan Assets; Prohibited Transactions. None of the Loan Parties is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a Prohibited Transaction.

6.14.2 Liabilities. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $~~10,000,000.~~20,000,000. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans or Multiple Employer Plans that individually or in the aggregate with all such withdrawal liabilities exceeds $~~10,000,000.~~20,000,000.

6.14.3 Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and each member of the Controlled Group is in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has not been any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group have made any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii) To the best of the Company’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iii) Neither the Company nor any other member of the Controlled Group has instituted proceedings to terminate any Plan.

(iv) No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan.

(v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time to and as of the date of the actuarial reports for such Plan does not exceed the aggregate fair market value of the assets of such Plan.

(vi) Neither the Company nor any other member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii) To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group have made all contributions required to be paid for all prior periods.

6.15 Investment Company Act. None of the Loan Parties is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16 Intentionally Omitted.

6.17 Employment Matters. The Loan Parties are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except for failures to comply that would not individually or in the aggregate have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Company or any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.

6.18 Environmental Matters. Except as disclosed on Schedule 10:

(i) In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws, and, on the basis of this consideration, the Company has concluded that compliance with Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.

(ii) Except for violations or failures that individually and in the aggregate are not reasonably likely to result in a Material Adverse Effect, (A) none of the Loan Parties has received any Environmental Complaint from any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received and (B) there are no pending or, to the Company’s knowledge, threatened Environmental Complaints relating to any Loan Party or, to the Company’s knowledge, any prior or subsequent owner of the Property.

(iii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and (B) there are no past or present Environmental Conditions at, on or under the Property or, to the Company’s knowledge, at, on or under adjacent property, that could reasonably be expected to result in liability of any Loan Party under any Environmental Law.

(iv) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under the Property, or, to the Company’s knowledge, at, on or under adjacent property, that result in the Release or threatened Release of Regulated Substances onto the Property, except to the extent that such Releases or threatened Releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect.

(v) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) there are no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and (B) there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.

(vi) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party has all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties have submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

(vii) Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all past and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Regulated Substances have been done in accordance with the Environmental Laws.

(viii) There are no violations of the type described in the foregoing clauses (i) through (vii), without giving effect to any materiality qualifiers therein, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.19 Senior Debt Status. The Obligations rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment over the Subordinated Indebtedness.

6.20 Designated Guarantors. All Subsidiaries of the Company that are integral to the homebuilding business of the Toll Group are Designated Guarantors.

6.21 Anti-Corruption Laws and Sanctions. The Borrower and the Company have implemented and maintain in effect policies and procedures designed to promote compliance by the Borrower, the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Senior Executives of the Company and the Borrower, their respective directors, officers, agents and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, the Company or any of its Subsidiaries or (b) to the knowledge of the Senior Executives of the Company and the Borrower, any of their respective directors, officers, or employees or any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. Neither the making of any Loan or issuance of any Facility Letter of Credit to or for the account of the Borrower or any other Loan Party nor the use of the proceeds of any Loan or any Facility Letter of Credit by the Borrower or any Loan Party will violate Anti-Corruption Laws or applicable Sanctions.

6.22 EEA Financial Institution. None of the Loan Parties is an EEA Financial Institution.

6.23 FATCA. For purposes of FATCA, from and after the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loan made hereunder (including any Loan that has been already outstanding) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

ARTICLE VII

COVENANTS

Until payment in full of all obligations under this Agreement (other than in respect of contingent indemnification claims not yet asserted), unless the Required Lenders shall otherwise consent in writing, the Borrower and the Company will perform and observe, and (as and where applicable) will cause the other Loan Parties to perform and observe, the following covenants:

7.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders (or the Administrative Agent, on behalf of the Lenders), which may be by electronic transmission:

(i) Audited Financial Statements. Within 95 days after the close of each of its fiscal years, an audit report, which report shall not be subject to any “going concern” qualification or qualification as to the scope of the audit, certified by independent certified public accountants of national recognition or otherwise reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP on a consolidated basis for the Company and its Subsidiaries, including balance sheets as of the end of such period, a related consolidated profit and loss statement, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants. Filing of such financial statements with the SEC shall be deemed delivery of such financial statements to the Lenders.

(ii) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Company, for the Company and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and a related consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, which statements shall be a complete and accurate copy of such signed statements as filed with the SEC and certified by the Company’s chief financial officer, chief accounting officer, controller or treasurer (which certificate shall be satisfactory in form to the Administrative Agent). Filing of such financial statements with the SEC shall be deemed delivery of such financial statements to the Lenders.

(iii) Annual Plan and Forecast. As soon as available, but in any event within 120 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for such fiscal year.

(iv) Compliance Certificate. Within five (5) days after each of the dates on which financial statements are required to be delivered under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit F signed by the chief financial officer, chief accounting officer, controller or treasurer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v) Annual ERISA Statement. If applicable, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vi) Reportable Event. As soon as possible and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, chief accounting office, controller or treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

(vii) Environmental Notices. As soon as possible and in any event within 10 days after a Senior Executive of a Loan Party receives the same, a copy of (a) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the Release by any Loan Party or any other Person of any Regulated Substances that could reasonably be expected to have a Material Adverse Effect, and (b) any notice alleging any violation of any Environmental~~,~~ Law by any Loan Party~~,~~ that, ~~in either case,~~ could reasonably be expected to have a Material Adverse Effect.

(viii) Borrowing Base Certificate. At any time that the Leverage Ratio equals or exceeds 1.50 to 1.00 and the Company does not have an Investment Grade Rating (in each case as determined as of the last day of a fiscal quarter), simultaneous with the delivery of the Compliance Certificate required to be delivered with respect to such fiscal quarter pursuant to Section 7.1(iv), a Borrowing Base Certificate.

(ix) Notices Regarding Plans and Benefit Arrangements.

(A) (Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of: (1) any Prohibited Transaction that could subject the Company or any member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder that in either case would reasonably be expected to result in a liability in excess of $~~5,000,000~~10,000,000; (2) any assertion of material withdrawal liability with respect to any Multiemployer Plan or Multiple Employer Plan; (3) any partial or complete withdrawal from a Multiemployer Plan, by the Company or any member of the Controlled Group under Title IV of ERISA (or assertion thereof), which such withdrawal is likely to result in a material liability; (4) any withdrawal by the Company or any member of the Controlled Group from a Multiple Employer Plan; (5) any failure by the Company or any member of the Controlled Group to make a payment to a Plan required to avoid imposition of a lien under Section 303(k) of ERISA; or (6) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase the unfunded benefit liability or to materially reduce the liability to make periodic contributions.

(B) Promptly after receipt thereof, copies of (a) all notices received by the Company or any member of the Controlled Group of the PBGC’s intent to terminate any Plan administered or maintained by the Company or any member of the Controlled Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any member of the Controlled Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any member of the Controlled Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any member of the Controlled Group with the Internal Revenue Service with respect to each such Plan.

(C) Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the IRS in connection with the termination of any Plan.

(x) Project Reports. Within thirty (30) days after the end of each fiscal quarter of the Borrower and, from and after delivery of a Compliance Certificate evidencing that the Leverage Ratio exceeds 1.50 to 1.00 and provided that the Company does not have an Investment Grade Rating (in each case as of the last day of a fiscal quarter) and until the earlier of the delivery of a Compliance Certificate for a subsequent fiscal quarter evidencing that the Leverage Ratio does not exceed 1.50 to 1.00 as of the last day of such fiscal quarter and the date that the Company obtains an Investment Grade Rating, each calendar month, statements accompanied by a certificate of the chief financial officer, chief accounting officer, controller or treasurer of Company, actually setting forth for the last week of the prior calendar quarter or month (as applicable) sales reports showing unit sales and unsold inventory completed or under construction by the Loan Parties in connection with each of their projects.

(xi) Subordinated Loan Documents. Prior to any Loan Party’s entering into or amending any Subordinated Loan Documents, copies thereof and a description of any material differences between the subordination provisions of such Subordinated Loan Documents and the subordination provisions of the Subordinated Loan Documents identified in Schedule 4 or most recently approved hereunder.

(xii) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Company (regardless of whether the Company is no longer required to file such reports with the SEC by reason of the Company ceasing to be a reporting company) on Forms 10-Q, 10-K or 8-K filed with the SEC. Filing such information with the SEC shall be deemed delivery to the Lenders.

(xiii) Shareholder Reports. Promptly upon the furnishing thereof to the shareholders of the Company, complete and accurate copies of all financial statements, reports and proxy statements so furnished. Filing such information with the SEC shall be deemed delivery to the Lenders.

(xiv) Beneficial Ownership. Promptly after the Borrower constituting a “legal entity customer” (as defined in the Beneficial Ownership Regulation), a Beneficial Ownership Certification and, promptly after a Senior Executive obtaining knowledge of any change in the information provided in a prior Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, an updated Beneficial Ownership Certification.

(xv) ~~(xiv)~~ Other Information. Such (a) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws and (b) any other information (including non-financial information) as the Administrative Agent may from time to time reasonably request, including, without limitation, pursuant to any reasonable request by any Lender.

7.2 Use of Proceeds. The Borrower and each other Loan Party will use the proceeds of the Term Advances for lawful, general business purposes. Neither the Borrower nor any other Loan Party will use any of the proceeds of the Term Advances to purchase or carry any “margin stock” (as defined in Regulation U). The Company and the Borrower shall not use, and shall procure that their respective Subsidiaries shall not use, the proceeds of any Loan in any manner which would result in any violation of Anti-Corruption Laws or applicable Sanctions.

7.3 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect.

7.4 Conduct of Business. The Loan Parties will carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted (and fields reasonably related, ancillary or complimentary thereto) and, in the case of the Borrower and the Company, will do (and in the case of any other Loan Party, to the extent that its failure to do so could reasonably be expected to have a Material Adverse Effect, will do) all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership, trust or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

7.5 Taxes. Except for violations or failures that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Loan Party will (i) file in a timely manner complete and correct U.S. federal and all applicable foreign, state and local tax returns required by law and (ii) pay when due all Taxes upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.

7.6 Insurance. Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

7.7 Compliance with Laws. Each Loan Party will comply with all Laws (excluding Environmental Laws, compliance with which is governed by Section 7.25) to which it may be subject, to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect. The Company and the Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, the Company, its Subsidiaries and their respective officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.8 Maintenance of Properties. Each Loan Party will maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.9 Inspection. Each Loan Party will permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Loan Parties, examine and make excerpts of the books of accounts and other financial records of the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably designate.

7.10 Mergers; Consolidations; Dissolutions. No Loan Party shall merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) there is no Change of Control of the Loan Party; (ii) the character of the business of the Toll Group on a consolidated basis will not be materially changed by such occurrence; (iii) such occurrence shall not constitute or give rise to a Default or Unmatured Default; and (iv) if, in the case of the Borrower or the Company, it is not the surviving entity of such merger or consolidation, such surviving entity shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Borrower’s or the Company’s (as applicable) obligations under the Loan Documents to which the Borrower or the Company (as applicable) is party and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Neither the Toll Group nor any portion thereof the dissolution, liquidation or winding up of which could reasonably be expected to have a Material Adverse Effect shall dissolve, liquidate, or wind up its business by operation of law or otherwise.

7.11 Distributions of Securities. The Company shall not distribute to its shareholders any securities of any Subsidiary unless (a) such Subsidiary is a Non-Loan Party; (b) such distribution does not constitute or give rise to a Default or Unmatured Default; (c) such distribution does not result in a Change of Control of a Loan Party; and (d) such distribution does not materially change the operations of the Toll Group.

7.12 Disposition of Assets. None of the Loan Parties will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its Property (including, but not limited to, sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock (other than capital stock of the Company), shares of beneficial interest or partnership interests of another Loan Party or an Affiliate of a Loan Party), except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the business of the Loan Parties (taken as a whole);

(iii) any sale, transfer or lease of assets to any other Loan Party;

(iv) any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased;

(v) any sale, transfer or lease of assets of, or interests in, a Non-Loan Party or any other Affiliate of the Company that is not a Loan Party; and

(vi) mergers or consolidations permitted in this Agreement.

7.13 Borrower a Wholly-Owned Subsidiary. The Borrower will at all times be a Wholly-Owned Subsidiary of the Company or of a successor to the Company (but only if the ownership by such successor does not constitute or result in a Change of Control).

7.14 Investments and Acquisitions. None of the Loan Parties will make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or will create any Subsidiary or will become or remain a partner in any partnership or joint venture, except Permitted Investments.

7.15 Liens. None of the Loan Parties will create, incur, or suffer to exist any Lien in, of or on any Property whether now owned or hereafter acquired, except Permitted Liens.

7.16 Additional Designated Guarantors. The Borrower may at any time designate (in the manner hereinafter provided) any Wholly-Owned Subsidiary of the Company as a Designated Guarantor, and shall designate (in the manner hereinafter provided) each newly-formed or newly-acquired Wholly-Owned Subsidiary of the Company (other than a Mortgage Subsidiary) as a Designated Guarantor on a quarterly basis simultaneously with its delivery of the next Compliance Certificate pursuant to Section 7.1(iv) (unless, on or prior to the time of such delivery, the Borrower satisfies the requirements of Non-Designation of such Wholly-Owned Subsidiary in accordance with Section 10.13) in accordance with the provisions of this Section 7.16. Such designation of a Wholly-Owned Subsidiary of the Company as a Designated Guarantor shall be effected by the delivery by the Borrower to the Administrative Agent of each of the following:

(i) Notice by the Borrower and the Company identifying such Designated Guarantor, the state of its formation, and the ownership of the capital stock or other ownership interests in such Designated Guarantor;

(ii) A Supplemental Guaranty duly executed and delivered by such Designated Guarantor;

(iii) Documents with respect to such Designated Guarantor addressing the requirements set forth in clauses (iv), (v) and (vi) of Section 5.1; and

(iv) Such information relating to the organization, operations and finances of such Designated Guarantor as the Administrative Agent shall reasonably request.

Upon the Administrative Agent’s receipt of the foregoing, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, such Wholly-Owned Subsidiary of the Company shall be a Designated Guarantor and a Loan Party hereunder.

7.17 Subordinated Indebtedness. Except as otherwise permitted in the last sentence of this Section 7.17, no Loan Party will make any amendment or modification to any Subordinated Loan Document, without providing at least thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period as the Administrative Agent shall agree), and obtaining the prior written consent of the Required Lenders thereto. The Loan Parties may amend or modify any Subordinated Loan Document without obtaining the consent of the Required Lenders if after giving effect to such amendment or modification (a) the subordination provisions therein would be permitted under this Agreement, and (b) the covenants governing such Subordinated Indebtedness affected by the amendment are no more onerous to the borrower of such Subordinated Indebtedness than those contained under this Agreement and the Administrative Agent shall have received an officer’s certificate to such effect by an Authorized Officer of the Company.

7.18 Intercompany Loans, Loans from Non-Loan Parties. The Borrower may make Intercompany Loans available to the Guarantors using proceeds of the Loans. Each Intercompany Loan shall be evidenced either by a promissory note of the obligor under such Intercompany Loan (individually, an “Intercompany Note” and collectively, the “Intercompany Notes”), an intercompany account agreement between Borrower and the obligor under such Intercompany Loan (individually, an “Intercompany Agreement” and collectively, the “Intercompany Agreements”) or by an entry on the books and records of the Borrower and the obligor under such Intercompany Loan, and repayment of such Intercompany Loans shall be on such terms as the Borrower and the Guarantors agree. Each Intercompany Loan shall be subordinated to the Guarantors’ obligations under the Guaranty Agreements pursuant to the terms of the Guaranty Agreement and shall either be a demand loan or become due and payable upon the acceleration of the Loans pursuant to Section 9.1 after the occurrence of a Default hereunder. Any Intercompany Note, Intercompany Agreement or book-entry claim may in turn be assigned by the Borrower to another Guarantor or any other member of the Toll Group as a capital contribution. The Company shall establish and maintain such books and records relating to Intercompany Loans and other Investments in the Designated Guarantors as are required to enable it and the Administrative Agent to trace advances and repayments of principal of Intercompany Loans and other investments in the Guarantors.

7.19 Appraisals.

7.19.1 Procedures. The Loan Parties shall cooperate with the Lenders and the appraisers in making appraisals of the Borrowing Base Assets which the Administrative Agent, at the direction of the Required Lenders, may from time to time request. The Borrower may, within ten (10) days following any such request by the Administrative Agent, specify which other of the Borrowing Base Assets it requests to have similarly appraised. Following the first to occur of (A) completion of all appraisals requested at any one time by the Administrative Agent and the Borrower under this Section 7.19, and (B) a date specified by the Administrative Agent no earlier than 45 days after the last request for an appraisal has (or could have) been made by the Borrower in accordance with the immediately preceding sentence, the appraised values of all

Borrowing Base Assets which have been appraised (rather than their book value) shall be used for purposes of applying the covenant contained in Section 7.28.2. The Required Lenders shall have the right to request appraisals pursuant to this Section 7.19 not more than two times in any period of twelve consecutive months, and shall specify in such request all of the Borrowing Base Assets for which the Lenders desire appraisals.

7.19.2 Costs. Any appraisals by the Administrative Agent shall be at the Lenders’ expense (in the proportion of their respective Term Loan Ratable Shares), unless using such appraised values would result in the covenant contained in Section 7.28.2 being violated, in which event all such appraisals shall be at the Borrower’s expense; provided, that, in addition to the foregoing, if at any time that the Borrowing Base provisions set forth in Section 7.28.2 are in effect because both the Leverage Ratio is above the threshold set forth therein as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1(i) or (ii) and the Company does not have an Investment Grade Rating as of the end of such fiscal quarter, the amount of the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered pursuant to Section 7.1(viii)) is not greater than the aggregate principal amount of the Senior Indebtedness then outstanding (excluding outstanding Alternative Letters of Credit and other outstanding Letters of Credit or similar arrangements to the extent collateralized by cash, Marketable Securities or Cash Equivalents) by at least an amount equal to 10% of the aggregate principal amount of such Senior Indebtedness then outstanding (with Senior Indebtedness being calculated in accordance with Section 7.28.2), then the Administrative Agent, at the written request of the Required Lenders, shall have the right to request appraisals of a selection of Borrowing Base Assets that constitute (x) Borrowing Base Assets with the highest individual book values and (y) Borrowing Base Assets that in the aggregate constitute 50% of the aggregate book value of all Borrowing Base Assets (both (x) and (y) to be determined by the Company in good faith in consultation with the Administrative Agent) (such assets, the “Borrowing Base Selected Assets”) not more than once in any twelve consecutive months with all such appraisals conducted at the Borrower’s expense; provided, further, that if the aggregate appraised value of the Borrowing Base Selected Assets is less than the aggregate book value of the Borrowing Base Selected Assets as set forth in the above-referenced Borrowing Base Certificate, then the Administrative Agent shall have the right, at the written request of the Required Lenders (but only so long as the Borrowing Base provisions set forth in Section 7.28.2 are in effect as provided above) to request appraisals of additional Borrowing Base Assets on the same basis as provided in clauses (x) and (y) above that in the aggregate, together with the Borrowing Base Selected Assets, constitute 80% of the aggregate book value of all Borrowing Base Assets (such additional Borrowing Base Assets to be determined by the Company in good faith in consultation with the Administrative Agent as provided above and defined herein as the “Additional Borrowing Base Selected Assets”) not more than once in any twelve consecutive months with all such appraisals conducted at the Borrower’s expense; provided, further, that if the aggregate appraised value of the Borrowing Base Selected Assets and the Additional Borrowing Base Selected Assets is less than ninety percent (90%) of the aggregate book value of such assets as set forth on the above-referenced Borrowing Base Certificate, then the Administrative Agent shall have the right, at the written request of the Required Lenders (but only so long as the Borrowing Base provisions set forth in Section 7.28.2 are in effect as provided above), to request appraisals of all remaining Borrowing Base Assets at the Borrower’s expense, but no more than once in any twelve consecutive months; provided, further, that, notwithstanding the foregoing, if a Default or Unmatured Default shall have occurred and be continuing as a result of a breach of Section 7.28.2, then all appraisals under this Section 7.19 shall be at the Borrower’s expense.

7.19.3 Appraisers. Any appraisals requested at any one time pursuant to this Section 7.19 shall be made by one or more appraisers for all properties (there shall be no more than one appraiser for each property) located in each state selected by the Borrower from a list of at least three appraisers submitted by the Administrative Agent with respect to such state at the time it makes its request. All appraisers submitted by the Administrative Agent pursuant to this Section 7.19 shall be appraisers who have been approved by the Required Lenders and the Borrower (such approval not to be unreasonably withheld or delayed) and in either event have committed to prepare appraisals within 45 days following the date such appraisals are requested.

7.20 Mortgage Subsidiaries. The Company shall notify the Administrative Agent of the creation of any Mortgage Subsidiary within seven (7) Business Days after such creation. Such notice shall include the name, state of formation and ownership of the capital stock or other ownership interests thereof. The Company shall cause the Mortgage Subsidiaries to engage exclusively in the Mortgage Banking Business. The Company shall deliver information relating to the organization, operations and finances of the Mortgage Subsidiaries as the Administrative Agent may reasonably request from time to time.

7.21 [Reserved].

7.22 [Reserved].

7.23 Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate with all other violations:

(i) The Company and each member of the Controlled Group shall comply with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. The Company shall not permit to occur any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group shall make all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) shall fulfill their obligations under the minimum funding standards of ERISA, (ii) shall not incur any liability to the PBGC and (iii) shall not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii) Each Multiemployer Plan and Multiple Employer Plan shall be able to pay benefits thereunder when due.

(iii) Neither the Company nor any other member of the Controlled Group shall institute proceedings to terminate any Plan.

(iv) The Company shall not permit to occur any event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA with respect to any Plan.

(v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan shall not exceed the aggregate fair market value of the assets of such Plan.

(vi) Neither the Company nor any other member of the Controlled Group shall incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the Controlled Group shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan or Multiple Employer Plan shall be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii) To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group shall make all contributions required to be paid for all prior periods.

7.24 Employment Matters. The Loan Parties shall comply with the Labor Contracts and all applicable labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, in each case where the failure to comply would have a Material Adverse Effect either individually or in the aggregate with all other such failures. The Company and the Borrower shall not permit any grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or strikes or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.

7.25 Environmental Matters. Except as disclosed on Schedule 10 hereto:

(i) Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) no Environmental Complaint shall be issued by any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq. and (B) the Company and the Borrower shall not permit to occur any Environmental Complaint relating to any Loan Party or any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

(ii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit to occur any circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws or (B) any past or present Environmental Conditions at, on or under the Property or at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.

(iii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder shall contain or use Regulated Substances except in compliance with Environmental Laws. The Company and the Borrower shall not permit to occur any processes, facilities, operations, equipment or other activities at, on or under the Property, or at, on or under adjacent property that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect either individually or in the aggregate.

(iv) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit any underground storage tanks, or underground piping associated with such tanks, to be used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place or are not in compliance with all Environmental Laws, and (B) the Company and the Borrower shall not permit the abandonment of any underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property, except those abandoned in place, or removed, in accordance with the Environmental Laws.

(v) Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party shall have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties shall submit all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to operations on the Property.

(vi) Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste shall be done in accordance with the Environmental Laws.

7.26 Environmental Certificates. The Borrowing Base Assets shall not include any Property for which a Loan Party has not obtained a completed certificate (including an accompanying Phase I Environmental site assessment in conformity with industry standards) in respect of such Property in substantially the form of Exhibit G or otherwise in a form reasonably satisfactory to the Administrative Agent (an “Environmental Certificate”) from a qualified independent environmental consultant. The Borrower shall, at the request of the Administrative Agent, furnish to the Administrative Agent Environmental Certificates with respect to any Property requested by the Administrative Agent that the Borrower has included in the Borrowing Base, and may, in order to request approval of any exception on Exhibit A of an Environmental Certificate that is not a Permitted Environmental Exception so that the underlying assets may be included in the Borrowing Base, furnish a supplemental Environmental Certificate to the Administrative Agent from a qualified independent environmental consultant. The Administrative Agent shall with reasonable promptness notify the Borrower and the Lenders of the Administrative Agent’s approval or disapproval of any exception on Exhibit A of any such Environmental Certificate that is not a Permitted Environmental Exception. The other Lenders shall have ten (10) Business Days to reverse such approval or disapproval by the vote of the Required Lenders, in the absence of which vote the Administrative Agent’s decision shall stand. The Borrower shall have the right from time to time to submit another Environmental Certificate in respect of Property that was not initially Environmentally Approved Land following substantial completion of corrective action in accordance with Environmental Laws applicable to exceptions to a prior Environmental Certificate in respect of such Property and provision of documentation of such corrective action reasonably acceptable to the Administrative Agent. Neither the Administrative Agent nor any other Lender shall be liable or otherwise have any responsibility or obligation to any Lender or to any Loan Party for any approval or disapproval of any exceptions in any Environmental Certificate made by it.

7.27 Senior Debt Status. The Obligations will at all times rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties (except the Obligations may rank junior in priority with respect to the liens securing Indebtedness secured by Permitted Liens) and (b) prior in right of payment to all Subordinated Indebtedness.

7.28 Financial Covenants.

7.28.1 Leverage Ratio. ~~The~~As of the end of any fiscal quarter, the Company and the Borrower will not permit the Leverage Ratio ~~at any time~~ to be greater than 1.75 to ~~1.00.~~1.00 (determined as of the end of such fiscal quarter and set forth on the compliance certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(iv)).

7.28.2 Borrowing Base. At any time that the Leverage Ratio as of the end of a fiscal quarter equals or exceeds 1.50 to ~~1.00,~~1.00 and the Company does not have an Investment Grade Rating (in each case as determined as of the end of such fiscal quarter and set forth on the compliance certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(iv)), the Company and the Borrower will not permit the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(viii)) to be less than the aggregate principal amount of Senior Indebtedness then outstanding (excluding outstanding Alternative Letters of Credit and other Letters of Credit or similar arrangements included in Senior Indebtedness ~~and not issued under the Existing Credit Agreement~~ to the extent collateralized by cash, Marketable Securities or Cash Equivalents), it being understood that (i) if any Permitted Purchase Money Loans or Permitted Recourse Indebtedness are secured by assets which have a book value at the time of the calculation of the Leverage Ratio which is greater than or equal to the amount of Indebtedness outstanding in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, then the amount of such Indebtedness shall not be included in the foregoing calculation of Senior Indebtedness, (ii) if any Permitted Purchase Money Loans or

Permitted Recourse Indebtedness are secured by assets which have a book value at the time of the calculation of the Leverage Ratio which is less than the amount of Indebtedness in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, and such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, are recourse to any Loan Party (on a secured or unsecured basis) then only the difference between the outstanding principal amount of Indebtedness in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, and the book value of such assets securing such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, shall be included in the foregoing calculation of Senior Indebtedness (but in no event in an amount greater than the amount of recourse to any Loan Party) and (iii) the amount of Indebtedness in respect of Permitted Nonrecourse Indebtedness shall not be included in the foregoing calculation of Senior Indebtedness.

7.28.3 Tangible Net Worth. The Company will maintain at the end of each fiscal quarter a Tangible Net Worth of not less than the amount by which (i) the sum of (a) $~~2,650,000,000,~~2,690,000,000, (b) 50% of Consolidated Net Income after ~~April 30, 2016~~November 1, 2018 (provided that the amount in this clause (b) may not be less than zero), (c) 50% of the cash proceeds of capital stock of the Company sold by the Company after ~~May 19, 2016~~November 1, 2018 and (d) 50% of the aggregate increase in Tangible Net Worth after ~~May 19, 2016~~November 1, 2018 by reason of the issuance of capital stock of the Company upon conversion of Indebtedness of any member of the Toll Group into such capital stock exceeds (ii) the aggregate amount paid by the Company for the purchase or repurchase of its capital stock, and the aggregate amount of dividends and other distributions paid in cash by the Toll Group in respect of the Company’s capital stock, in each case at any time after ~~May 19, 2016~~November 1, 2018 (but only to the extent such purchases, repurchases, dividends and other distributions paid in cash do not, in the aggregate, exceed the Maximum Deductible Amount (as defined below)). As used herein, the term “Maximum Deductible Amount” shall mean an amount equal to (A) the sum of the cost of purchases and repurchases by the Toll Group of capital stock of the Company made ~~after May 19, 2016~~, and the aggregate amount of dividends and other distributions paid in cash by the Toll Group in respect of the Company’s capital stock, in each case after November 1, 2018, not to exceed, in the aggregate during any one-year period (as measured from November 1 to October 31 of each year) ~~ten~~fifteen percent (~~10~~15%) of the Tangible Net Worth as of the end of the fiscal year of the Company preceding such one-year period, plus (B) in addition to the purchases and repurchases of capital stock, and dividends and distributions in respect of capital stock, in each case under clause (A), the sum of (1) the cost of other purchases ~~or~~and repurchases by the Toll Group of capital stock of the Company at any time and (2) the aggregate amount of dividends and other distributions in respect of the capital stock of the Company at any time, not to exceed $~~300,000,000~~500,000,000 in the aggregate after ~~April 30, 2016.~~November 1, 2018.

7.28.4 Mortgage Subsidiaries. The Company and the Borrower shall not permit the ratio of Mortgage Subsidiaries’ Liabilities to Mortgage Subsidiaries’ Adjusted Shareholders’ Equity to exceed at the end of any fiscal quarter 12.0 to 1.0.

7.29 Financial Contracts. No Loan Party will enter into or remain liable upon any Financial Contract, except for Financial Contracts entered into for the purpose of managing interest rate risks associated with Indebtedness of the Toll Group and other risks associated with the business of the Toll Group and not for speculative purposes.

ARTICLE VIII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

~~8.1~~ 8.1 Any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

~~8.2~~ 8.2 (i) Nonpayment of principal of any Loan when due under this Agreement, or (ii) nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after notice (which notice may include a billing statement therefor) that the same is due.

~~8.3~~ 8.3 The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any of the other Loan Documents which is not cured within thirty days after the earlier of notice thereof given by the Administrative Agent or the Required Lenders to the Borrower in accordance with Section 14.1 and the date on which any Senior Executive becomes aware of the occurrence thereof, whichever first occurs (such grace period to be applicable only in the event such breach can be cured by corrective action of the Loan Parties as determined by the Administrative Agent in its reasonable discretion).

~~8.4~~ 8.4 Failure of any Loan Party to pay when due any Indebtedness (other than (i) Permitted Nonrecourse Indebtedness and (ii) guarantees of Indebtedness of Non-Loan Parties, to the extent and for so long as the payment obligation by a Loan Party under such guarantee is being contested in good faith by appropriate proceedings, and any judgment against any Loan Party is subject to an appeal and does not otherwise result in a Default under Section 8.5) aggregating in excess of $~~75,000,000~~150,000,000 (“Material Indebtedness”); or the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement or agreements under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or in connection with a mandatory prepayment or offer with respect to the sale, casualty or condemnation of any Property secured by such Material Indebtedness) prior to the stated maturity thereof; or any Loan Party shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due; or any “Default” (as such term is defined in the Existing Credit Agreement) shall have occurred and be continuing under the Existing Credit Agreement.

~~8.5~~ 8.5 Any Loan Party shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 8.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.6.

~~8.6~~ 8.6 Without the application, approval or consent of a Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or any Substantial Portion of the Property of the Loan Parties, or a proceeding described in Section 8.5(iv) shall be instituted against any Loan Party and such appointment continues undischarged, or such proceeding continues undismissed or unstayed, for a period of 60 consecutive days.

~~8.7~~ 8.7 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the period of four consecutive fiscal quarters ending with the quarter in which any such action occurs, constitutes a Substantial Portion.

~~8.8~~ 8.8 The Loan Parties shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money (other than in respect of Permitted Nonrecourse Indebtedness) in excess of $~~75,000,000~~150,000,000 in the aggregate (to the extent not covered by insurance provided by an independent solvent third-party insurer who has been notified of such judgment, order or decree and has not denied coverage), which are not stayed on appeal or otherwise being appropriately contested in good faith.

~~8.9~~ 8.9 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $~~10,000,000~~20,000,000 or any Reportable Event shall occur in connection with any Plan.

~~8.10~~ 8.10 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred withdrawal liability to such Multiemployer Plan or Multiple Employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans or Multiple Employer Plan by the Company or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $~~10,000,000~~20,000,000 or requires payments exceeding $~~5,000,000~~10,000,000 per annum.

~~8.11~~ 8.11 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans and Multiple Employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans and Multiple Employer Plans for the respective plan years of each such Multiemployer Plan and Multiple Employer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $~~25,000,000.~~50,000,000.

~~8.12~~ 8.12 Any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Regulated Substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii) or all such events in the aggregate, could reasonably be expected to have a Material Adverse Effect.

~~8.13~~ 8.13 Any Change of Control shall occur.

~~8.14~~ 8.14 Any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall deny that it has any further liability under any Guaranty Agreement to which it is a party, or shall give notice to such effect.

~~8.15~~ 8.15 Any Loan Document shall fail to remain in full force and effect unless released by the Lenders.

~~8.16~~ 8.16 The representations and warranties set forth in Section 6.14.1 (“Plan Assets; Prohibited Transactions”) shall at any time not be true and correct.

The Borrower may cure any Default (other than any failure to pay the Obligations) that relates exclusively to a Designated Guarantor by Conversion of such Designated Guarantor to a Non-Loan Party, to the extent permitted by and subject to and in accordance with the provisions of Section 10.13, provided that such Conversion is completed (except as otherwise provided in Section 10.13(b)) not later than thirty (30) days after the first to occur of (a) such Default or (b) the day that a Senior Executive of the Company first learned of the Unmatured Default that, with the lapse of time or giving of notice, or both, has ripened or may ripen into such Default.

ARTICLE IX

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1 Acceleration. If any Default described in Section 8.5 or 8.6 occurs and is continuing with respect to the Borrower or the Company the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

If, within 30 days after acceleration of the maturity of the Obligations as a result of any Default (other than any Default as described in Section 8.5 or 8.6 with respect to the Borrower or the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration.

9.2 Amendments. Subject to the provisions of this Article IX and Section 3.3(b), the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Borrower and the Company may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement or any waiver shall, (a) without the consent of each Lender directly and adversely affected thereby:

(i) Forgive all or any portion of the principal amount of any Loan, or reduce the rate, whether by modification of the Pricing Schedule or otherwise (it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest for purposes of this clause), or extend the time for payment of or forgive interest or fees thereon; or

(ii) Extend the Term Loan Facility Maturity Date under the Term Loan Facility (except as agreed to by such Lender pursuant to the provisions of Section 2.17), or increase the amount of Term Loans of any Lender (except as agreed to by such Lender pursuant to the provisions of Section 2.18);

or (b) without the consent of all Lenders:

(iii) Permit the Borrower to assign its rights under this Agreement; or

(iv) [Reserved]; or

(v) Change, directly or indirectly, the percentage specified in the definition of “Required Lenders,” or change any provision that calls for consent, approval or other action by the Required Lenders, all Lenders or any particular affected Lender; or

(vi) Amend Section 2.10(b), this Section 9.2, ~~Section 12.1~~ or Section 12.2; or

(vii) Release any Guarantor (except for the release of a Designated Guarantor as provided in Section 10.13).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without its written consent. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, any provision of this Agreement or any other Loan

Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Loan Documents or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement or any other Loan Document if such amendment, supplement or waiver is delivered in order to cause such Loan Documents or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

9.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall, subject to the terms hereof, be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X

GENERAL PROVISIONS

10.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Company, Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Company, the Administrative Agent and the Lenders relating to the subject matter thereof (other than the Administrative Agent’s Fee Letter).

10.5 Several Obligations Benefits of This Agreement. The respective obligations of the Lenders hereunder are several and not joint or joint and several and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that the Arranger (and, in the case of the provisions of Section 10.6(b), any other Person indemnified by the Borrower thereunder) shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its, his or her own behalf and in its, his or her own name to the same extent as if it, he or she were a party to this Agreement.

10.6 Expenses; Indemnification.

(a) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and expenses of attorneys for the Administrative Agent and the Arranger and (but only with the Borrower’s prior approval, which shall not be unreasonably withheld or delayed) other advisors and professionals engaged by the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, amendment, modification, and administration of the Loan Documents. In addition, the Borrower also agrees to pay for all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender incurred in connection with the enforcement or preservation of rights under the Loan Documents (including but not limited to reasonable legal fees and expenses of counsel, provided that legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel ~~for the Administrative Agent and, if applicable, one legal counsel for the Lenders~~ plus, if necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction; provided, that, in the event of any actual or potential conflict of interest, the Borrower shall be liable for the fees and expenses of one additional counsel for each person or group of persons subject to such conflict).

(b) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender, their respective Affiliates, directors, officers and employees (each an “Indemnitee”) against all losses, claims, obligations, damages, penalties, actions, judgments, suits, liabilities, costs, expenses and disbursements (including, without limitation, all reasonable fees and expenses of attorneys and other expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto, provided that legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel and one local counsel in each relevant jurisdiction for all such Indemnitees, taken as a whole; provided, that, in the event of any actual or potential conflict of interest, the Borrower shall be liable for the fees and expenses of one additional counsel for each person or group of persons subject to such conflict) (“Losses”) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder including any Losses arising out of any actual or alleged presence or Release of Regulated Substances at, on, under or emanating from any Property, or any liability related to the Borrower or any of its Subsidiaries under any Environmental Laws except to the extent that they (i) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) arose from a material breach of the obligations of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (iii) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Arranger or the Administrative Agent in its capacity as such). The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement. This Section 10.6(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall (if the Administrative Agent so requests) be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

10.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles in the United States, as in effect from time to time (“GAAP”); provided, however, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document (including for pricing purposes), and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, any obligation of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect on the date of closing shall not be treated as a capital lease solely as a result of the adoption of any changes in, or changes in the application of, GAAP after May 19, 2016.

10.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower, the Company or any other Loan Party. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower, the Company or any other Loan Party to review or inform the Borrower, the Company or any other Loan Party of any matter in connection with any phase of the Borrower’s, the Company’s or any other Loan Party’s business or operations. The Borrower and the Company agree that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower, the Company or any other Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability (whether sounding in tort, contract or otherwise) with respect to, and the Borrower, the Company and each other Loan Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower, the Company or any other Loan Party (or suffered by any of their respective officers, directors, employees, agents, advisors or representatives) in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.11 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.11 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.11; (h) to any state, federal or foreign authority or examiner or self-regulatory body (including the National Association of Insurance Commissioners or any other similar organization) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement or any such litigation or proceeding to which the Arranger, the Administrative Agent or any Lender or any of its Affiliates may be a party to the extent reasonably necessary; or (k) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap derivative or other transaction under which payments are to be made by reference to the Borrower and its Obligations, this Agreement or payments hereunder or such contractual counterparty’s professional advisor (so long as such actual or prospective contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.11). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and the Term Loans. For the purposes of this Section 10.11, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or its or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by the Company or any of its Subsidiaries other than as a result of a breach of this Section 10.11. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

10.13 Conversion and Non-Designation of Designated Guarantors.

(a) The Borrower may, by written notice to the Administrative Agent, request that a Designated Guarantor be released from its Guaranty Agreement and thereby be converted to a Non-Loan Party (a “Conversion”) or that a Wholly-Owned Subsidiary of the Company not be required to be designated as a Designated Guarantor (a “Non-Designation”), on and subject to the following conditions:

(i) No Default or Unmatured Default shall exist (except any Default or Unmatured Default that will be cured as a result of such Conversion or Non-Designation) and no other Default or Unmatured Default will exist as a result of such Conversion or Non-Designation.

(ii) In the case of a Conversion, the stockholders’ equity in such Designated Guarantor and in the case of a Non-Designation, the stockholders’ equity in such Wholly-Owned Subsidiary, shall not exceed five percent (5%) of the total consolidated stockholders’ equity in all Loan Parties before giving effect to such Conversion or Non-Designation. Determination of such percentages of stockholders’ equity shall be made as of the end of the most recent fiscal quarter of the Company for which the financial statements required under Sections 7.1(i) or (ii) (as applicable) are available at the time of such request for Conversion or Non-Designation.

(iii) The stockholders’ equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties in any period of four consecutive fiscal quarters and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors during such four-quarter period shall not in the aggregate exceed ten percent (10%) (or fifteen percent (15%) if and to the extent necessary to permit the Borrower to cure a Default by Conversion of a Designated Guarantor) of the lowest total consolidated stockholders’ equity in all Loan Parties at the end of any fiscal quarter during such four-quarter period. Determination of such aggregate amounts of stockholders’ equity of such applicable Designated Guarantors or Wholly-Owned Subsidiaries shall be made by adding the amounts of stockholders’ equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary (as determined at the time of request for Conversion of such Designated Guarantor or Non-Designation of such Wholly-Owned Subsidiary in accordance with clause (ii) above).

(iv) The stockholders’ equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties after ~~May 19, 2016~~the Amendment No. 3 Effective Date and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors after ~~May 19, 2016~~the Amendment No. 3 Effective Date (in each case excluding Non-Loan Parties as of ~~May 19, 2016~~the Amendment No. 3 Effective Date) shall not in the aggregate exceed thirty percent (30%) of the total consolidated stockholders’ equity in all Loan Parties. Determination of such aggregate amounts of stockholders’ equity of such applicable Designated Guarantors or Wholly-Owned Subsidiaries shall be made by adding the amounts of stockholders’ equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary. Determinations of such stockholders’ equity shall be made as of the end of the most recent fiscal quarter of the Company for which financial statements required under Section 7.1(i) or (ii) (as applicable) are available at the time of the last such request for Conversion or Non-Designation.

(v) The disposition by the Company of such Designated Guarantor (in the case of a Conversion) or Wholly-Owned Subsidiary (in the case of a Non-Designation) would not have a material effect on the homebuilding business of the other Loan Parties, operationally or otherwise.

(vi) The Borrower shall deliver to the Administrative Agent, together with the Borrower’s notice requesting the Conversion of a Designated Guarantor or Non-Designation of a Wholly-Owned Subsidiary, a certificate of the Borrower and the Company, certifying that the conditions set forth in clauses (i) through (v) above are satisfied with respect to such Conversion or Non-Designation, together with (A) in the case of a Conversion, a Compliance Certificate, as of the end of the most recent fiscal quarter for which financial statements are available, prepared taking into account such Conversion and (B) in any case, such other evidence in support of the satisfaction of such conditions as the Administrative Agent shall reasonably request.

(vii) Such Conversion or Non-Designation shall comply with the provisions of Section 10.13(d).

Upon the Administrative Agent’s determination (which may be made solely by relying on the certificate delivered pursuant to clause (vi) above) that the foregoing conditions with respect to the Conversion of a Designated Guarantor have been satisfied, the Administrative Agent shall (except as otherwise provided in Section 10.13(b)) promptly (1) execute and deliver, for and on behalf of itself and the Lenders, a release of such Designated Guarantor from its Guaranty

Agreement, whereupon such Designated Guarantor shall cease to be a Designated Guarantor and Loan Party and shall be a Non-Loan Party, and (2) give notice to the Lenders of the Conversion of such Designated Guarantor. Upon the Administrative Agent’s determination (which may be made solely by relying on the certificate delivered pursuant to clause (vi) above) that the foregoing conditions with respect to the Non-Designation of a Wholly-Owned Subsidiary of the Company have been satisfied, the Administrative Agent shall promptly give notice of such Non-Designation to the Borrower and the Lenders.

(b) Notwithstanding the satisfaction of the conditions for Conversion of a Designated Guarantor pursuant to Section 10.13(a), if requested by the Borrower, the Administrative Agent may elect, in its sole discretion, not to release such Designated Guarantor from its Guaranty, in which event such Designated Guarantor shall remain a Guarantor but shall not constitute a Loan Party hereunder for purposes of compliance with the representations, warranties and covenants contained in this Agreement (including, without limitation, the covenants contained in Section 7.28) and the provisions of Article VIII. If the Administrative Agent so elects not to release such Designated Guarantor, it shall so notify the Borrower and the Lenders, and the Required Lenders may at any time direct the Administrative Agent to release such Designated Guarantor from its Guaranty.

(c) If prior to the release of a Designated Guarantor from its Guaranty, the Borrower determines and certifies to the Administrative Agent that the inclusion of such Designated Guarantor as a Loan Party hereunder for all purposes (including, without limitation, compliance with the covenants contained in Section 7.28) would not result in a Default or Unmatured Default, the Borrower may request the Administrative Agent to reinstate such Designated Guarantor as a Loan Party hereunder for all purposes. As a condition of any such reinstatement, the Administrative Agent may request the Borrower to deliver to the Administrative Agent evidence in support of the Borrower’s certification, including, without limitation, a Compliance Certificate with respect to the most recent fiscal quarter for which financial statements of the Company are available, reflecting the inclusion of such Designated Guarantor as a Loan Party and evidencing compliance with the covenants hereunder. Upon the Administrative Agent’s approval of the Borrower’s certification and supporting evidence (which approval may be made solely by relying on such certification and supporting evidence), the Administrative Agent shall notify the Borrower and the Lenders that such Designated Guarantor has been so reinstated, and from and after the delivery of such notice, such Designated Guarantor shall again be a Loan Party hereunder for all purposes.

(d) At all times after the Borrower has satisfied the conditions of Conversion of a Designated Guarantor as provided in Section 10.13(a) but prior to the release of such Designated Guarantor from its Guaranty, all reports required to be furnished under Section 7.1 hereof or any other provisions of this Agreement shall exclude such Designated Guarantor as a Loan Party hereunder unless and until such Designated Guarantor is reinstated as a Loan Party as provided in this Section 10.13.

(e) Notwithstanding anything in this Section 10.13 to the contrary, if, after a Subsidiary has been converted into a Non-Loan Party or, at the request of the Borrower, has not been designated as a Designated Guarantor (in each case in accordance with the above provisions of this Section 10.13), the Borrower thereafter designates such Subsidiary as a Designated Guarantor (and such Subsidiary becomes a Designated Guarantor), such Subsidiary shall not, so long as such Subsidiary is a Designated Guarantor, be considered a Non-Loan Party for purposes of the above calculations.

10.14 PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act.

10.15 Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution;

(b) the effects of any Bail-In Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document;

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE XI

THE ADMINISTRATIVE AGENT

11.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints SunTrust to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, other than as expressly set forth herein, neither the Borrower nor any other Loan Party hereto shall have rights as a third party beneficiary of any of such provisions.

11.2 Administrative Agent Individually.

(a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 11.2 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

11.3 Exculpatory Provisions. Neither the Administrative Agent nor any Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(d) nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan and such Lender shall not have made available to the Administrative Agent, to the extent applicable, such Lender’s ratable portion of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

11.6 Resignation of Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and shall not be required if any Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in any state in the United States, or an Affiliate of any such bank with an office in any state in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring

Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and shall not be required if any Default has occurred and is continuing, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

11.7 Non-Reliance on Administrative Agent and Other Lenders.

(a) Each Lender confirms to the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative

Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower and each other Loan Party;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arranger, syndication agents, documentation agents, the Administrative Agent or any other Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

11.9 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such reasonably requested instruments promptly upon request by the Administrative Agent, at no cost to the Borrower. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

11.10 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, solely in its capacity as such, ratably, in their respective Term Loan Ratable Shares, (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.10 shall survive payment of the Obligations and termination of this Agreement.

11.11 Notice of Default. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a Default under Section 8.2) unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default” or that such notice is delivered pursuant to Section 7.3 hereof. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

11.12 Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to the Administrative Agent’s Fee Letter or as otherwise agreed by them from time to time.

11.13 Delegation to Affiliates. The Borrower, the Company and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles X and XI.

11.14 Agent’s Responsibilities and Duties. None of the Agents shall have any responsibilities hereunder in its capacity as an Agent. Without limiting the foregoing, none of the Agents or the Administrative Agent shall have or be deemed to have a fiduciary relationship with the Borrower or any Lender.

11.15 Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent and the applicable Loan Party may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax with respect to such Lender. Without limiting or expanding the provisions of Section 3.5, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other governmental authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.15. The agreements in this Section 11.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of the Term Loans and all other Obligations.

11.16 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XII

SETOFF; RATABLE PAYMENTS

12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or the Company becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or the Company may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

12.2 Ratable Payments. If any Lender under the Term Loan Facility, whether by setoff or otherwise, has payment made to it upon its Loans under the Term Loan Facility (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 or as otherwise expressly set forth herein) in a greater proportion than that received by any other Lender under the Term Loan Facility, such Lender agrees, promptly upon demand, to purchase for cash a participation interest in such portion of the Term Loans held by the other Lenders under the Term Loan Facility as shall be necessary to cause such Lender to share the excess payment ratably with each of the Lenders. If any Lender under the Term Loan Facility, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations under the Term Loan Facility or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders under the Term Loan Facility share in the benefits of such collateral ratably in proportion to their Loans under the Term Loan Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Company and the Lenders and their respective successors and assigns, except that (a) neither the Borrower nor the Company shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 13.3 (such assignee, an “Eligible Assignee”). Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower, the Company or the Administrative Agent transfer its rights or obligations by, assigning, pledging or granting a security interest in all or any portion of its rights under this Agreement, any Note, any Guaranty Agreement or any other Loan Document to secure obligations to a Federal Reserve Bank (or its foreign equivalent); provided, however, that no such assignment to a Federal Reserve Bank (or its foreign equivalent) shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

13.2 Participations.

13.2.1 Permitted Participants; Effect.

(a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to any Person (other than a natural person, the Company, Borrower or any Affiliate thereof)) (“Participant”) participating interests in any Note held by such Lender, any Term Loan of such Lender or any other interest of such Lender under the Loan Documents. The consent of the Borrower and the Administrative Agent shall be required prior to a sale of a participating interest becoming effective with respect to a Participant (except a sale of a participating interest by a Lender to its Affiliate or in the case of the consent of the Borrower only, a participating interest to another Lender or an Affiliate thereof); provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any consents of the Borrower or the Administrative Agent under this Section 13.2.1 shall not be unreasonably withheld or delayed, provided, that the Borrower shall be deemed to have consented to any such sale unless it shall object thereto by written notice to the Administrative Agent within eight (8) calendar days after having received written notice thereof.

(b) The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.5 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3; provided that such Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the sale of the participation takes place.

(c) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary in connection with a tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations; provided, for the avoidance of doubt, that the foregoing shall not limit or expand the rights of the Borrower or the Administrative Agent to consent to such participation under clause (a) above to the extent provided in such clause. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation such person is shown as owning, notwithstanding any notice to the contrary.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents except that any participation agreement may provide that the applicable Lender will not, without the consent of the Participant, approve any amendment, modification or waiver with respect to any Loan in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan (except as provided as Section 3.3(b)), extends the Term Loan Facility Maturity Date under the Term Loan Facility (including as provided in Section 2.17), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, releases any Guarantor (except for a release of a Designated Guarantor as provided in Section 10.13) of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

13.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. Any Lender may, subject to any consent required below, in the ordinary course of its business and in accordance with applicable law, at any time assign to a Qualified Bank (or, while a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, to any Person (other than a natural person, the Company, Borrower or any Affiliate thereof)) (“Purchaser”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto (an “Assignment and Assumption”). Except as otherwise hereinafter provided, the consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser (except in the case of the consent of the Borrower only, an assignment to an Affiliate of such Lender, another Lender or an Affiliate of such other Lender thereof); provided, however, that if a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, the consent of the Borrower shall not be required. Unless each of the Administrative Agent and the Borrower otherwise consents (except that, if a Default has occurred and is continuing, the consent of the Borrower shall not be required), (a) each such assignment shall (unless it is an assignment of a Lender’s entire interest in the Term Loan Facility) be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, and (b), except as otherwise hereinafter provided, no assignment shall be made that would reduce the Term Loans of a Lender and its Affiliates (in the aggregate) to an amount less than the greater of (i) $10,000,000 or (ii) ~~twenty~~thirty-five percent (~~25~~35%) of the Term Loans held by such Lender on the ~~Closing~~Amendment No. 3 Effective Date or as of any later date on which it first became a Lender hereunder (or, in the case of this clause (ii), such lesser amount to which the Borrower may, in its sole discretion, agree in writing); provided that while a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing clause (b) of this sentence shall not apply. Any consents of the Borrower or the Administrative Agent under this Section 13.3.1 shall not be unreasonably withheld or delayed (other than, for the avoidance of doubt, any consent of the Borrower under Section (b) of the immediately preceding sentence, which may be withheld by the Borrower in its sole discretion), provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within eight (8) calendar days after having received written notice thereof.

13.3.2 Effect, Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment and Assumption, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its discretion) for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment and Assumption. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Term Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Term Lender under the Loan Documents, to the same extent as if it were an original party hereto, and, with respect to any sale of all of the Term Loans of a Term Loan Lender, no further consent or action by any Loan Party, the Lenders or the Administrative Agent shall be required to release the transferor Lender as a Lender under this Agreement. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Term Loans, as adjusted pursuant to such assignment. Such transferor Lender shall continue to be entitled to the benefit of Sections 3.1, 3.2, 3.4, 3.5 and 10.6(b) (to the extent such Lender’s entitlement to such benefit arose out of its position as a Lender prior to the applicable assignment except in respect of a Change in Law after the applicable assignment). The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders and principal amounts (and related interest amounts) of the Loans owing to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent, and Lenders shall treat each person whose name is recorded in the Register as the Lender with respect to the Loans shown in the Register as owing to such person, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon prior reasonable notice.

13.3.3 [Reserved].

13.4 Dissemination of Information. The Borrower and the Company authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower, the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.11 of this Agreement.

ARTICLE XIV

NOTICES

14.1 Notices.

(a) Except as otherwise permitted by Section 2.12, all notices, requests, demands, consents and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Company or the Administrative Agent, at the address(es) or facsimile number(s) set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request, demand, consent or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section during the applicable recipient’s normal business hours and confirmation of receipt is received, (ii) if given by mail, four (4) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission during the applicable recipient’s normal business hours, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

(b) So long as SunTrust or any of its Affiliates is the Administrative Agent, such materials as the Borrower and the Administrative Agent may agree in their sole discretion shall be delivered to the Administrative Agent in an electronic/soft medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at agency.services@suntrust.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (other than any Ratable Borrowing Notice, Rate Option Notice, request for conversion or continuation of any Term Advance or notices constituting service of process or relating to legal process) (collectively, the “Communications”) available to the Lenders by posting such notices on SyndTrak or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) no Agent Party (as defined below) warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, indirect or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each Lender and each Loan Party hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(c) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or facsimile. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address(es) as such Lender shall instruct. The Administrative Agent agrees that it will, upon any Lender’s reasonable request, furnish materials posted on the Platform to such Lender in hard copy to such Lender’s address set forth on the signature pages hereof.

(d) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(e) Each of the Lenders and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

14.2 Change of Address. The Borrower, the Company, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile or other electronic transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XVI

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

16.2 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE FEDERAL COURTS LACK SUBJECT JURISDICTION) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

16.3 WAIVER OF JURY TRIAL. THE BORROWER, THE COMPANY, EACH OTHER LOAN PARTY AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

FIRST HUNTINGDON FINANCE CORP.

By:
Name:
Title:

COMPANY:

TOLL BROTHERS, INC.

By:
Name:
Title:

[Signature Page to Credit Agreement]

Addresses for the Borrower and the Company:
Toll Brothers, Inc. 250 Gibraltar Road Horsham, PA 19044 Attention: Martin P. Connor Telecopy: 215/938-8010 with copies to:
Toll Brothers, Inc. 250 Gibraltar Road Horsham, PA 19044 Attention: Douglas Yearley Telecopy: 215/938-8004 and
Toll Brothers, Inc. 250 Gibraltar Road Horsham, PA 19044 Attention: John K. McDonald Telecopy: 215/938-8253 and
Ballard Spahr LLP 1735 Market Street 51st Floor Philadelphia, PA 19103-7599 Attention: Richard Perelman Telecopy: 215/864-8999

[Signature Page to Credit Agreement]

SUNTRUST BANK, as Administrative Agent
By:
Name:
Title:

SunTrust Bank Agency Services MC: GA-Atl-7662 303 Peachtree Street, 25th Floor Atlanta, GA 30308 Attention of: Doug Weltz Telecopier No.: 404.495.2170 E-Mail Address: agency.services@suntrust.com
With a copy to
SunTrust Bank 303 Peachtree Street, N.E. Mail Code: GA-ATL-0661 Atlanta, GA 30308 Attention of: Kristopher M. Dickson Telecopier No.: 404-813-7039 E-Mail Address: Kristopher.Dickson@suntrust.com

[Signature Page to Credit Agreement]

PRICING SCHEDULE

	Level I		Level II	Level III	Level IV	Level V
Leverage Ratio	≤	~~.50~~0.30x.	>~~.50~~0.30x≤~~1.00~~0.50x	>0.50x<1.00x~~≤1.25x~~	>1.00x<1.25x	>1.25x
Applicable Margin for Eurodollar Ratable Advance and Federal Funds/Euro Rate Advance		~~1.15~~0.80%	~~1.40~~1.05%	~~1.65~~1.30%	~~1.90~~1.55%	1.80%
Applicable Margin for ABR Advances		~~0.15~~0.00%	~~0.40~~0.05%	~~0.65~~0.30%	~~0.90~~0.55%	0.80%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.4 or Section 7.1(i) or (ii).

“Level” means the level (whether I, II, III, IV or ~~IV~~V) in the foregoing table that corresponds to an applicable item in any other column in the foregoing table. For purposes of comparing Levels, Level I is referred to as the lowest Level and Level ~~IV~~V as the highest Level.

“Pricing Level” means, with respect to the Applicable Margins, at any date, the Level in the foregoing table that corresponds to the then current Level of the Leverage Ratio.

The Applicable Margins shall be determined in accordance with the foregoing table based on the then current Pricing Level. Adjustments, if any, in the Applicable Margins resulting from a change in the Leverage Ratio shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 7.1, then, until five days after such Financials are so delivered, the

Applicable Margins shall be at the highest Pricing Level set forth in the foregoing table. If the annual Financial Statements at any time delivered pursuant to Section 7.1(i) result in a Pricing Level that is higher than the Pricing Level that was in effect at any time on or after the first day of the third calendar month (the “Adjustment Date”) following the fiscal year to which such Financial Statements apply, there shall be a retroactive adjustment of the Pricing Level to the Adjustment Date such that all interest and fees determined hereunder from and after the Adjustment Date shall be determined as if such higher Pricing Level were in effect on the Adjustment Date. To the extent that the Borrower has theretofore made any payments of interest or fees with respect to the period from and after such Adjustment Date, the Borrower will pay to the Administrative Agent for the account of the Lenders, within ten (10) days of request therefor, an amount equal to the amount by which (A) the amount of interest and fees that would have been payable hereunder, on any date on which payments were made hereunder on or after the Adjustment Date and on or before the date of such request, had such payments been based upon the higher Pricing Level exceed (B) the interest and fees actually paid on any such date. Interest and fees payable hereunder after such request shall be based upon the adjusted Pricing Level.

EXHIBIT B

CORPORATIONS

110-112 Third Ave. Realty Corp.

Dominion III Corp.

ESE Consultants, Inc.

First Brandywine Investment Corp. II

First Brandywine Investment Corp. IV

HQZ Acquisitions, Inc.

PRD Investors, Inc.

Shapell Homes, Inc.

Shapell Industries, Inc.

The Silverman Building Companies, Inc.

TB Proprietary Corp.

Toll Architecture I, P.A.

Toll Architecture, Inc.

Toll Bros. of Arizona, Inc.

Toll Bros. of North Carolina, Inc.

Toll Bros. of North Carolina II, Inc.

Toll Bros., Inc. (a Pennsylvania corporation)

Toll Brothers AZ Construction Company

Toll Brothers Canada USA, Inc.

Toll Brothers Finance Corp.

Toll Brothers Real Estate, Inc.

Toll CA Holdings, Inc.

Toll Centennial Corp.

Toll Corp.

Toll Diamond Corp.

Toll Golden Corp.

Toll Holdings, Inc.

Toll Land Corp. No. 50

Toll Mid-Atlantic V Corp.

Toll Mid-Atlantic LP Company, Inc.

Toll MI VII Corp.

Toll NJX-I Corp.

Toll Northeast V Corp.

Toll Northeast LP Company, Inc.

Toll Northeast Services, Inc.

Toll NV GP Corp.

Toll Realty Holdings Corp. I

Toll Realty Holdings Corp. II

Toll Southeast LP Company, Inc.

Toll SW Holding I Corp.

Toll VA GP Corp.

Toll VA Member Two, Inc.

Toll WV GP Corp.

Upper K Investors, Inc.

PARTNERSHIPS

PARTNERSHIP	MANAGING/GENERAL PARTNER(S)

Ashford Land Company, L.P.	Liester, LLC
Audubon Ridge, L.P.	Toll Mid-Atlantic LP Company, Inc.
Belmont Land, L.P.	Toll VA GP Corp.
Binks Estates Limited Partnership	Toll Southeast LP Company, Inc.
The Bird Estate Limited Partnership	Toll Northeast LP Company, Inc.
Broad Run Associates, L.P.	Toll Mid-Atlantic LP Company, Inc.
Byers Commercial LP	Byers Commercial LLC
CC Estates Limited Partnership	Toll Northeast LP Company, Inc.
Cold Spring Hunt, L.P.	Toll Mid-Atlantic LP Company, Inc.
Coleman-Toll Limited Partnership	Toll NV GP Corp.
Dominion Country Club, L.P.	Toll VA GP Corp.
Fairfax Investment, L.P.	Toll VA GP Corp.
First Brandywine Partners, L.P.	Toll Mid-Atlantic LP Company, Inc.
Greens at Waynesborough, L.P.	Toll Mid-Atlantic LP Company, Inc.
Hockessin Chase, L.P.	Toll Mid-Atlantic LP Company, Inc.
Loudoun Valley Associates, L.P.	Toll VA GP Corp.
NC Country Club Estates Limited Partnership	Toll Southeast LP Company, Inc.
Porter Ranch Development Co.	Shapell Industries, Inc.
PRD Investors, Inc.
PRD Investors, LLC
Silverman-Toll Limited Partnership	Toll Northeast LP Company, Inc.
Sorrento at Dublin Ranch I LP	Toll West Coast LLC
Sorrento at Dublin Ranch III LP	Toll West Coast LLC
South Riding Amberlea LP	Toll VA GP Corp.
South Riding, L.P.	Toll VA GP Corp.
South Riding Partners Amberlea LP	Toll VA GP Corp.
South Riding Partners, L.P.	Toll VA GP Corp.
Southport Landing Limited Partnership	Toll Northeast LP Company, Inc.
Springton Pointe, L.P.	Toll Mid-Atlantic LP Company, Inc.
Stone Mill Estates, L.P.	Toll Mid-Atlantic LP Company, Inc.
Swedesford Chase, L.P.	Toll Mid-Atlantic LP Company, Inc.
TBI/Palm Beach Limited Partnership	Toll Southeast LP Company, Inc.
Toll at Brier Creek Limited Partnership	Toll Southeast LP Company, Inc.
Toll at Whippoorwill, L.P.	Toll Northeast LP Company, Inc.
Toll Brooklyn L.P.	Toll Northeast LP Company, Inc.
Toll Brothers AZ Limited Partnership	Toll Southwest LLC
Toll CA, L.P.	Toll West Coast LLC
Toll CA II, L.P.	Toll West Coast LLC

Toll CA III, L.P.	Toll West Coast LLC
Toll CA IV, L.P.	Toll West Coast LLC
Toll CA V, L.P.	Toll West Coast LLC
Toll CA VI, L.P.	Toll West Coast LLC
Toll CA VII, L.P.	Toll West Coast LLC
Toll CA VIII, L.P.	Toll West Coast LLC
Toll CA IX, L.P.	Toll West Coast LLC
Toll CA X, L.P.	Toll West Coast LLC
Toll CA XI, L.P.	Toll West Coast LLC
Toll CA XII, L.P.	Toll West Coast LLC
Toll CA XIX, L.P.	Toll West Coast LLC
Toll CA XX, L.P.	Toll West Coast LLC
Toll CO, L.P.	Toll Southwest LLC
Toll CO II, L.P.	Toll Southwest LLC
Toll CO III, L.P.	Toll Southwest LLC
Toll CT Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT II Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT III Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT IV Limited Partnership	Toll Northeast LP Company, Inc.
Toll DE LP	Toll Mid-Atlantic LP Company, Inc.
Toll DE II LP	Toll Mid-Atlantic LP Company, Inc.
Toll Estero Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL II Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL III Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL IV Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL V Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VI Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VIII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL X Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL XII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL XIII Limited Partnership	Toll Southeast LP Company, Inc.
Toll Ft. Myers Limited Partnership	Toll Southeast LP Company, Inc.
Toll GA LP	Toll Southeast LP Company, Inc.
Toll IL, L.P.	Toll Northeast LP Company, Inc.
Toll IL II, L.P.	Toll Northeast LP Company, Inc.
Toll IL III, L.P.	Toll Northeast LP Company, Inc.
Toll IL IV, L.P.	Toll Northeast LP Company, Inc.
Toll IL HWCC, L.P.	Toll Northeast LP Company, Inc.
Toll IL WSB, L.P.	Toll Northeast LP Company, Inc.
Toll Jacksonville Limited Partnership	Toll Southeast LP Company, Inc.
Toll Land V Limited Partnership	Toll Northeast LP Company, Inc.
Toll Land VI Limited Partnership	Toll Northeast LP Company, Inc.

Toll Land IX Limited Partnership	Toll VA GP Corp.
Toll Land X Limited Partnership	Toll VA GP Corp.
Toll Land XV Limited Partnership	Toll VA GP Corp.
Toll Land XVIII Limited Partnership	Toll Northeast LP Company, Inc.
Toll Land XIX Limited Partnership	Toll West Coast LLC
Toll Land XX Limited Partnership	Toll West Coast LLC
Toll Land XXI Limited Partnership	Toll VA GP Corp.
Toll Land XXII Limited Partnership	Toll West Coast LLC
Toll Land XXIII Limited Partnership	Toll West Coast LLC
Toll MA Land Limited Partnership	Toll Northeast LP Company, Inc.
Toll MA Land III Limited Partnership	Toll Northeast LP Company, Inc.
Toll MD AF Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD II Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD III Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD IV Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD V Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VI Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VII Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VIII Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD IX Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD X Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD XI Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MI Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI II Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI III Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI IV Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI V Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI VI Limited Partnership	Toll Northeast LP Company, Inc.
Toll MN, L.P.	Toll Northeast LP Company, Inc.
Toll MN II, L.P.	Toll Northeast LP Company, Inc.
Toll Naval Associates	Toll Bros. Inc.
Toll NC, L.P.	Toll Southeast LP Company, Inc.
Toll NC II LP	Toll Southeast LP Company, Inc.
Toll NC III LP	Toll Southeast LP Company, Inc.
Toll NV Limited Partnership	Toll NV GP I LLC
Toll NY LP	Toll Northeast LP Company, Inc.
Toll NY III L.P.	Toll Northeast LP Company, Inc.
Toll NY IV L.P.	Toll Northeast LP Company, Inc.
Toll NY V L.P.	Toll Northeast LP Company, Inc.
Toll Orlando Limited Partnership	Toll Southeast LP Company, Inc.
Toll PA, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA II, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA III, L.P.	Toll Mid-Atlantic LP Company, Inc.

Toll PA IV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA V, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA VI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA VIII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA IX, L.P.	Toll Mid-Atlantic LP Company, Inc,
Toll PA X, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XIII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XIV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVIII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XIX, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA Development LP	Toll Mid-Atlantic LP Company, Inc.
Toll PA Management LP	Toll Mid-Atlantic LP Company, Inc.
Toll Realty Holdings LP	Toll Realty Holdings Corp. I
Toll RI, L.P.	Toll Northeast LP Company, Inc.
Toll RI II, L.P.	Toll Northeast LP Company, Inc.
Toll SC, L.P.	Toll Southeast LP Company, Inc.
Toll SC II, L.P.	Toll Southeast LP Company, Inc.
Toll SC III, L.P.	Toll Southeast LP Company, Inc.
Toll SC IV, L.P.	Toll Southeast LP Company, Inc.
Toll Stonebrae LP	Toll West Coast LLC
Toll VA, L.P.	Toll VA GP Corp.
Toll VA II, L.P.	Toll VA GP Corp.
Toll VA III, L.P.	Toll VA III, L.L.C.
Toll VA IV, L.P.	Toll VA GP Corp.
Toll VA V, L.P.	Toll VA GP Corp.
Toll VA VI, L.P.	Toll VA GP Corp.
Toll VA VII, L.P.	Toll VA GP Corp.
Toll VA VIII, L.P.	Toll VA GP Corp.
Toll WV LP	Toll WV GP Corp.
Toll YL II, L.P.	Toll West Coast LLC
Toll-Dublin, L.P.	Toll West Coast LLC

LIMITED LIABILITY COMPANIES

89 Park Avenue LLC

Arbor Hills Development LLC

Arbors Porter Ranch, LLC

Belmont Country Club I LLC

Belmont Country Club II LLC

Block 268 LLC

Brier Creek Country Club I LLC

Brier Creek Country Club II LLC

Byers Commercial LLC

Component Systems I LLC

Component Systems II LLC

Dominion Valley Country Club I LLC

Dominion Valley Country Club II LLC

Frenchman’s Reserve Realty LLC

Goshen Road Land Company LLC

Hatboro Road Associates LLC

Hoboken Land I LLC

Jacksonville TBI Realty LLC

Liseter Land Company LLC

Liseter, LLC

LL Parcel E, LLC

Long Meadows TBI, LLC

Martinsburg Ventures, L.L.C.

Mizner Realty L.L.C.

Naples TBI Realty LLC

Orlando TBI Realty LLC

Placentia Development Company, LLC

Plum Canyon Master LLC

PRD Investors, LLC

Rancho Costera LLC

Regency at Dominion Valley LLC

The Regency Golf Club I LLC

The Regency Golf Club II LLC

Shapell Hold Properties No. 1, LLC

Shapell Land Company, LLC

South Riding Realty LLC

SR Amberlea LLC

SRLP II LLC

Tampa TBI Realty LLC

TB Kent Partners LLC

Toll Austin TX LLC

Toll Austin TX II LLC

Toll Austin TX III LLC

Toll BBC LLC

Toll BBC II LLC

Toll CA I LLC

Toll CA III LLC

Toll CA Note II LLC

Toll Cedar Hunt LLC

Toll CO I LLC

Toll Corners LLC

Toll Dallas TX LLC

Toll-Dublin, LLC

Toll Equipment, L.L.C.

Toll FL I, LLC

Toll FL IV LLC

Toll FL V LLC

Toll Glastonbury LLC

Toll Henderson LLC

Toll Houston Land LLC

Toll Houston TX LLC

Toll Jupiter LLC

Toll ID I LLC

Toll IN LLC

Toll Land VII LLC

Toll Lexington LLC

Toll MA I LLC

Toll MA II LLC

Toll MA III LLC

Toll MA IV LLC

Toll MA Development LLC

Toll MA Holdings LLC

Toll MA Land II GP LLC

Toll MA Management LLC

Toll MD I, L.L.C.

Toll MD II LLC

Toll MD III LLC

Toll MD IV LLC

Toll Mid-Atlantic II LLC

Toll Midwest LLC

Toll NC I LLC

Toll NC IV LLC

Toll NC Note LLC

Toll NC Note II LLC

Toll Northeast II LLC

Toll Northeast VIII LLC

Toll North LV LLC

Toll North Reno LLC

Toll NV GP I LLC

Toll NV Holdings LLC

Toll NY II LLC

Toll PA Twin Lakes LLC

Toll Prasada LLC

Toll San Antonio TX LLC

Toll Southeast II LLC

Toll South LV LLC

Toll South Reno LLC

Toll Southwest LLC

Toll Southwest II LLC

Toll Sparks LLC

Toll Stratford LLC

Toll SW Holding LLC

Toll TX Note LLC

Toll VA L.L.C.

Toll VA III L.L.C.

Toll Van Wyck, LLC

Toll Vanderbilt II LLC

Toll West Coast LLC

Toll West Coast II LLC

Upper K Investors, LLC

Upper-K Shapell, LLC

Vanderbilt Capital LLC

Virginia Construction Co. I, LLC

Virginia Construction Co. II, LLC

LIMITED LIABILITY COMPANY	SOLE MEMBER

First Brandywine LLC I	First Brandywine Investment Corp. II
First Brandywine LLC II	First Brandywine Investment Corp. II

EXHIBIT C

PARTNERSHIPS

PARTNERSHIP	GENERAL PARTNER

Estates at Princeton Junction, L.P.	Toll NJ I, L.L.C.
Hoboken Land LP	Toll NJ I, L.L.C.
Laurel Creek, L.P.	Toll NJ I, L.L.C.
Toll at Westlake, L.P.	Toll NJ I, L.L.C.
Toll Grove LP	Toll NJ I, L.L.C.
Toll Hudson LP	Toll NJ I, L.L.C.
Toll Land IV Limited Partnership	Toll NJ I, L.L.C.
Toll Land XI Limited Partnership	Toll NJ I, L.L.C.
Toll Land XVI Limited Partnership	Toll NJ I, L.L.C.
Toll Land XXV Limited Partnership	Toll NJ I, L.L.C.
Toll NJ, L.P.	Toll NJ I, L.L.C.
Toll NJ II, L.P.	Toll NJ I, L.L.C.
Toll NJ III, L.P.	Toll NJ I, L.L.C.
Toll NJ IV, L.P.	Toll NJ I, L.L.C.
Toll NJ V, L.P.	Toll NJ I, L.L.C.
Toll NJ VI, L.P.	Toll NJ I, L.L.C.
Toll NJ VII, L.P.	Toll NJ I, L.L.C.
Toll NJ VIII, L.P.	Toll NJ I, L.L.C.
Toll NJ XI, L.P.	Toll NJ I, L.L.C.
Toll NJ XII LP	Toll NJ I, L.L.C.

LIMITED LIABILITY COMPANIES

126-142 Morgan Street Urban Renewal LLC

134 Bay Street LLC

700 Grove Street Urban Renewal LLC

1400 Hudson LLC

1451 Hudson LLC

1450 Washington LLC

1500 Garden St. LLC

Block 255 LLC

CWG Construction Company LLC

Enclave at Long Valley I LLC

Enclave at Long Valley II LLC

Hoboken Cove LLC

Morgan Street JV LLC

PT Maxwell Holdings, LLC

PT Maxwell, L.L.C.

Regency at Denville LLC

Regency at Washington I LLC

Regency at Washington II LLC

Toll EB LLC

Toll Hoboken LLC

Toll Morgan Street LLC

Toll NJ I, L.L.C.

Toll NJ II, L.L.C.

Toll NJ III LLC

Toll NJ IV LLC

Toll Port Imperial LLC

Schedule 2

[Reserved]

Schedule 3

See attached

First Huntington Finance Corp.

Schedule 3 - Permitted Liens

Project	Lienholder	Obligor	Collateral	Balance	Maturity Date	Location
Wappinger	Legal 1031 Exchange Services, Inc	Toll Land V limited Partnership	Non-Recourse	1,000,000.00	2/27/2020	Wappinger, NY
Penn Land Farms	Bernard K Ciliberto & Cydney S Ciliberto	Toll PA LP	Non-Recourse	20,829.42	10/31/2018	Perkasie, PA
Laurel Ridge	Norman Hooker and Joyce Hooker	Toll MD VIII Limited Partnership	Non-Recourse	3,092,835.22	11/6/2019	Abingdon, MD
Bethel Sand	Gary Michael & Assoc., Trustee	Toll Ct II Limited Partnership	Non-Recourse	1,430,986.00	08/03/2019	Bethel, CT
Firerock	Retreat at Firerock, LLP	Toll Brothers AZ Construction Company	Non-Recourse	3,523,257.10	10/31/2022	Fountain Hills, AZ
Hacienda Lakes	Woods, Weidenmiller, Michetti & Rudnick, P.L.	Toll FL XIII Limited Partnership	Non-Recourse	9,586,952.00	08/18/2019	Naples, FLA
Ridings at North Branch	Adair LLC	Toll MD XI Limited Partnership	Non-Recourse	2,370,994.73	7/18/2019	Gambrills, MD
Gunner	Gunner Properties LTD	Toll PA XV LP	Non-Recourse	1,370,226.45	10/31/2019	Upper Uwchlan Twp
Jaindl	Jiandl Land Company	Toll PA XVIII LP	Non-Recourse	5,124,415.57	9/13/2019	South Whitehall Twp
Tannerwood	Segale Properties LLC	Toll Bros Inc	Non-Recourse	7,650,000.00	8/11/2018	North Bend, WA
Stonebrook	RRW Stonebrook, LLC	Toll NV, LP	Non-Recourse	3,012,513.11	10/31/2018	Sparks, NV
Rolling Oaks	200 Leucadendra, LLC	Toll Southeast LP Company	Non-Recourse	2,923,720.31	2/21/2020	Southwest Ranches, FLA
Whisper Ranch	KEMF Hawes and Riggs, LLC	Toll Brothers AZ LP	Non-Recourse	5,651,400.86	10/31/2023	Queen Creek, AZ
Edge on Hudson	Lighthouse Landing Communities LLC	Toll Northeast LP Company	Non-Recourse	5,257,348.97	8/31/2018	Sleepy Hollow, NY
Summerlin	the Howard Hughes Company, LLC	Toll South LV LLC	Non-Recourse	35,834,122.50	12/11/2018	Las Vegas, NV
Prasada 1	Suburban Land reserve, Inc	Toll Brothers AZ LP	Non-Recourse	19,500,000.00	5/1/2028	Surprise, AZ
Prasada 2	Suburban Land reserve, Inc	Toll Brothers AZ LP	Non-Recourse	38,481,328.00	5/1/2025	Surprise, AZ
Altura	City of Las Vegas Improvement District 808 & 810	Toll South LV LLC	Non-Recourse	675,764.39	04/01/2031	Las Vegas, NV
Coastal Oaks	Tolomato Community Development District	Toll Jacksonville Limited Partnership	Non-Recourse	6,798,896.00	5/1/2037	Ponte Vedre
Fairway Hills	Clark County Township	Toll South LV LLC	Non-Recourse	92,971.06	12/01/2020	Las Vegas, NV
Fortana	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	136,263.10	06/01/2035	Henderson, NV
Franklin Park @ Providence - Traditions	City of Las Vegas Improvement District 607	Toll North LV LLC	Non-Recourse	199,134.06	04/01/2024	Las Vegas, NV
Granite Heights	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	1,819,093.25	06/01/2035	Las Vegas, NV
Hacienda Lakes	Hacienda Lakes Community Development District	Toll Florida XIII Limited Partnership	Non-Recourse	7,576,294.02	05/01/2046	Naples, FL
Inspirada 5.2 Common	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	981,796.46	06/01/2035	Henderson, NV
Inspirada 7.3 Marin	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	586,917.68	06/01/2035	Henderson, NV
Inspirada 7.3 Vistimar	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	547,260.59	06/01/2035	Henderson, NV
Ironwood	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	1,072,911.09	06/01/2035	Las Vegas, NV
Los Altos	City of Las Vegas Improvement District 808 & 810	Toll South LV LLC	Non-Recourse	452,023.44	04/01/2031	Las Vegas, NV
Milano	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	54,505.24	06/01/2035	Henderson, NV
Parkland Golf & Country Club	North Springs Improvement District	Toll FL V LLC	Non-Recourse	518,757.99	05/01/2026	Parkland Golf and Country Club
Regency - Common	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	2,561,592.44	06/01/2035	Las Vegas, NV
Regency Palisades	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	694,131.68	06/01/2035	Las Vegas, NV
Regency Pinnacle	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	420,998.22	06/01/2035	Las Vegas, NV
Regency Summit	Clark County Improvement District 159	Toll South LV LLC	Non-Recourse	727,696.58	06/01/2035	Las Vegas, NV
Somersett Parcel 2C	City of Reno	Toll North Reno LLC	Non-Recourse	99,781.59	09/01/2022	Reno, NV
Somersett Parcel 6	City of Reno	Toll North Reno LLC	Non-Recourse	567,817.94	09/01/2022	Reno, NV
Veneto	City of Henderson Improvement District T-18	Toll Henderson LLC	Non-Recourse	68,131.55	06/01/2035	Henderson, NV
Shadow Point	City of Las Vegas Improvement District 812	Toll South LV LLC	Non-Recourse	1,797,025.26	10/1/2035	Las Vegas, NV
Settlement at 20 Mile	Tolomato Community Development District	Toll Southeast Limited Partnership	Non-Recourse	867,700.00	5/1/2039	Ponte Vedre, FL
Cutler	Shacklett Realty LP	Toll Pa XIV LP	Recourse	2,600,000.00	09/01/2019	Whitemarsh, PA
		Toll ID I LLC
Kuna Hill	Margaret Hill Family LP	Toll Bros Inc	Recourse	1,384,454.89	2/10/2020	Kuna, ID
Cartwright	Cartwright Ranch, LLC	Toll ID I LLC (Toll Bros Inc)	Recourse	2,807,715.25	9/15/2018	Boise, ID
Toll VA III Bonds		Toll VA III, LP		2,360,000.00	11/1/2023	Emporia, VA
Toll IN Bonds		Toll IN LLC		11,300,000.00	2/1/2046

Total				195,600,564.01

Schedule 3 - Permitted Liens

Schedule 4

None

Schedule 6

None

Schedule 7

See attached

SCHEDULE 7

Subsidiaries

as of

October 31, 2018

A. Corporations

1.	110-112 Third Ave. Realty Corp., a New York corporation.
2.	Dominion III Corp., a Delaware corporation.
3.	ESE Consultants, Inc., a Delaware corporation.
4.	ESE Consultants, Inc., a Texas corporation.
5.	ESE of North Carolina, PC, a North Carolina professional corporation.
6.	First Brandywine Investment Corp. II, a Delaware corporation.
7.	First Brandywine Investment Corp. IV, a Delaware corporation.
8.	First Huntingdon Finance Corp., a Delaware corporation.
9.	GCAM Holding Co., Inc., a Delaware corporation.
10.	Hampton Hall Club, Inc., a South Carolina non-profit corporation.
11.	Hampton Pointe Club, Inc., a South Carolina non-profit corporation.
12.	HQZ Acquisitions, Inc., a Michigan corporation.
13.	Jupiter Country Club, Inc., a Florida non-profit corporation.
14.	Philmont Insurance Company, a Vermont corporation.
15.	PRD Investors, Inc., a Delaware corporation.
16.	Shapell Homes, Inc., a Delaware corporation.
17.	Shapell Industries, Inc., a Delaware corporation.
18.	The Silverman Building Companies, Inc., a Michigan corporation.
19.	TBI Mortgage Company, a Delaware corporation.
20.	TBI Smart Home Solutions, Inc., a New Jersey corporation.
21.	TB Proprietary Corp., a Delaware corporation.
22.	TIS Logistics, Inc., a Pennsylvania corporation.
23.	Toll Apartments LP Company, Inc., a Delaware corporation.
24.	Toll Architecture, Inc., a Delaware corporation.
25.	Toll Architecture I, P.A., a Delaware professional corporation.
26.	Toll Bros. of Arizona, Inc., an Arizona corporation.
27.	Toll Bros. of North Carolina, Inc., a North Carolina corporation.
28.	Toll Bros. of North Carolina II, Inc., a North Carolina corporation.
29.	Toll Bros., Inc., a Pennsylvania corporation.
30.	Toll Bros., Inc., a Texas corporation.
31.	Toll Brothers AZ Construction Company, an Arizona corporation.
32.	Toll Brothers Canada USA, Inc., a Delaware corporation.
33.	Toll Brothers Finance Corp., a Delaware corporation.
34.	Toll Brothers International Holdings, Inc., a Delaware corporation.
35.	Toll Brothers Real Estate, Inc., a Pennsylvania corporation.
36.	Toll CA Holdings, Inc., a Delaware corporation.
37.	Toll Centennial Corp., a Delaware corporation.
38.	Toll Corp., a Delaware corporation.
39.	Toll DC GP Corp., a District of Columbia corporation.

40.	Toll Diamond Corp., a Delaware corporation.
41.	Toll Golden Corp., a Delaware corporation.
42.	Toll Holdings, Inc., a Delaware corporation.
43.	Toll Land Corp. No. 6, a Pennsylvania corporation.
44.	Toll Land Corp. No. 50, a Delaware corporation.
45.	Toll Mid-Atlantic V Corp., a Delaware corporation.
46.	Toll Mid-Atlantic LP Company, Inc., a Delaware corporation.
47.	Toll MI VII Corp., a Michigan corporation.
48.	Toll NJX-I Corp., a Delaware corporation.
49.	Toll Northeast V Corp., a Delaware corporation.
50.	Toll Northeast LP Company, Inc., a Delaware corporation.
51.	Toll Northeast Services, Inc., a Delaware corporation.
52.	Toll NV GP Corp., a Nevada corporation.
53.	Toll Realty Holdings Corp. I, a Delaware corporation.
54.	Toll Realty Holdings Corp. II, a Delaware corporation.
55.	Toll Southeast LP Company, Inc., a Delaware corporation.
56.	Toll SW Holding I Corp., a Nevada corporation.
57.	Toll VA GP Corp., a Delaware corporation.
58.	Toll VA Member Two, Inc., a Delaware corporation.
59.	Toll WV GP Corp., a West Virginia corporation.
60.	Upper K Investors, Inc., a Delaware corporation.
61.	Valeria Sewerage Works Corporation, a New York corporation.
62.	Westminster Abstract Company, a Pennsylvania corporation.
63.	Westminster Insurance Agency, Inc., a Pennsylvania corporation.
64.	Westminster Security Company, a New Jersey corporation.
65.	Westminster Title Company, Inc., a California corporation.

B. Partnerships

1.	Ashford Land Company, L.P., a Delaware limited partnership.
2.	Audubon Ridge, L.P., a Pennsylvania limited partnership.
3.	Belmont Land, L.P., a Virginia limited partnership.
4.	Binks Estates Limited Partnership, a Florida limited partnership.
5.	The Bird Estate Limited Partnership, a Massachusetts limited partnership.
6.	Broad Run Associates, L.P., a Pennsylvania limited partnership.
7.	Broad Washington, L.P., a Delaware limited partnership.
8.	Byers Commercial LP, a Pennsylvania limited partnership.
9.	CC Estates Limited Partnership, a Massachusetts limited partnership.
10.	Cold Spring Hunt, L.P., a Pennsylvania limited partnership.
11.	Coleman-Toll Limited Partnership, a Nevada limited partnership.
12.	Dominion Country Club, L.P., a Virginia limited partnership.
13.	Estates at Princeton Junction, L.P., a New Jersey limited partnership.
14.	Fairfax Investment, L.P., a Virginia limited partnership.
15.	First Brandywine Partners, L.P., a Delaware partnership.
16.	Gibraltar Road LP, a Pennsylvania limited partnership.
17.	Greens at Waynesborough, L.P., a Pennsylvania limited partnership.

18.	Hoboken Land LP, a New Jersey limited partnership.
19.	Hockessin Chase, L.P., a Delaware limited partnership.
20.	Laurel Creek, L.P., a New Jersey limited partnership.
21.	Loudoun Valley Associates, L.P., a Virginia limited partnership.
22.	NC Country Club Estates Limited Partnership, a North Carolina limited partnership.
23.	Plymouth Apartments Management LP, a Pennsylvania limited partnership.
24.	Reston Note Co. LP, a Virginia limited partnership.
25.	Silverman-Toll Limited Partnership, a Michigan limited partnership
26.	Sorrento at Dublin Ranch I LP, a California limited partnership.
27.	Sorrento at Dublin Ranch III LP, a California limited partnership.
28.	South Riding Amberlea LP, a Virginia limited partnership.
29.	South Riding, L.P., a Virginia limited partnership.
30.	South Riding Partners Amberlea LP, a Virginia limited partnership.
31.	South Riding Partners, L.P., a Virginia limited partnership.
32.	Southport Landing Limited Partnership, a Connecticut limited partnership.
33.	Springton Pointe, L.P., a Pennsylvania limited partnership.
34.	Stone Mill Estates, L.P. a Pennsylvania limited partnership.
35.	Swedesford Chase, L.P., a Pennsylvania limited partnership.
36.	TBI/Palm Beach Limited Partnership, a Florida limited partnership.
37.	Toll Apartments, LP, a Delaware limited partnership.
38.	Toll at Brier Creek Limited Partnership, a North Carolina limited partnership.
39.	Toll at Westlake, L.P., a New Jersey limited partnership.
40.	Toll at Whippoorwill, L.P., a New York limited partnership.
41.	Toll Brooklyn L.P., a New York limited partnership.
42.	Toll Brooklyn Pier GP L.P., a New York limited partnership.
43.	Toll Brooklyn Pier L.P., a New York limited partnership.
44.	Toll Brothers AZ Limited Partnership, an Arizona limited partnership.
45.	Toll CA, L.P., a California limited partnership.
46.	Toll CA II, L.P., a California limited partnership.
47.	Toll CA III, L.P., a California limited partnership.
48.	Toll CA IV, L.P., a California limited partnership.
49.	Toll CA V, L.P., a California limited partnership.
50.	Toll CA VI, L.P., a California limited partnership.
51.	Toll CA VII, L.P., a California limited partnership.
52.	Toll CA VIII, L.P., a California limited partnership.
53.	Toll CA IX, L.P., a California limited partnership.
54.	Toll CA X, L.P., a California limited partnership.
55.	Toll CA XI, L.P., a California limited partnership.
56.	Toll CA XII, L.P., a California limited partnership.
57.	Toll CA XIX, L.P., a California limited partnership.
58.	Toll CA XX, L.P., a California limited partnership.
59.	Toll CO, L.P., a Colorado limited partnership.
60.	Toll CO II, L.P., a Colorado limited partnership.
61.	Toll CO III, L.P., a Colorado limited partnership.
62.	Toll CP Limited Partnership, a Maryland limited partnership.
63.	Toll CT Limited Partnership, a Connecticut limited partnership.

64.	Toll CT II Limited Partnership, a Connecticut limited partnership.
65.	Toll CT III Limited Partnership, a Connecticut limited partnership.
66.	Toll CT IV Limited Partnership, a Connecticut limited partnership.
67.	Toll DE LP, a Delaware limited partnership.
68.	Toll DE II LP, a Delaware limited partnership.
69.	Toll District 7 LP, a California limited partnership.
70.	Toll Dolington LP, a Pennsylvania limited partnership.
71.	Toll Estero Limited Partnership, a Florida limited partnership.
72.	Toll FL Limited Partnership, a Florida limited partnership.
73.	Toll FL II Limited Partnership, a Florida limited partnership.
74.	Toll FL III Limited Partnership, a Florida limited partnership.
75.	Toll FL IV Limited Partnership, a Florida limited partnership.
76.	Toll FL V Limited Partnership, a Florida limited partnership.
77.	Toll FL VI Limited Partnership, a Florida limited partnership.
78.	Toll FL VII Limited Partnership, a Florida limited partnership.
79.	Toll FL VIII Limited Partnership, a Florida limited partnership.
80.	Toll FL X Limited Partnership, a Florida limited partnership.
81.	Toll FL XI Limited Partnership, a Florida limited partnership.
82.	Toll FL XII Limited Partnership, a Florida limited partnership.
83.	Toll FL XIII Limited Partnership, a Florida limited partnership.
84.	Toll French Creek LP, a Pennsylvania limited partnership.
85.	Toll Ft. Myers Limited Partnership, a Florida limited partnership.
86.	Toll GA LP, a Georgia limited partnership.
87.	Toll Gibraltar LP, a Pennsylvania limited partnership.
88.	Toll Grove LP, a New Jersey limited partnership.
89.	Toll Hudson LP, a New Jersey limited partnership.
90.	Toll IL HWCC, L.P., an Illinois limited partnership.
91.	Toll IL, L.P., an Illinois limited partnership.
92.	Toll IL II, L.P., an Illinois limited partnership.
93.	Toll IL III, L.P., an Illinois limited partnership.
94.	Toll IL IV, L.P., an Illinois limited partnership.
95.	Toll IL WSB, L.P., an Illinois limited partnership.
96.	Toll Jacksonville Limited Partnership, a Florida limited partnership.
97.	Toll Land IV Limited Partnership, a New Jersey limited partnership.
98.	Toll Land V Limited Partnership, a New York limited partnership.
99.	Toll Land VI Limited Partnership, a New York limited partnership.
100.	Toll Land IX Limited Partnership, a Virginia limited partnership.
101.	Toll Land X Limited Partnership, a Virginia limited partnership.
102.	Toll Land XI Limited Partnership, a New Jersey limited partnership.
103.	Toll Land XV Limited Partnership, a Virginia limited partnership.
104.	Toll Land XVI Limited Partnership, a New Jersey limited partnership.
105.	Toll Land XVIII Limited Partnership, a Connecticut limited partnership.
106.	Toll Land XIX Limited Partnership, a California limited partnership.
107.	Toll Land XX Limited Partnership, a California limited partnership.
108.	Toll Land XXI Limited Partnership, a Virginia limited partnership.
109.	Toll Land XXII Limited Partnership, a California limited partnership.

110.	Toll Land XXIII Limited Partnership, a California limited partnership.
111.	Toll Land XXV Limited Partnership, a New Jersey limited partnership.
112.	Toll MA Land Limited Partnership, a Massachusetts limited partnership.
113.	Toll MA Land III Limited Partnership, a Massachusetts limited partnership.
114.	Toll MD AF Limited Partnership, a Maryland limited partnership.
115.	Toll MD Limited Partnership, a Maryland limited partnership.
116.	Toll MD II Limited Partnership, a Maryland limited partnership.
117.	Toll MD III Limited Partnership, a Maryland limited partnership.
118.	Toll MD IV Limited Partnership, a Maryland limited partnership.
119.	Toll MD V Limited Partnership, a Maryland limited partnership.
120.	Toll MD VI Limited Partnership, a Maryland limited partnership.
121.	Toll MD VII Limited Partnership, a Maryland limited partnership.
122.	Toll MD VIII Limited Partnership, a Maryland limited partnership.
123.	Toll MD IX Limited Partnership, a Maryland limited partnership.
124.	Toll MD X Limited Partnership, a Maryland limited partnership.
125.	Toll MD XI Limited Partnership, a Maryland limited partnership.
126.	Toll MI Limited Partnership, a Michigan limited partnership.
127.	Toll MI II Limited Partnership, a Michigan limited partnership.
128.	Toll MI III Limited Partnership, a Michigan limited partnership.
129.	Toll MI IV Limited Partnership, a Michigan limited partnership.
130.	Toll MI V Limited Partnership, a Michigan limited partnership.
131.	Toll MI VI Limited Partnership, a Michigan limited partnership.
132.	Toll MN, L.P., a Minnesota limited partnership.
133.	Toll MN II, L.P., a Minnesota limited partnership.
134.	Toll Naval Associates, a Pennsylvania general partnership.
135.	Toll NC, L.P., a North Carolina limited partnership.
136.	Toll NC II LP, a North Carolina limited partnership.
137.	Toll NC III LP, a North Carolina limited partnership.
138.	Toll NJ, L.P., a New Jersey limited partnership.
139.	Toll NJ II, L.P., a New Jersey limited partnership.
140.	Toll NJ III, L.P., a New Jersey limited partnership.
141.	Toll NJ IV, L.P., a New Jersey limited partnership.
142.	Toll NJ VI, L.P., a New Jersey limited partnership.
143.	Toll NJ VII, L.P., a New Jersey limited partnership.
144.	Toll NJ VIII, L.P., a New Jersey limited partnership.
145.	Toll NJ IX, L.P., a New Jersey limited partnership.
146.	Toll NJ XI, L.P., a New Jersey limited partnership.
147.	Toll NJ XII LP, a New Jersey limited partnership.
148.	Toll Northville Limited Partnership, a Michigan limited partnership.
149.	Toll NV Limited Partnership, a Nevada limited partnership.
150.	Toll NY L.P., a New York limited partnership.
151.	Toll NY III L.P., a New York limited partnership.
152.	Toll NY IV L.P., a New York limited partnership.
153.	Toll NY V L.P., a New York limited partnership.
154.	Toll Orlando Limited Partnership, a Florida limited partnership.
155.	Toll PA, L.P., a Pennsylvania limited partnership.

156.	Toll PA II, L.P., a Pennsylvania limited partnership.
157.	Toll PA III, L.P., a Pennsylvania limited partnership.
158.	Toll PA IV, L.P., a Pennsylvania limited partnership.
159.	Toll PA V, L.P., a Pennsylvania limited partnership.
160.	Toll PA VI, L.P., a Pennsylvania limited partnership.
161.	Toll PA VIII, L.P., a Pennsylvania limited partnership.
162.	Toll PA IX, L.P., a Pennsylvania limited partnership.
163.	Toll PA X, L.P., a Pennsylvania limited partnership.
164.	Toll PA XI, L.P., a Pennsylvania limited partnership.
165.	Toll PA XII, L.P., a Pennsylvania limited partnership.
166.	Toll PA XIII, L.P., a Pennsylvania limited partnership.
167.	Toll PA XIV, L.P., a Pennsylvania limited partnership.
168.	Toll PA XV, L.P., a Pennsylvania limited partnership.
169.	Toll PA XVI, L.P., a Pennsylvania limited partnership.
170.	Toll PA XVII, L.P., a Pennsylvania limited partnership.
171.	Toll PA XVIII, L.P., a Pennsylvania limited partnership.
172.	Toll PA XIX, L.P., a Pennsylvania limited partnership.
173.	Toll PA Development LP, a Pennsylvania limited partnership.
174.	Toll PA Management LP, a Pennsylvania limited partnership.
175.	Toll Plaza, LP, a Pennsylvania limited partnership.
176.	Toll Realty Holdings LP, a Delaware limited partnership.
177.	Toll RI, L.P., a Rhode Island limited partnership.
178.	Toll RI II, L.P., a Rhode Island limited partnership.
179.	Toll SC, L.P., a South Carolina limited partnership.
180.	Toll SC II, L.P., a South Carolina limited partnership.
181.	Toll SC III, L.P., a South Carolina limited partnership.
182.	Toll SC IV, L.P., a South Carolina limited partnership.
183.	Toll Stonebrae LP, a California limited partnership.
184.	Toll VA, L.P., a Virginia limited partnership.
185.	Toll VA II, L.P., a Virginia limited partnership.
186.	Toll VA III, L.P., a Virginia limited partnership.
187.	Toll VA IV, L.P., a Virginia limited partnership.
188.	Toll VA V, L.P., a Virginia limited partnership.
189.	Toll VA VI, L.P., a Virginia limited partnership.
190.	Toll VA VII, L.P., a Virginia limited partnership.
191.	Toll VA VIII, L.P., a Virginia limited partnership.
192.	Toll WA LP, a Washington limited partnership.
193.	Toll WV, L.P., a West Virginia limited partnership.
194.	Toll YL II, L.P., a California limited partnership.
195.	Toll Washington Square LP, a Delaware limited partnership.
196.	Toll-Dublin, L.P., a California limited partnership.

C. Joint Venture Limited Partnership

1.	Dolington Land LP, a Pennsylvania limited partnership.

D. Joint Venture (Wholly-Owned)

1.	Porter Ranch Development Co., a California joint venture.

E. Limited Liability Companies

1.	31 E. Thomas Road LLC, an Arizona limited liability company.
2.	55 West 17th Street Partners LLC, a New York limited liability company.
3.	89 Park Avenue LLC, a New York limited liability company.
4.	100 Barrow Street LLC, a New York limited liability company.
5.	100 Barrow Street Member LLC, a New York limited liability company.
6.	122-130 East 23rd Street Owner LLC, a New York limited liability company.
7.	122-130 East 23 Street Owner Member LLC, a New York limited liability company.
8.	126-142 Morgan Street Urban Renewal LLC, a New Jersey limited liability company.
9.	134 Bay Street LLC, a Delaware limited liability company.
10.	353-357 Broadway Owner LLC, a New York limited liability company.
11.	353-357 Broadway Owner Member LLC, a New York limited liability company.
12.	700 Grove Street Urban Renewal, LLC, a New Jersey limited liability company.
13.	1400 Hudson LLC, a New Jersey limited liability company.
14.	1450 Washington LLC, a New Jersey limited liability company.
15.	1451 Hudson LLC, a New Jersey limited liability company.
16.	1500 Garden St. LLC, a New Jersey limited liability company.
17.	Approvals Management LLC, a Delaware limited liability company.
18.	Approvals Management Member LLC, a Delaware limited liability company.
19.	Arbor Hills Development LLC, a Michigan limited liability company.
20.	Arbor’s Porter Ranch, LLC, a California limited liability company.
21.	Belmont Country Club I LLC, a Virginia limited liability company.
22.	Belmont Country Club II LLC, a Virginia limited liability company.
23.	Block 255 LLC, a New Jersey limited liability company.
24.	Block 268 LLC, a New Jersey limited liability company.
25.	Brier Creek Country Club I LLC, a North Carolina limited liability company.
26.	Brier Creek Country Club II LLC, a North Carolina limited liability company.
27.	Broad Washington GP, LLC, a Delaware limited liability company.
28.	Byers Commercial LLC, a Pennsylvania limited liability company.
29.	Corporate Drive Apartments LLC, a New York limited liability company.
30.	CWG Construction Company LLC, a New Jersey limited liability company.
31.	CWG Management LLC, a New Jersey limited liability company.
32.	Dominion Valley Country Club I LLC, a Virginia limited liability company.
33.	Dominion Valley Country Club II LLC, a Virginia limited liability company.
34.	East Windsor Investments I LLC, a New Jersey limited liability company.
35.	East Windsor Investments II LLC, a New Jersey limited liability company.
36.	Enclave at Long Valley I LLC, a New Jersey limited liability company.
37.	Enclave at Long Valley II LLC, a New Jersey limited liability company.
38.	First Brandywine LLC I, a Delaware limited liability company.
39.	First Brandywine LLC II, a Delaware limited liability company.
40.	First Avenue Sutton Member LLC, a Delaware limited liability company.

41.	French Creek Acquisition GP, LLC a Delaware limited liability company.
42.	Frenchman’s Reserve Realty, LLC, a Florida limited liability company.
43.	GB LB-ESSEX1 LLC, a Delaware limited liability company.
44.	GCAM REO LLC, a Delaware limited liability company.
45.	Gibraltar AB Investments LLC, a Delaware limited liability company.
46.	Gibraltar Asset Management Services LLC, a Delaware limited liability company.
47.	Gibraltar BBI Investments LLC, a Delaware limited liability company.
48.	Gibraltar BMI LLC, a Delaware limited liability company.
49.	Gibraltar Capital and Asset Management LLC, a Delaware limited liability company.
50.	Gibraltar Real Estate Capital LLC, a Delaware limited liability company.
51.	Golden Triangle Financial LLC, a Delaware limited liability company.
52.	Goshen Road Land Company LLC, a Pennsylvania limited liability company.
53.	Hampton Hall Investments LLC, a South Carolina limited liability company.
54.	Hasentree Country Club I LLC, a North Carolina limited liability company.
55.	Hasentree Country Club II LLC, a North Carolina limited liability company.
56.	Hatboro Road Associates LLC, a Pennsylvania limited liability company.
57.	HBNE Real Estate Investments I LLC, a Delaware limited liability company.
58.	HBNE Real Estate Investments II LLC, a Delaware limited liability company.
59.	HBSE Real Estate Investments I LLC, a Delaware limited liability company.
60.	HBSE Real Estate Investments II LLC, a Delaware limited liability company.
61.	HBWC Real Estate Investments I LLC, a Delaware limited liability company.
62.	HBWC Real Estate Investments II LLC, a Delaware limited liability company.
63.	Heritage Manor Development, LLC, a Massachusetts limited liability company.
64.	HM Investments LLC, a Virginia limited liability company.
65.	HM Investments II LLC, a Virginia limited liability company.
66.	Hoboken Cove LLC, a New Jersey limited liability company.
67.	Hoboken Land I LLC, a Delaware limited liability company.
68.	HW Investments I LLC, an Illinois limited liability company.
69.	HW Investments II LLC, an Illinois limited liability company.
70.	Idaho TradeUp LLC, an Idaho limited liability company.
71.	Jacksonville TBI Realty, LLC, a Florida limited liability company.
72.	Liseter Land Company LLC, a Pennsylvania limited liability company.
73.	Liseter, LLC, a Delaware limited liability company.
74.	LL Parcel E, LLC, a New York limited liability company.
75.	Long Meadows TBI, LLC, a Maryland limited liability company.
76.	Martinsburg Ventures, L.L.C., a Virginia limited liability company.
77.	Mizner Realty, L.L.C., a Florida limited liability company.
78.	Morgan Street JV LLC, a Delaware limited liability company.
79.	Naples TBI Realty, LLC, a Florida limited liability company.
80.	Northville Lake Village Apartments Limited Liability Company, a Michigan limited liability company.
81.	Orlando TBI Realty LLC, a Florida limited liability company.
82.	Placentia Development Company, LLC, a California limited liability company.
83.	Plum Canyon Master LLC, a Delaware limited liability company.
84.	PRD Investors, LLC, a Delaware limited liability company.
85.	PT Maxwell Holdings, LLC, a New Jersey limited liability company.

86.	P.T. Maxwell, L.L.C., a New Jersey limited liability company.
87.	Rancho Costera LLC, a Delaware limited liability company.
88.	Regency at Denville, LLC, a New Jersey limited liability company.
89.	Regency at Dominion Valley LLC, a Virginia limited liability company.
90.	Regency at Washington I LLC, a New Jersey limited liability company.
91.	Regency at Washington II LLC, a New Jersey limited liability company.
92.	The Regency Golf Club I LLC, a Virginia limited liability company.
93.	The Regency Golf Club II LLC, a Virginia limited liability company.
94.	Ridge at Alta Vista Investments I LLC, a Texas limited liability company.
95.	Ridge at Alta Vista Investments II LLC, a Texas limited liability company.
96.	Ridge Residential LLC, a Delaware limited liability company.
97.	Saugus Residential LLC, a Delaware limited liability company.
98.	Scituate Residential LLC, a Delaware limited liability company.
99.	Shapell Hold Properties No. 1, LLC, a Delaware limited liability company.
100.	Shapell Land Company, LLC, a Delaware limited liability company.
101.	Snowmass Club I LLC, a Colorado limited liability company.
102.	Snowmass Club II LLC, a Colorado limited liability company.
103.	South Riding Realty LLC, a Virginia limited liability company.
104.	SR Amberlea LLC, a Virginia limited liability company.
105.	SRLP II LLC, a Virginia limited liability company.
106.	State College Apartments LLC, a Delaware limited liability company.
107.	STBI-Warrenton, LLC, a Delaware limited liability company.
108.	Tampa TBI Realty LLC, a Florida limited liability company.
109.	TB Frisco Square LLC, a Delaware limited liability company.
110.	TB Howell Mill LLC, a Delaware limited liability company.
111.	TB Kent Partners LLC, a Delaware limited liability company.
112.	TB Orange Apartments I LLC, a Delaware limited liability company.
113.	TB Plano 1 LLC, a Delaware limited liability company.
114.	TB Point Two Welborn LLC, a Delaware limited liability company.
115.	TB Port Liberte LLC, a Delaware limited liability company.
116.	TB Public Ledger LLC, a Delaware limited liability company.
117.	TB Van Buren LLC, a Delaware limited liability company.
118.	TB Warm Springs LLC, a Delaware limited liability company.
119.	TB West Commerce LLC, a Delaware limited liability company.
120.	TL Oil & Gas LLC, a Texas limited liability company.
121.	Toll Apartments Construction Management LLC, a Delaware limited liability company.
122.	Toll Apartments Development LLC, a Delaware limited liability company.
123.	Toll Apartments GP, LLC, a Delaware limited liability company.
124.	Toll Apartments Management LLC, a Delaware limited liability company.
125.	Toll Austin TX LLC, a Texas limited liability company.
126.	Toll Austin TX II LLC, a Texas limited liability company.
127.	Toll Austin TX III LLC, a Texas limited liability company.
128.	Toll BBC LLC, a Texas limited liability company.
129.	Toll BBC II LLC, a Texas limited liability company.
130.	Toll BCCC, LLC, an Illinois limited liability company.
131.	Toll Brothers Fort Monmouth LLC, a New Jersey limited liability company.

132.	Toll CA I LLC, a California limited liability company.
133.	Toll CA III LLC, a California limited liability company.
134.	Toll CA Note II LLC, a California limited liability company.
135.	Toll Cedar Hunt LLC, a Virginia limited liability company.
136.	Toll CO I LLC, a Colorado limited liability company.
137.	Toll College Park LLC, a Maryland limited liability company.
138.	Toll Commerce LLC, a Delaware limited liability company.
139.	Toll Corners LLC, a Delaware limited liability company.
140.	Toll Dallas TX LLC, a Texas limited liability company.
141.	Toll Damonte LLC, a Nevada limited liability company.
142.	Toll DC IV LLC, a District of Columbia limited liability company.
143.	Toll DC Development LLC, a Delaware limited liability company.
144.	Toll DC Holdings LLC, a Delaware limited liability company.
145.	Toll DC Management LLC, a Delaware limited liability company.
146.	Toll-Dublin, LLC, a California limited liability company.
147.	Toll East 23rd Street LLC, a Delaware limited liability company.
148.	Toll E. 33rd Street LLC, a Delaware limited liability company.
149.	Toll EB, LLC, a Delaware limited liability company.
150.	Toll Equipment, L.L.C., a Delaware limited liability company.
151.	Toll First Avenue LLC, a New York limited liability company.
152.	Toll FL I, LLC, a Florida limited liability company.
153.	Toll FL II LLC, a Florida limited liability company.
154.	Toll FL III LLC, a Florida limited liability company.
155.	Toll FL IV LLC, a Florida limited liability company.
156.	Toll FL V LLC, a Florida limited liability company.
157.	Toll Franklin LLC, a New York limited liability company.
158.	Toll GC LLC, a New York limited liability company.
159.	Toll GC II LLC, a New York limited liability company.
160.	Toll Gibraltar I LLC, a Pennsylvania limited liability company.
161.	Toll Gibraltar II LLC, a Pennsylvania limited liability company.
162.	Toll Glastonbury LLC, a Connecticut limited liability company.
163.	Toll Henderson LLC, a Nevada limited liability company.
164.	Toll Henderson II LLC, a Nevada limited liability company.
165.	Toll Hoboken LLC, a Delaware limited liability company.
166.	Toll Holmdel Urban Renewal LLC, a New Jersey limited liability company.
167.	Toll Houston Land LLC, a Texas limited liability company.
168.	Toll Houston TX LLC, a Texas limited liability company.
169.	Toll Huntington LLC, a Delaware limited liability company.
170.	Toll ID I LLC, an Idaho limited liability company.
171.	Toll IN LLC, an Indiana limited liability company.
172.	Toll Inspirada LLC, a Nevada limited liability company.
173.	Toll Jupiter LLC, a Florida limited liability company.
174.	Toll Land VII LLC, a New York limited liability company.
175.	Toll Landscape, L.L.C., a Delaware limited liability company.
176.	Toll Landscape II, L.L.C., a Delaware limited liability company.
177.	Toll Lexington LLC, a New York limited liability company.

178.	Toll Lexington GC LLC, a New York limited liability company.
179.	Toll MA I LLC, a Massachusetts limited liability company.
180.	Toll MA II LLC, a Massachusetts limited liability company.
181.	Toll MA III LLC, a Massachusetts limited liability company.
182.	Toll MA IV LLC, a Massachusetts limited liability company.
183.	Toll MA Development LLC, a Massachusetts limited liability company.
184.	Toll MA Holdings LLC, a Delaware limited liability company.
185.	Toll MA Land II GP LLC, a Delaware limited liability company.
186.	Toll MA Management LLC, a Massachusetts limited liability company.
187.	Toll Maxwell LLC, a New Jersey limited liability company.
188.	Toll MD I, L.L.C., a Maryland limited liability company.
189.	Toll MD II LLC, a Maryland limited liability company.
190.	Toll MD III LLC, a Maryland limited liability company.
191.	Toll MD IV LLC, a Maryland limited liability company.
192.	Toll MD Realty LLC, a Maryland limited liability company.
193.	Toll Mid-Atlantic II LLC, a Delaware limited liability company.
194.	Toll Midwest LLC, a Delaware limited liability company.
195.	Toll Morgan Street LLC, a Delaware limited liability company.
196.	Toll NC I LLC, a North Carolina limited liability company.
197.	Toll NC IV LLC, a North Carolina limited liability company.
198.	Toll NC Note LLC, a North Carolina limited liability company.
199.	Toll NC Note II LLC, a North Carolina limited liability company.
200.	Toll Needham LLC, a Delaware limited liability company.
201.	Toll NJ I, L.L.C., a New Jersey limited liability company.
202.	Toll NJ II, L.L.C., a New Jersey limited liability company.
203.	Toll NJ III, LLC, a New Jersey limited liability company.
204.	Toll NJ IV LLC, a New Jersey limited liability company.
205.	Toll NJ Apartments Management LLC, a New Jersey limited liability company.
206.	Toll Northeast II LLC, a Delaware limited liability company.
207.	Toll Northeast VIII LLC, a Delaware limited liability company.
208.	Toll North LV LLC, a Nevada limited liability company.
209.	Toll North Reno LLC, a Nevada limited liability company.
210.	Toll NV GP I LLC, a Nevada limited liability company.
211.	Toll NV Holdings LLC, a Nevada limited liability company.
212.	Toll NY II LLC, a New York limited liability company.
213.	Toll Oak Creek Golf LLC, a Maryland limited liability company.
214.	Toll Park Avenue South LLC, a Delaware limited liability company.
215.	Toll Parkland GSC LLC, a Florida limited liability company.
216.	Toll Parkland LLC, a Florida limited liability company.
217.	Toll PA Twin Lakes LLC, a Pennsylvania limited liability company.
218.	Toll Plaza, LLC, a Pennsylvania limited liability company.
219.	Toll Plymouth LLC, a Pennsylvania limited liability company.
220.	Toll Port Imperial LLC, a New Jersey limited liability company.
221.	Toll Prasada LLC, an Arizona limited liability company.
222.	Toll Provost Square I LLC, a Delaware limited liability company.
223.	Toll San Antonio TX LLC, a Texas limited liability company.

224.	Toll Sienna Member LLC, a Texas limited liability company.
225.	Toll Southeast II LLC, a Delaware limited liability company.
226.	Toll South LV LLC, a Nevada limited liability company.
227.	Toll South Reno LLC, a Nevada limited liability company.
228.	Toll Southwest LLC, a Nevada limited liability company.
229.	Toll Southwest II LLC, a Delaware limited liability company.
230.	Toll Sparks LLC, a Nevada limited liability company.
231.	Toll Stratford LLC, a Virginia limited liability company.
232.	Toll Sutton Member Holdings LLC, a New York limited liability company.
233.	Toll SW Holding LLC, a Nevada limited liability company.
234.	Toll Technology Investments, L.L.C., a Delaware limited liability company.
235.	Toll TX Note LLC, a Texas limited liability company.
236.	Toll VA L.L.C., a Delaware limited liability company.
237.	Toll VA III L.L.C., a Virginia limited liability company.
238.	Toll Van Wyck, LLC, a New York limited liability company.
239.	Toll Vanderbilt II LLC, a Rhode Island limited liability company.
240.	Toll Washington Square GP LLC, a Delaware limited liability company.
241.	Toll WBLH Member LLC, a Maryland limited liability company.
242.	Toll West Coast LLC, a Delaware limited liability company.
243.	Toll West Coast II LLC, a Delaware limited liability company.
244.	Upper K Investors, LLC, a Delaware limited liability company.
245.	Upper-K Shapell, LLC, a Delaware limited liability company.
246.	Vanderbilt Capital LLC, a Rhode Island limited liability company.
247.	Van Wyck Residential I LLC, a New York limited liability company.
248.	Van Wyck Residential II LLC, a New York limited liability company.
249.	Virginia Construction Co. I, LLC, a Virginia limited liability company.
250.	Virginia Construction Co. II, LLC, a Virginia limited liability company.
251.	West Chester Partners Apartments LLC, a Pennsylvania limited liability company.
252.	Westminster Title Agency, LLC, a Maryland limited liability company.

F. Joint Venture Limited Liability Companies

1.	120 Commerce Apartments LLC, a Delaware limited liability company.
2.	120 Commerce Holdings LLC, a Delaware limited liability company.
3.	TB-CCF Commerce LLC, a Delaware limited liability company.

Schedule 8

None

Schedule 9

None

Schedule 10

None